SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant x

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-b(i)(1) and 0-11

Notice of Annual Meeting & Proxy Statement 2025

AMERICAN ELECTRIC POWER®

Dear Shareholders,

This year's Annual Meeting will be held exclusively via live webcast on Tuesday, April 29, 2025, at 9:00 a.m. Eastern Time at meetnow.global/AEP2025. We believe this online format will expand our ability to connect with shareholders from all over the world while still providing you the same opportunities to vote and ask questions as an in-person meeting. An audio broadcast of the Annual Meeting also will be available toll-free at 855-761-5600, confirmation code 1125230. Details about how to participate in the live webcast of the Annual Meeting, as well as the items to be voted on, are described in the accompanying Notice of 2025 Annual Meeting of Shareholders, Voting Information and Rules of Conduct for the Annual Meeting.

Your Board of Directors and I cordially invite you to attend our virtual meeting. Registration will begin at 8:40 a.m. Eastern Time. Only shareholders who owned shares at the close of business on the record date, March 4, 2025, are entitled to vote and attend the meeting. To participate in the Annual Meeting live webcast at meetnow.global/AEP2025, you will need the control number, which can be found on your Shareholder Meeting Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone.

During the meeting, we will discuss the items on the agenda and provide time for questions regarding AEP's affairs. Please see *Rules of Conduct for the Annual Meeting* on page i of this proxy statement.

Please review this proxy statement before casting your vote as it contains important information about the business of the Annual Meeting. The accompanying *Voting Information* page contains instructions for voting your shares online, by phone, by mail or during the Annual Meeting. We encourage you to vote and share your feedback with us.

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance.

Shareholders of record can vote in any one of the following ways:

- Online at envisionreports.com/AEP
- Toll-free telephone at 800.652.8683
- Completing and mailing your proxy card if you receive paper copies of the proxy materials
- Live webcast at meetnow.global/AEP2025

If you have any questions about the meeting, please contact Investor Relations, American Electric Power, 1 Riverside Plaza, Columbus, Ohio 43215. The telephone number is 800.237.2667.

Sincerely,

Sara Martinez Tucker | Chair of the Board of Directors

March 6, 2025

To Our Valued Shareholders,

When I joined AEP last year, I said leading this company was another opportunity of a lifetime, and after seven months in this role, my belief has not changed. I have had the privilege of talking with investors, employees, regulators, legislators and community leaders to learn more about AEP's challenges and opportunities. It is clear our company is full of potential, especially as we navigate once-in-a-generation load growth in our service territory. The key to seizing these opportunities is a relentless pursuit of excellence and a focus on doing what is right for our customers and states.

I am proud to share we made significant progress toward creating the energy system of the future and delivering on our promises to stakeholders last year:

- We announced a historic five-year, $54 billion capital plan and are evaluating up to an additional $10 billion investment to benefit customers and support growth in our service territory.
- Our commitment to economic development helped drive a 10.6% increase in commercial load growth last year.
- We announced that a strategic partnership between KKR and PSP Investments will acquire a 19.9% equity interest in our Ohio and Indiana Michigan Transcos for $2.82 billion. The proceeds will support our robust five-year capital plan, while allowing us to maintain a controlling 95% ownership of our industry-leading transmission assets.
- We shared plans to begin the early site permit process in Indiana and Virginia for two small modular reactors (SMRs) that will generate clean, reliable energy to support significant load growth in our service territory.
- We signed an agreement with Bloom Energy to secure up to 1 gigawatt (GW) of solid oxide fuel cells. This technology will provide data centers and other large customers with the energy they need to expand quickly as we continue to build infrastructure to deliver reliable service.
- We worked with regulators and large customers to ensure infrastructure costs to support increased demand are allocated fairly and provide benefits to all customers. We filed a unanimous settlement agreement with the interested parties in our Indiana large load case and have concluded the hearing process in Ohio. We received approval for our settlement agreement in Indiana and are waiting for a final order in Ohio.
- We continued to transform our generation fleet to meet the changing demands of our customers and states. We filed for approval for 2.3 GW of natural gas generation in PSO and SWEPCO and have active RFPs for new generation in Appalachian Power, I&M and PSO.

These accomplishments lay a strong foundation to create value and power growth in our communities. AEP has a long history of innovation and a reputation as an industry leader. I look forward to working with the team to drive best-in-class performance by honoring our past and shaping a clear vision of our future.

Thank you for your continued investment in this company and support of our work to improve customers' lives with reliable, affordable power.

Sincerely,

Bill

Bill Fehrman | President and Chief Executive Officer

II

Notice of 2025 Annual Meeting of Shareholders

Join us on April 29 at 9:00 a.m. ET for the Annual Meeting | meetnow.global/AEP2025

Record Date: March 4

Only shareholders of record of AEP's common stock as of the close of business on the record date are entitled to participate in, vote and ask questions at the Annual Meeting.

Webcast: meetnow.global/AEP2025

To participate in the annual meeting live webcast, you will need the control number, which can be found on your Shareholder Meeting Notice (Notice), on your proxy card and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone. The Annual Meeting will begin promptly at 9:00 a.m. ET. Online check-in will begin at 8:40 a.m. ET.

Audio Broadcast

Shareholders and guests can listen to an audio broadcast of the Annual Meeting toll-free at 855-761-5600, Confirmation Code: 1125230

Pre-Meeting Information

Our 2025 Proxy Statement and 2024 Annual Report to shareholders are available at envisionreports.com/aep. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.

Any proxy may be revoked at any time before your shares are voted at the meeting.

Annual Report

Appendix A to this proxy statement has AEP's audited financial statements, management's discussion and analysis of results of operations and financial condition and the report of the independent registered public accounting firm.

March 13, 2025

David Feinberg, Secretary

III

Voting Information

Items of Business	Board's Voting Suggestion
Election of directors	✓ For All
Ratification of PricewaterhouseCoopers LLP as AEP's independent registered public accounting firm for 2025	✓ For
Advisory vote to approve AEP's named executive officer compensation	✓ For
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)	--

Choose the Voting Method That Works for You

It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:

Vote Online

Visit envisionreports.com/aep

Vote via Mail

Vote, sign and mail your proxy card (free of postage).

Vote by Phone

Call 800.652.8683 or you can call the number provided by your broker, bank or other nominee if your shares are not registered in your name.

Vote During the Annual Meeting

Join us on April 29 at 9:00 a.m. ET at meetnow.global/AEP2025

You will need the control number which can be found on your Notice, on your proxy card and on the instructions that accompany your proxy materials.

IV

Who We Are

At American Electric Power, we are committed to improving customers' lives with reliable, affordable power.

40K transmission miles
(The nation's largest network)

225K distribution miles
(One of the largest in the U.S.)

29GW total generation
(Diverse generating portfolio)

5.6 million customers
in 11 states

16,000
employees

$103 billion
total assets

$70 billion
rate base

Data as of 12/31/24

Our Core Principles

Our strategy to achieve long-term, sustainable growth focuses on putting our customers and states first, while creating value for our communities, employees and investors.

CUSTOMER SERVICE

- Industry-best customer experience

ENVIRONMENTAL RESPECT

- Creative sustainable solutions

EMPLOYEE COMMITMENT

- Safe & secure workplace
- Engaged, trained & developed employees

OPERATIONAL EXCELLENCE

- World-class asset performance

REGULATORY LEGISLATIVE INTEGRITY

- Balanced regulatory outcomes
- Trusted industry leadership

FINANCIAL STRENGTH

- Strong financial discipline

V

Financial Performance and Commitments

We're providing maximum value to all of our stakeholders, while driving our strategic priorities forward and delivering safe, reliable and affordable energy.

14-15%
FFO/Debt Targeted Range
~4%
Dividend Yield
~8%
Rate Base CAGR using 2023 Base
6-8%
Long-term EPS Growth Rate 2026-2029
10-12%
Total Shareholder Return
55%
Of Operating Earnings from Transmission

Actual EPS Performance vs Original Guidance Range

AEP has met or exceeded our EPS guidance for more than a decade.

2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Low
Mid
High
Exceeding

Consecutive dividend increases for more than a decade

Dividend paid every quarter since 1910

VI

Director Nominees Quick Facts

11 of our 12 director nominees are independent (all director nominees except President & CEO)

Average tenure on AEP Board

4.6 YEARS

Average Age: **64**

25%
Minority
25%
Women
67%
<5 years on Board

Skills, Qualifications & Experiences*	# of Director Nominees
Senior Executive Leadership & Business Strategy: CEO or significant senior experience with an understanding of complex organizations, strategic planning, risk management, human capital management and corporate governance.	12
Finance or Accounting: Experience in accounting or finance, including oversight of financial reporting and internal controls of a company, and capital allocation.	4
Innovation & Technology: Management or oversight experience in technological trends, digital platforms, cybersecurity, and development of new technologies, including those that result from shifting energy policy and environmental regulations.	5
Regulated Industry Experience: Experience in the utility or energy industries, nuclear energy operations or in other highly regulated industries, including experience with the risks and public policy issues associated with the electric utility industry.	11
Government, Legal & Environmental Affairs: Experience in law, government, public policy or environmental affairs and understanding of effective strategies in these areas.	5
Industrial Operations & Safety Experience: Experience managing maintenance and growth investments of complex capital projects and oversight of safety-related programs and performance.	8
Customer Experience or Marketing: Management or oversight experience in consumer businesses, customer service and marketing.	6
Talent: Experience overseeing programs and performance related to employee development and the development of leadership skills and talents in others.	7
Risk Management: Experience overseeing or managing financial, operational and other significant risks that affect the Company.	7
Cybersecurity & Physical Security: Experience overseeing the security of business and operational technical systems and physical assets.	5

*Details a focus area or expertise a director nominee has identified as core and on which the Board particularly relies. This summary is not an exhaustive list of director nominees' skills or contributions to the Board and does not mean additional directors nominees do not have that qualification or skill. See page 24 of proxy for more information.

VII

Our Director Nominees

See page 5 of proxy for more information

	Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology
	**Bill Fehrman** **Age:** 64 **Tenure:** 2024 **Position:** President & CEO of AEP			✓				
	**Ben Fowke** *Independent* **Age:** 66 **Tenure:** 2022 **Position:** Former Interim President & CEO of AEP and Retired CEO and Chair of Xcel Energy		✓	✓	Chair	✓		
	**Art A. Garcia** *Independent* **Age:** 63 **Tenure:** 2019 **Position:** Retired CFO, Ryder System, Inc. **Other Public Boards:** ABM Industries, Inc., Elanco Animal Health Incorporated, & Raymond James Financial Inc.	Chair	✓		✓			
	**Hunter C. Gary** *Independent* **Age:** 50 **Tenure:** 2024 **Position:** Retired Senior Managing Director of Icahn Enterprises L.P.	✓						✓
	**Sandra Beach Lin** *Independent* **Age:** 67 **Tenure:** 2012 **Position:** Retired CEO, Calisolar, Inc. **Other Public Boards:** Avient Corporation & Trinseo PLC	✓	Chair	✓				✓
	**Henry P. Linginfelter** *Independent* **Age:** 64 **Tenure:** 2024 **Position:** Retired Executive Vice President of Southern Company Gas **Other Public Boards:** Southwest Gas Holdings, Inc.				✓		✓	

VIII

Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology
 **Margaret M. McCarthy** *Independent* **Age:** 71 **Tenure:** 2019 **Position:** Retired Executive Vice President - Technology Integration, CVS Health Corporation **Other Public Boards:** Alignment Healthcare, Inc., First American Financial Corporation & Marriott International, Inc.	✓					✓	✓
 **Daryl Roberts** *Independent* **Age:** 56 **Tenure:** 2020 **Position:** Senior Vice President & Chief Operations & Engineering Officer, DuPont de Nemours, Inc.					✓	✓	✓
 **Joseph G. Sauvage** *Independent* **Age:** 72 **Tenure:** New Nominee **Position:** Retired Vice Chairman and Chairman Global Power, Utilities, and Renewables of Citigroup							
 **Daniel G. Stoddard** *Independent* **Age:** 62 **Tenure:** 2023 **Position:** Owner and Principal of Stoddard Consulting Services, LLC	✓					Chair	✓
 **Sara Martinez Tucker** *Independent* **Age:** 69 **Tenure:** 2009 **Position:** Chair **Other Public Boards:** Service Corporation International		✓	Chair		Chair		
 **Lewis Von Thaer** *Independent* **Age:** 64 **Tenure:** 2022 **Position:** President & CEO, Battelle Memorial Institute					✓	✓	Chair

IX

Corporate Governance

See page 20 of proxy for more information

Strong governance practices protect the long-term interests of our stakeholders and deliver significant value to our customers, employees and investors. At AEP, strong governance includes risk management, effective decision-making, transparency, compliance, accountability and ethical behavior. It shapes how we respond to challenges and allows us to seize opportunities that enable a sustainable future.

Corporate and ESG Governance Highlights	
Independence	• 11 of 12 director nominees are independent • Independent Chair • Independent audit, corporate governance and compensation committees • Non-management directors meet in executive session at each Board meeting
Shareholder Rights	• Shareholders may nominate directors through proxy access • Shareholders may call a special shareholder meeting • Annual shareholder engagement on governance matters with Independent Chair (or Lead Director if that role exists) • Each share of common stock is equal to one vote
Good Governance Practices	• Majority voting for directors with mandatory resignation policy and plurality carve out for contested elections • Annual Board, committee and individual director evaluations • Clearly defined governance and sustainability initiatives aligned with corporate goals • Annual election of all directors • Policy to prohibit all hedging and pledging of corporate securities

46 KV
APPALACHIAN POWER
Roanoke, VA
USDOT 111120

X

Compensation *See page 46 of proxy for more information*

AEP's executive compensation program is designed to:

We meet these objectives through a mix of compensation, base salary, short-term incentives and long-term incentives. Our long-term incentive compensation consists of performance shares and restricted stock units.

	Base Salary	Short-term Incentives	Long-term Incentives
Link pay to performance		✓	✓
Attract and retain talented executives and key employees	✓	✓	✓
Emphasize performance-based compensation to align variable compensation with the achievement of company objectives		✓	✓
Reward individual performance	✓	✓	✓
Encourage management and operational continuity through employee retention		✓	✓

XI

Rules of Conduct for the Annual Meeting

AEP strives to provide our shareholders attending the online-only Annual Meeting the same opportunities to participate they would have had at an in-person Annual Meeting. AEP believes the online-only format will provide an enhanced opportunity for participation and discourse.

•	Representatives of Computershare Trust Company, N.A. have been appointed as the independent inspectors of elections.

•	Shareholders participating in the live webcast of the Annual Meeting at meetnow.global/AEP2025 can submit questions in writing during the Annual Meeting. Management will read questions to the audience and respond to these questions throughout the Annual Meeting. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them after the Annual Meeting.

•	Individuals who are not shareholders as of the record date who are interested in listening to the Annual Meeting will be allowed to listen to the Annual Meeting toll-free at 855-761-5600, confirmation code 1125230.

•	Questions submitted by shareholders will be read during the Annual Meeting unedited, except to the extent questions from multiple shareholders on the same topic or that are otherwise related, in which case such questions may be grouped, summarized and answered together. Questions that are of an inappropriate personal nature, not relevant to the Company's business activities, or that use offensive language will not be read during the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately.

•
A video replay of the Annual Meeting, will be available on our website at aep.com/investors under "2025 Annual Meeting of Shareholders" until the release of the proxy statement for the 2026 Annual Meeting.

•	The Annual Meeting will end upon the earlier of 10:00 a.m. Eastern Time, or after all question topics that are not of an inappropriate nature have been answered.

i

Proxy Statement

March 13, 2025

Proxy and Voting Information

A notice of the internet availability of proxy materials or a paper copy of this proxy statement, our 2024 Annual Report, and a form of proxy or voting instruction card is first being mailed or made available to shareholders on or about March 13, 2025, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 29, 2025, exclusively via live webcast at meetnow.global/AEP2025.

We use the terms “AEP,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to American Electric Power Company, Inc. and, where applicable, its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

Who Can Vote. Only the holders of shares of AEP common stock at the close of business on the record date, March 4, 2025, are entitled to vote at the Annual Meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On March 4, 2025, there were 533,691,905 shares of AEP common stock, $6.50 par value, outstanding.

How to Attend the Virtual Annual Meeting. The 2025 Annual Meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting at meetnow.global/AEP2025. You also will be able to vote your shares online during the virtual Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your notice of internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you can access the virtual meeting as a guest, or if you would like to vote or ask a question at the virtual Annual Meeting, you must register in advance using the instructions below.

The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time to check in. Please follow the registration instructions as outlined in this proxy statement.

How to Register to Attend the Virtual Annual Meeting.     All shareholders can listen to the virtual Annual Meeting by signing onto the virtual Annual Meeting as a guest. However, if you wish to participate in the virtual Annual Meeting, you must sign on as a shareholder.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card or the notice of internet availability of proxy materials, or in the proxy material notification email that you received.

If you hold shares through an intermediary, such as a bank or broker (a Beneficial Holder), and want to attend the virtual Annual Meeting (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

(1)submit proof of your proxy power (legal proxy) from your bank or broker reflecting your AEP holdings along with your name and email address to Computershare by email to: legalproxy@computershare.com; or
(2)by mail: P.O. Box 43001 Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2025.

You will receive a confirmation of your registration by email after your registration materials have been received.

(2)For the 2025 proxy season, standards have been agreed upon to allow Beneficial Holders to register online at the virtual Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is provided as a convenience to Beneficial Holders only. There is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders will in no way impact the validity of the virtual Annual Meeting. Beneficial Holders may choose to register in advance, as described in (1), above, if they prefer to use this traditional, paper-based option.

Please go to meetnow.global/AEP2025 for more information on the available options and registration instructions.

How You Can Vote.    Shareholders of record can vote by (i) mailing their signed proxy cards; (ii) calling a toll-free telephone number; (iii) using the internet; or (iv) participating in the Annual Meeting at meetnow.global/AEP2025. The telephone, internet and in-person virtual voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or internet voting procedures are on the proxy card or the website shown on the notice of internet availability of proxy materials.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

When proxies are signed and returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders’ directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other matters. The proxies of shareholders who are participants in the Dividend Reinvestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their plan accounts on March 4, 2025.

Revocation of Proxies.    A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by voting again after the date of the proxy being revoked or by attending the virtual meeting and voting online.

How Votes are Counted.    The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is considered a “routine” item. This means that brokerage firms may vote at their discretion on this matter on behalf of their clients who have not furnished voting instructions. The proposals to elect directors and the advisory vote on executive compensation are considered “non-routine” matters. This means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their clients.

The Company has implemented a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is an uncontested election, so for a nominee to be elected to the Board, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. If a nominee does not receive a greater number of votes “for” his or her election than “against” such election, he or she will be required to tender his or her resignation for the Board’s consideration of whether to accept such resignation in accordance with our Bylaws.

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation		Voting Standard	Abstentions	Broker Non-Votes
Item 1 – Election of Directors	✓	FOR ALL	Majority of votes cast for each Director	No effect	No effect
Item 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025(1)	✓	FOR	Majority of shares voted	No effect	Discretionary voting by broker permitted
Item 3 – Advisory vote to approve executive compensation (Say on Pay)(1)	✓	FOR	Majority of shares voted	No effect	No effect

(1)As advisory votes, the proposals to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025 and to approve executive compensation are not binding upon the Company. However, the Board, the Audit Committee and the Human Resources Committee value the opinions expressed by shareholders and will consider the outcome of these votes when making future decisions.

Your Vote is Confidential.    It is AEP’s policy that shareholders be provided privacy in voting. All proxies, voting instructions and ballots, which identify shareholders, are held on a confidential basis, except as may be necessary to meet any applicable legal requirements. We direct proxies to an independent third-party tabulator who receives, inspects, and tabulates them. Voted proxies and ballots are not seen by nor reported to AEP except (i) in aggregate number or to determine if (rather than how) a shareholder has voted, (ii) in cases where shareholders write comments on their proxy cards or (iii) in a contested proxy solicitation.

Multiple Copies of Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to Shareholders.    Securities and Exchange Commission (SEC) rules provide that more than one annual report, proxy statement or notice of internet availability of proxy materials need not be sent to the same address. This practice is commonly called “householding” and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report, proxy statement or notice of internet availability of proxy materials is being householded indefinitely unless you instruct us otherwise. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement or notice of internet availability of proxy materials to a shareholder at a shared address. To receive a separate copy of the annual report, proxy statement or notice of internet availability of proxy materials, write to AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215 or call 1-800-237-2667. If more than one annual report, proxy statement or notice of internet availability of proxy materials is being sent to your address, at your request, mailing of the duplicate copy can be discontinued by contacting our transfer agent, Computershare Trust Company, N.A. (Computershare), at 800-328-6955 or writing to them at P.O Box 43078 Providence, RI 02940-3078. If you wish to resume receiving separate annual reports, proxy statements or notice of internet availability of proxy materials at the same address in the future, you can contact Computershare at 800-328-6955 or write to them at P.O Box 43078 Providence, RI 02940-3078. The change will be effective 30 days after receipt.

Additional Information.    Our website address is aep.com. We make available free on the Investor Relations section of our website (aep.com/investors) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act. You may request free printed copies of any of these materials and information by contacting Investor Relations at: AEP, Attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215. We do not intend for information posted on our website to be part of this proxy statement. In addition, this proxy statement and the Annual Report for the fiscal year ended December 31, 2024 are available at edocumentview.com/aep.

Item 1. Election of Directors

As of the filing date of this proxy statement, AEP’s Board of Directors consists of 12 members. The Board has nominated, and is recommending the election of, Joseph G. Sauvage at the Annual Meeting. On February 18, 2025, Donna A. James notified the Board that she would not stand for re-election to the Board at the Company's 2025 Annual Meeting. Ms. James stated that she is not standing for re-election to the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Therefore, the Board of Directors will continue to consist of 12 members as of April 29, 2025. Mr. Sauvage was recommended to the Board by a director search firm, which was paid a fee to identify and evaluate prospective Board members. Several members of the Committee on Directors and Corporate Governance (Corporate Governance Committee) interviewed Mr. Sauvage, and the full Corporate Governance Committee reviewed his qualifications and recommended him to the full Board.

Twelve directors are to be elected at the 2025 Annual Meeting to hold office until the next annual meeting and until their successors have been elected and qualified. AEP’s Bylaws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be determined from time to time by resolution of the Board.

Nine of the twelve nominees were nominated by the Board on the recommendation of the Corporate Governance Committee following an individual evaluation of each nominee’s qualifications and, with respect to the incumbent directors up for re-election who were elected at the 2024 Annual Meeting, their 2024 performance. Mr. Fehrman was elected by the Board effective August 1, 2024 following input from the Corporate Governance Committee and was nominated by the Board following an evaluation of his qualifications and his 2024 performance. Mr. Gary was elected by the Board effective February 12, 2024, and was nominated at the 2024 Annual Meeting pursuant to a Director Appointment and Nomination Agreement (Nomination Agreement) described below in "Director Nomination Agreement" and "Certain Relationships and Related Persons Transactions." Mr. Sauvage was nominated by the Board following input from a director search firm and an evaluation of his qualifications. Ms. Linda A. Goodspeed resigned from the Board effective July 31, 2024, due to personal reasons and not due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

The proxies named on the proxy card or their substitutes will vote for the Board’s nominees, unless instructed otherwise. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If a vacancy in the slate of nominees occurs before the meeting, the proxies may be voted for another person nominated by the Board or the number of directors may be reduced accordingly.

The Board of Directors unanimously recommends a vote FOR each of the director nominees below.

Biographical Information. The following brief biographies of the nominees include their principal occupations, ages on the date of this proxy statement, accounts of their business experience and names of certain companies of which they are directors. Data with respect to the number of shares of AEP’s common stock and stock-based units beneficially owned by each of them appears on page 91.

Nominees For Director

Bill Fehrman	President and CEO	Current Public Company Directorships:
	American Electric Power Company, Inc.	• None

	Age: 64	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: August 2024	• Centuri Holdings, Inc.
	Independent: No	• Vestas Wind Systems A/S

AEP Committees:
• Executive

Professional Highlights

Elected President and Chief Executive Office of the Company effective as of August 1, 2024. Mr. Fehrman served as President and Chief Executive Officer of Centuri Holdings, Inc., a strategic infrastructure services company, from January 2024 to July 2024. Prior to that, Mr. Fehrman served as President, Chief Executive Officer and a director of Berkshire Hathaway Energy Company (“BHE”), a subsidiary of Berkshire Hathaway, Inc., a multinational conglomerate, from 2018 to 2023. From 2007 to 2018, Mr. Fehrman served as President and Chief Executive Officer of MidAmerican Energy Company. Mr. Fehrman served in a variety of other roles prior to this, including President and Chief Executive Officer of Berkshire Hathaway Energy Renewables, President and Chief Executive Officer of PacifiCorp Energy and President and Chief Executive Officer of Nebraska Public Power District.

Skills and Qualifications

Mr. Fehrman’s qualifications to serve on the Board include his senior executive experience in the regulated electric utility industry, his experience as a public company director and deep knowledge of the Company as our chief executive officer. Mr. Fehrman has a diverse background in finance, operations, regulatory matters, safety, cybersecurity, and renewable energy. His extensive experience in the utility industry provides valuable insight into the risks we face and provides unique insight into effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Ben Fowke	Former Interim President and CEO	Current Public Company Directorships:
	American Electric Power Company, Inc.	• None

	Age: 66	Prior Public Company Directorships Held in the Past Five Years
	Director Since: February 2022	• Xcel Energy Inc.
Independent: Yes

AEP Committees:
• Corporate Governance
• Executive
• Finance (Chair)
• Human Resources

Professional Highlights

Former Interim Chief Executive Officer and President (February 2024 - July 2024) and Senior Adviser (August 2024 – October 2024) of the Company. Retired chairman of the board of directors of Xcel Energy Inc., a utility holding company (Xcel) (August 2011-December 2021), and retired chief executive officer of Xcel (August 2011 – August 2021). Mr. Fowke served as president of Xcel (August 2011 – March 2020), chief operating officer of Xcel (August 2009- August 2011) and chief financial officer of Xcel (October 2003 – August 2009). Mr. Fowke also served as chief executive officer of Xcel’s utility subsidiaries Northern States Power Company, Public Service Company of Colorado and Southwestern Public Service Co. (January 2015 – August 2021).

Skills and Qualifications

Mr. Fowke’s qualifications to serve on the Board include his executive experience in the regulated electric and gas utility industry and his experience as a public company director. Having served as a chief financial officer, he has a strong background in finance, financial reporting and shareholder outreach. Mr. Fowke also has experience in environmental issues, operations and the energy business. His extensive experience in the utility industry provides valuable insight into the risks we face and unique insight into effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Art A. Garcia	Retired Executive Vice President and CFO,	Current Public Company Directorships:
	Ryder System, Inc.	• ABM Industries Incorporated
• Elanco Animal Health Incorporated
• Raymond James Financial, Inc.
Age: 63
	Director Since: September 2019	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• None

AEP Committees:
• Audit (Chair)
• Corporate Governance
• Finance

Professional Highlights

Retired chief financial officer of Ryder System, Inc. ("Ryder"), a provider of fleet management, supply chain management and logistic solutions (2010-2019). Senior Vice President and Controller of Ryder (2005-2009). Mr. Garcia is a certified public accountant who began his career with Coopers & Lybrand before joining Ryder.

Skills and Qualifications

Mr. Garcia’s qualifications to serve on the Board include his corporate finance and accounting expertise as a chief financial officer and his experience as a public company director. While at Ryder, Mr. Garcia held several positions of increasing responsibility, including group director accounting services, as well as senior vice president and corporate controller before his appointment as chief financial officer. Mr. Garcia also oversaw corporate strategy and development and led the reengineering of the company’s finance function to drive increased efficiencies. His extensive finance expertise provides valuable insight in the areas of financial reporting and accounting and controls. He also brings to the Board relevant experience in risk management, regulated industries, safety and strategy development.

Hunter C. Gary	Retired Senior Managing Director,	Current Public Company Directorships:
	Icahn Enterprises L.P.	• None

	Age: 50	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: February 2024	• Conduent Inc.
	Independent: Yes	• CVR Energy, Inc.
• CVR Partners, LP
	AEP Committees:	• Herc Holdings, Inc.
	• Audit	• Herbalife Nutrition Ltd.
• Technology

Professional Highlights

Retired Senior Managing Director of Icahn Enterprises L.P. (IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, and home fashion. He spent nearly 14 years with IEP. Prior to that time, Mr. Gary had been employed by Icahn Associates Corporation, an affiliate of IEP, in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC.

Skills and Qualifications

Mr. Gary’s qualifications to serve on the Board include significant operational expertise and experience providing strategic advice and guidance gained from his positions with IEP. He also brings experience as a director and in operational roles at other public and private companies.

Sandra Beach Lin	Retired CEO,	Current Public Company Directorships:
	Calisolar, Inc.	• Avient Corporation
• Trinseo Plc
Age: 67
	Director Since: July 2012	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• None

AEP Committees:
• Audit
• Corporate Governance (Chair)
• Executive
• Technology

Professional Highlights

Retired chief executive officer of Calisolar, Inc., a solar silicon company (2010-2011). Executive vice president, then corporate executive vice president of Celanese Corporation, a global hybrid chemical company (2007-2010). Previous senior operating roles at Avery Dennison, Alcoa and Honeywell. Member, Nominating and Corporate Governance Committee Chair Advisory Council of the National Association of Corporate Directors.

Skills and Qualifications

Ms. Lin’s qualifications to serve on the Board include her extensive senior executive experience managing large global businesses in multiple industries and her experience as a public company director. Ms. Lin has served as a senior executive in operational roles at numerous industrial manufacturing sites, which gave her significant experience in employee safety and manufacturing. In her senior leadership positions, she created and executed strategies in diverse industries, including automotive, packaging, specialty chemicals and solar energy. She also has extensive knowledge of sales and marketing. In her executive leadership as the chief executive officer of a materials supplier to the solar industry, she helped bring to market new, innovative technology to reduce costs to solar cell manufacturers. Her service as a board leadership fellow for the National Association of Corporate Directors has given her additional expertise related to corporate governance.

Henry P. Linginfelter	Retired Executive Vice President,	Current Public Company Directorships:
	Southern Company Gas	• Southwest Gas Holdings, Inc.

	Age: 64	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: February 2024	• None
Independent: Yes

AEP Committees:
• Finance
• Nuclear Oversight

Professional Highlights

Retired Executive Vice President of Southern Company Gas, the largest gas utility in the United States. He also served on the board of The Southern Company’s captive insurance business, which assessed and mitigated risk and liability issues across the corporation. Mr. Linginfelter is the former Chair of the Southern Gas Association and served on the American Gas Association Leadership Council for several years.

Skills and Qualifications

Mr. Linginfelter’s qualifications to serve on the Board include his extensive experience while at Southern Company with operations, safety, construction and engineering, supply chain, environmental compliance, corporate planning and budgeting, financial planning, risk oversight, customer service, and federal and state regulatory and legislative affairs.

Margaret M. McCarthy	Retired Executive Vice President -	Current Public Company Directorships:
	Technology Integration,	• Alignment Healthcare
	CVS Health Corporation	• First American Financial Corporation
• Marriott International Inc.
Age: 71
	Director Since: April 2019	Prior Public Company Directorships Held in the Past Five Years:
	Independent: Yes	• Brighthouse Financial, Inc.

AEP Committees:
• Audit
• Nuclear Oversight
• Technology

Professional Highlights

Retired Executive Vice President – Technology Integration of CVS Health Corporation, a U.S.-based healthcare company (December 2018 to June 2019). Executive vice president of operations and technology for Aetna, Inc., a diversified health care benefits company (2010 – 2018). Prior to joining Aetna in 2003, she served in information technology-related roles at CIGNA Healthcare and Catholic Health Initiatives.

Skills and Qualifications

Ms. McCarthy’s qualifications to serve on the Board include her extensive senior executive experience in the healthcare industry and her experience as public company director. Ms. McCarthy was responsible for innovation, technology, data security, procurement, real estate and service operations at Aetna. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She was previously a director of a data center and cloud security company. She has extensive experience in the regulated insurance industry, business strategy, customer experience and cyber and physical security.

Daryl Roberts	Senior Vice President and Chief	Current Public Company Directorships:
	Operations and Engineering Officer,	• None
DuPont de Nemours Inc.

	Age: 56	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: December 2020	• None
Independent: Yes

AEP Committees:
• Human Resources
• Nuclear Oversight
• Technology

Professional Highlights

Senior Vice President and Chief Operations and Engineering Officer of DuPont de Nemours Inc., a diversified global specialty chemicals company since 2018. From 2015-2018, Vice President, Manufacturing, Engineering and Regulatory Services and from 2012-2015 Senior Director, Manufacturing and Regulatory Services of Arkema S.A. From 1998-2012, he served in various manufacturing, health and safety, operations and engineering positions at Arkema S.A.

Skills and Qualifications

Mr. Roberts' qualifications to serve on the Board include his service as a senior executive in the global manufacturing industry. He also brings to the Board relevant experience in engineering, manufacturing, operations, regulatory and health and safety. Through his roles in the manufacturing industry, he also has experience managing compliance, regulatory and public policy matters.

Joseph G. Sauvage	Retired Vice Chairman and Chairman,	Current Public Company Directorships:
	Global Power, Utilities, and Renewables,	• None
Citigroup Inc.

	Director Nominee	Prior Public Company Directorships Held in the Past Five Years:
• None
Age: 72
Independent: Yes

Professional Highlights

Retired Vice Chairman and Chairman of Global Power, Utilities, and Renewables of Citigroup from 2008 to 2024. Prior to joining Citigroup, Mr. Sauvage served in investment banking roles at Lehman Brothers, Inc. from 1977-2008, including Vice Chairman and Global Head of Power, Utilities, and Renewables. Mr. Sauvage served as a Vice Chairman of the Wall Street Advisory Group and as a member of the executive committee for the EPRI Advisory Council.

Skills and Qualifications

Mr. Sauvage brings extensive expertise in strategic mergers and acquisitions (M&A), financial restructuring and complex capital raises. This experience, combined with broad-based expertise in capital markets, has equipped him with a deep understanding of the challenges and opportunities facing power and utility companies, making him a valuable asset for board discussions and decision-making. Having worked with prominent clients in the industry has provided him with the opportunity to develop strong relationships with financial sponsors and other alternative capital market providers as well as insight into market dynamics, positioning him to contribute effectively to the Board's strategic initiatives and efforts to access the capital markets.

Daniel G. Stoddard	Owner and Principal	Current Public Company Directorships:
	Stoddard Consulting Services, LLC	• None

	Age: 62	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: August 2023	• None
Independent: Yes

AEP Committees:
• Audit
• Nuclear Oversight (Chair)
• Technology

Professional Highlights

Mr. Stoddard has been the owner and principal of Stoddard Consulting Services, LLC, which provides consulting services to the utility industry, with a focus on nuclear generation since 2024. Retired senior vice president and chief nuclear officer of Dominion Energy, Inc., a utility holding company (Dominion) (2016 – August 2023) and retired president-contracted assets of Dominion (2019 – August 2023). Mr. Stoddard also served as senior vice president-nuclear operations of Dominion (2011 – 2016), and vice president-nuclear operations of Dominion (2010 – 2011).

Skills and Qualifications

Mr. Stoddard’s qualifications to serve on the Board include his nuclear expertise as the chief nuclear officer of Dominion where he oversaw the operations of Dominion’s seven nuclear units in three states, and his experience managing renewables facilities as president of Dominion’s contracted assets business where he oversaw more than 50 contracted solar generating facilities in nine states. Mr. Stoddard brings to the Board decades of experience in the nuclear and utility industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental and regulatory issues. His extensive experience in operations provides insights in risk management, safety, personnel development, and environmental matters. His experience in the nuclear industry also provides him substantial experience in physical security and cybersecurity.

Sara Martinez Tucker	Chair	Current Public Company Directorships:
	American Electric Power Company, Inc.	• Service Corporation International

	Age: 69	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: January 2009	• Cornerstone OnDemand, Inc.
	Independent: Yes	• Sprint Corporation

AEP Committees:
• Corporate Governance
• Executive (Chair)
• Human Resources (Chair)

Professional Highlights

Elected Chair of the Board of the Company in February 2024. Former Chief Executive Officer of the National Math and Science Initiative from February 2013 to March 2015. From 2009 to February 2013, independent consultant. Former Under Secretary of Education in the U.S. Department of Education (2006-2008). Chief executive officer and president of the Hispanic Scholarship Fund from 1997 to 2006. Retired executive of AT&T.

Skills and Qualifications

Ms. Tucker’s qualifications to serve on the Board include her experience in governmental affairs in the highly regulated telecommunications industry and as the Under Secretary of Education, her management positions in human resources and customer service operations, and her experience as a public company director. Her leadership positions in government and education provide perspective on social responsibility and diversity. Ms. Tucker brings to the Board relevant expertise from her various leadership positions in government and education and her business experience at AT&T in regulatory affairs, government and public policy matters. As an executive at AT&T, she had experience in consumer and retail businesses and human resources.

Lewis Von Thaer	President and Chief Executive Officer,	Current Public Company Directorships:
	Battelle Memorial Institute	• None

	Age: 64	Prior Public Company Directorships Held in the Past Five Years:
	Director Since: February 2022	• None
Independent: Yes

AEP Committees:
• Human Resources
• Nuclear Oversight
• Technology (Chair)

Professional Highlights

President and chief executive officer of Battelle Memorial Institute, the world’s largest independent research and development organization, since October 2017. Mr. Von Thaer served as chief executive officer of DynCorp International (June 2015 – October 2017), executive vice president and president of the National Security Sector of Leidos, Inc. (2013 – 2015) and corporate vice president of General Dynamics Corporation and president of its Advanced Information Systems division (2005 –2013).

Skills and Qualifications

Mr. Von Thaer’s qualifications to serve on the Board include his technology expertise as the chief executive officer of Battelle and his experience as a director of Pacific Northwest National Laboratory and UT-Battelle (the operator of Oak Ridge National Laboratory). Mr. Von Thaer brings to the Board decades of employment in the global manufacturing and research industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental, regulatory and public policy issues. His extensive experience in management and operations provides insights in risk management, safety and health, personnel development and environmental matters. As a former Bell Laboratories engineer and a member of the defense science board from 2010 - 2012, Mr. Von Thaer also brings significant engineering experience.

AEP’s Board of Directors and Committees

Under New York law, AEP is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During 2024, the Board held four regular meetings in person, and two regular meetings and four special meetings by videoconference. AEP typically encourages, but does not require, members of the Board to attend the annual shareholders’ meeting. Last year, all directors serving on the Board at that time attended the annual meeting virtually.

One member of our Corporate Governance Committee, Ms. Lin, has been a member of The National Association of Corporate Directors’ (NACD) Nominating and Governance Chair Advisory Council, a group that seeks to identify ways that board nominating and governance committees can help build investor confidence in publicly traded companies. Ms. Lin is also an NACD Board Leadership Fellow.

Leadership Updates. On February 25, 2024, the Board removed Julia A. Sloat from her roles as Chair, President and Chief Executive Officer of the Company. For continuity while the Board searched for a permanent Chief Executive Officer, the Board appointed Mr. Fowke as Interim President and Chief Executive Officer of the Company, effective February 26, 2024. Ms. Tucker was appointed as Chair of the Board. The Board then engaged a leading executive search firm to conduct an external search for a permanent CEO. The Board sought candidates who would bring strong leadership to the Company to further its strategic vision for long-term, sustainable growth. The process was undertaken in accordance with programs and practices established by the Board for Chief Executive Officer succession planning. On June 24, 2024, the Board elected William J. Fehrman as President and Chief Executive Officer of the Company effective as of August 1, 2024. Ms. Tucker remains Chair of the Board.

Board Meetings and Committees. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with AEP’s management team and operations as a basis for discharging their oversight responsibilities.

The Board has seven standing committees. The table below shows the number of meetings conducted in 2024 by each committee and the directors who currently serve on these committees. The average director attendance in 2024 was 97.5 percent. Each director attended 86.7 percent or more of the meetings of the Board and Board committees on which he or she served during 2024. In February of 2024, Mr. Gary was appointed to the Audit and Technology Committees, Mr. Linginfelter was added to the Finance and Nuclear Oversight Committees, and Mr. Fowke stepped down from the Director and Corporate Governance and Human Resources Committees after he was elected Interim President and CEO. Ms. Goodspeed and Mr. Roberts were appointed to the Human Resources Committee, Ms. James was appointed to the Directors and Corporate Governance Committee, and Mr. Stoddard was appointed to the Audit Committee and Technology Committee in April 2024. Mr. Fehrman was appointed to the Executive Committee in August 2024. Mr. Fowke was reappointed to the Directors and Corporate Governance Committee and the Human Resources Committees in October 2024, after he resigned as an officer and employee of the Company. The Policy Committee was dissolved in April 2024, and its responsibilities, including examining AEP’s policies on major public issues affecting the AEP System such as environmental, technology, industry change and other matters, were assumed by the Board and other Committees.

DIRECTOR	BOARD COMMITTEES
	Audit	Directors and Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology
Mr. Fehrman			X
Mr. Fowke		X	X	X (Chair)	X
Mr. Garcia	X (Chair)	X		X
Mr. Gary	X						X
Ms. James	X	X		X
Ms. Lin	X	X (Chair)	X				X
Mr. Linginfelter				X		X
Ms. McCarthy	X					X	X
Mr. Roberts					X	X	X
Mr. Stoddard	X					X (Chair)	X
Ms. Tucker		X	X (Chair)		X (Chair)
Mr. Von Thaer					X	X	X (Chair)
2024 Meetings	5	6	1	4	8	4	4

The functions of the committees are described below. The committee charters provide a more detailed discussion of the purposes, duties and responsibilities of the committees. The charters for each of our standing committees can be found on our website at aep.com/investors/governance.

The Committee on Directors and Corporate Governance (the Corporate Governance Committee) is responsible for:

1.Recommending the size of the Board within the limits imposed by the Bylaws.

2.Recommending selection criteria for nominees for election or appointment to the Board.

3.Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4.Recommending to the Board nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

5.Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

6.Recommending members to serve on committees and chairs of the committees of the Board.

7.Reviewing the independence and possible conflicts of interest of directors and executive officers.

8.Overseeing the AEP Corporate Compliance Program.

9.Overseeing AEP's political engagement.

10.Overseeing the annual evaluation of individual directors.

11.Monitoring AEP's Related Person Transaction Approval Policy.

12.Overseeing AEP's Corporate Sustainability Report.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Corporate Governance Committee are independent.

The Human Resources Committee (the HR Committee) annually reviews and approves AEP’s executive compensation in the context of the performance of management and the Company. None of the members of the HR Committee is or has been an officer or employee of the Company or any of its subsidiaries, except for Mr. Fowke, who served as Interim President and Chief Executive Officer of the Company from February 25, 2024 to July 31, 2024 and as Senior Advisor from August 1, 2024 to October 22, 2024. In addition, each of the current members of the HR Committee has been determined to be independent by the Board in accordance with NASDAQ and SEC rules applicable for board and committee service and our Director Independence Standards. Each member is also a “non-employee director” as defined in SEC Rule 16b-3 under the Exchange Act.

The HR Committee also reviews the Compensation, Discussion and Analysis section of this proxy statement, and recommends that it be included in the Company’s Annual Report on Form 10-K.

For a more complete description of the HR Committee’s responsibilities, see the Human Resources Committee Report on page 60.

The Audit Committee is responsible for, among other things, the appointment of the independent registered public accounting firm (independent auditor) for the Company; reviewing with the independent auditor the plan and scope of the audit and approving audit fees; monitoring the adequacy of financial reporting and internal control over financial reporting; and meeting periodically with the internal auditor and the independent auditor.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Audit Committee are independent. The Board has also determined that Messrs. Garcia and Stoddard and Mses. James and Lin are “audit committee financial experts” as defined by SEC rules.

The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiaries, including reviewing and making recommendations concerning their short and long-term financing plans and programs. The Finance Committee also provides recommendations to the Board on dividend policy, including the declaration and payment of dividends. The Finance Committee also reviews and approves the treasury policies of the Company.
The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP’s nuclear generation.

The Technology Committee provides review and oversight of AEP’s information technology strategy and investments, including internal and external labor strategy; provides review and oversight of AEP’s framework and programs designed to address risks related to cybersecurity, artificial intelligence, information technology, and associated operational resiliency; and otherwise provides review and oversight of issues related to setting the information technology and cybersecurity strategy of the Company.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations prescribed in the Bylaws, during the intervals between meetings of the Board.

Corporate Governance

AEP maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including AEP’s Principles of Corporate Governance (Principles), AEP’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Director Independence Standards, Political Engagement Policy and charters for the Audit Committee, the Corporate Governance Committee and the HR Committee. The corporate governance page can be found at aep.com/investors/governance. Printed copies of all of these materials also are available without charge upon written request to Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, Ohio 43215.

We are committed to strong governance practices that protect the long-term interests of our shareholders. Our governance framework includes the following key governance best practices:

Governance Highlights
•	11 out of 12 director nominees are independent	•	Annual shareholder engagement on governance issues, including sustainability, responsible business practices and strategy with independent Chair (or Lead Director if that role exists) participation
•	Strong independent Chair	•	Executive sessions of non-management directors at every Board meeting
•	Annual election of all directors	•	Robust stock ownership requirements for executive officers and non-employee directors
•	Majority voting in the election of directors with director resignation policy (plurality standard to apply in contested elections)	•	Risk oversight by full Board and Committees
•	Annual Board and Committee self-evaluations, including individual Board member evaluations	•	Board and Committees may hire outside advisors independently of management
•	Audit Committee, HR Committee, and Corporate Governance Committee composed entirely of independent directors	•	Limit on the number of public company directorships Board members may hold to four
•	Diverse Board in terms of gender, ethnicity and specific skills and qualifications	•	Proxy access for shareholders

Directors

Qualifications

The Principles are available on our website at aep.com/investors/governance. With respect to director qualifications and attributes, the Principles provide that, in nominating a slate of directors, it is the Board’s objective, with the assistance of the Corporate Governance Committee, to select individuals with skills and experience to effectively oversee management’s operation of the Company’s business.

In addition, the Principles provide that directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition, they should have skills and experience that mesh effectively with the skills and experience of other Board members, so that the talents of all members blend together to be as effective as possible in overseeing a large energy business. These requirements are expanded upon in the Criteria for Evaluating Directors (Criteria). The Criteria are available on the Company’s website at aep.com/investors/governance.

Annual Board and Committee Self-Evaluations

The Board conducts an annual self-evaluation to assess whether the Board, its committees, and each member of the Board are working effectively, and to provide an opportunity to reflect upon and improve processes and effectiveness. Each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee’s evaluation includes an assessment of the committee’s compliance with the Principles and the committee’s charter. For further discussion on the evaluation process, see Annual Board, Committee and Individual Director Evaluations on page 31.

Director Onboarding and Continuing Education

Our onboarding process is designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Company and industry knowledge to optimize their service on the Board. New directors meet with leaders of our various business functions to gain a better understanding of the strategy and priorities of the Company.

The Board believes that the Company’s success in achieving its long-term strategic objectives requires its members to be well informed on the opportunities and challenges faced by the Company. To that end, the members of the Board are encouraged to take advantage of various resources available to them, including attendance at seminars and conferences offered by third parties, to enhance the skills and knowledge directors use to perform their responsibilities. Management periodically provides the Board with a current list of education opportunities available for directors.

Diversity

The Criteria also includes the Company’s statement regarding how the Board considers diversity in identifying nominees for our Board. The Criteria provides:

Two central objectives in selecting board members and continued board service are that the skills, experiences and perspectives of the Board as a whole should be broad and diverse, and that the talents of all members of the Board should blend together to be as effective as possible. Diversity in gender, race, age, tenure of board service, geography and background of directors, consistent with the Board’s requirements for knowledge, standards and experience, are desirable in the mix of Board members.

Our Corporate Governance Committee considers these criteria each year as it determines the slate of director nominees to recommend to the Board for election at our annual meeting. It also considers these criteria each time a new director is recommended for election or appointment to the Board. The Corporate Governance Committee is committed to including qualified candidates who reflect diverse backgrounds in each director search, including diversity of gender, race and ethnicity. The Board believes that its implementation of this policy is effective in maintaining the diversity of the members of the Board.

Understanding the importance of Board composition and refreshment for effective oversight, the Corporate Governance Committee strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. Below are highlights of the composition of our director nominees:

Director Nominee Diversity

Selection of Director Candidates

The Corporate Governance Committee is responsible for recruiting new directors and identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance Committee through shareholders, management, current members of the Board or search firms. Shareholders who wish to recommend director candidates to the Corporate Governance Committee may do so by following the procedures described in Shareholder Proposals and Nominations.

Linking Business Strategy with Key Skills Represented on the Board

AEP’s long-term strategy is to be a pure play, regulated, electric utility focused on investment in infrastructure and energy solutions that customers want and need. We are committed to improving our customers' lives with reliable, affordable power. We are also focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. We operate and maintain the nation’s largest electricity transmission system with 40,000 line circuit miles and more than 225,000 line circuit miles of distribution to efficiently deliver safe, reliable power to nearly 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 29,000 megawatts of diverse generating capacity.

The Corporate Governance Committee and the Board regularly consider the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole, to effectively oversee the Company’s strategic direction. As part of the Board’s succession planning, the Board reviews the skills currently represented on the Board but, more importantly, focuses on the skills needed in the short-, medium-, and long-term.

We believe that our director nominees, taken together as a group, possess the skills and expertise appropriate for maintaining an effective Board aligned with the Company’s long-term strategy. Listed below are summaries of specific qualifications that the Corporate Governance Committee and the Board believe should be represented on the Board.

Senior Executive Leadership and Business Strategy	Regulated Industry Experience
Directors who hold or have held significant senior leadership experience as a CEO or senior executive provide the Company with unique insights. They generally possess extraordinary leadership skills as well as the ability to recognize and develop leadership skills in others. They have a practical understanding of organizations, strategy and risk management, and know how to drive growth.
Our business is heavily regulated. AEP engages in a complex business with significant public policy and public safety implications. A portion of our business deals with nuclear regulations and operations. The development and execution of our strategy depends on directors who have experience with public policy issues in heavily regulated industries, energy markets, technology, renewable energy, and electric transmission and distribution infrastructure.

Government, Legal and Environmental Affairs	Industrial Operations and Safety Experience
AEP is engaged in a business that is subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to AEP’s efforts to help shape public policy and government regulation that has a direct effect on its business and strategy. The production of energy also has environmental implications and how we address rapidly evolving environmental regulation has important strategic implications. As such, we seek directors with experience in government, legal and environmental affairs to provide insight on effective strategies in these areas.

AEP invests billions of dollars each year on maintenance and growth investments to improve reliability of our electric transmission and distribution systems, and to enhance customer service. It is important to have directors with experience in these complex processes because it allows the Board to provide AEP with appropriate decision-making and oversight related to complex capital projects. Ensuring the safety of AEP employees, contractors and the public is imperative when executing these and other projects. Directors with safety experience can assist the Board in its oversight of the Company’s operations, and its safety-related programs and performance.

Risk Management	Innovation and Technology
Managing risk in the rapidly changing utility industry is critical to our success. Directors with an understanding of the most significant risks facing AEP and experience and leadership to provide effective oversight of management risk processes is critical to our success.
The utility industry is rapidly changing with the development of new technologies and shifting energy policy and environmental regulation in energy markets. Therefore, it is important to have directors who possess experience in these areas.
Finance and Accounting	Cybersecurity and Physical Security
Accurate and transparent financial reporting is critical to our success. Given the capital intensive nature of our business, we also seek directors who have experience overseeing effective capital allocation. We seek to have a number of directors who qualify as audit committee financial experts.
The industry in which AEP conducts its business is subject to physical and cyber threats against the security of assets and systems. AEP recognizes the importance of directors who possess experience in these areas.

Talent	Customer Experience and Marketing
Directors who have significant leadership experience as a CEO or senior executive understand how to build sustainable talent and culture programs and are better able to recognize and develop leadership skills and talents in others. In addition, such directors provide oversight and guidance on Company programs designed to attract and develop employee talent, build executive succession, engage employees, and foster a high-performance, diverse and inclusive culture.
Understanding the needs of our customers is important in our rapidly changing industry. Marketing expertise is also important as our business becomes more competitive and as we focus on meeting customer expectations and transforming the customer experience. We seek directors who have experience in consumer businesses and are committed to excellence in service.

The table below summarizes the core competencies, qualifications, skills, and attributes the Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. A dot indicates a specific area of focus or expertise the director nominee has identified as core and on which the Board particularly relies. The matrix is intended as a high‑level summary and not an exhaustive list of each director nominee’s skills or contributions to the Board. Not having a dot does not mean the director nominee does not possess or have experience with that qualification or skill. Our director nominees’ biographies describe each director’s background, qualifications, and relevant experience in more detail.

	Fehrman	Fowke	Garcia	Gary	Lin	Linginfelter	McCarthy	Roberts	Sauvage	Stoddard	Tucker	Von Thaer
Independent		•	•	•	•	•	•	•	•	•	•	•
Senior Executive Leadership & Business Strategy	•	•	•	•	•	•	•	•	•	•	•	•
Finance or Accounting		•	•					•	•
Innovation & Technology				•	•		•	•				•
Regulated Industry Experience	•	•	•		•	•	•	•	•	•	•	•
Government, Legal and Environmental Affairs	•	•				•		•			•
Industrial Operations Experience and Safety	•		•		•	•		•		•	•	•
Customer Experience or Marketing	•			•	•		•		•		•
Talent	•	•		•		•				•	•	•
Risk Management			•	•	•	•	•		•	•
Cybersecurity and Physical Security		•		•			•			•		•
Board Tenure	<1	3	5	1	12	1	6	4	-	2	16	3
Age (as of March 13, 2025)	64	66	63	50	67	64	71	56	72	62	69	64

The Corporate Governance Committee also considers a wide range of additional factors, including each candidate’s projected retirement date to assist in Board succession planning; other positions the candidate holds, including other senior management positions and boards of directors on which he or she serves; and the independence of each candidate.

Typically, the Corporate Governance Committee identifies and recruits candidates through the use of an outside search firm. The Corporate Governance Committee provides the outside search firm with the characteristics, skills and experiences that may complement those of the existing members. The outside search firm then provides recommendations for candidates with such attributes and skills. The Corporate Governance Committee meets in executive session to discuss potential candidates and determines which candidates to interview.

The Corporate Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Corporate Governance Committee has recruited new directors to the Board through the rigorous process described above. In the Board's view, the best method to ensure healthy board evolution is through thoughtful consideration of the nomination of directors prior to each election or appointment based on a variety of factors, including director performance, skills and expertise, the Company’s needs and board diversity.

Director Independence

In accordance with NASDAQ standards, a majority of the members of the Board of Directors must qualify as independent directors. Under NASDAQ standards, no member of the Board is independent unless the Board affirmatively determines that such member does not have a direct or indirect material relationship with the Company. The Board has adopted categorical standards to assist it in making this determination of director independence (Director Independence Standards). These standards can be found on our website at aep.com/investors/governance.

Each year, our directors complete a questionnaire that elicits information to assist the Corporate Governance Committee in assessing whether the director meets NASDAQ’s independence standards and our Director Independence Standards. Each director lists all the companies and charitable organizations that he or she, or an immediate family member, has a relationship with as a partner, trustee, director or officer, and indicates whether that entity made or received payments from AEP. The Company reviews its financial records to determine the amounts paid to or received from those entities. A list of the entities and the amounts AEP paid to or received from those entities is provided to the Corporate Governance Committee. Utilizing this information, the Corporate Governance Committee evaluates, with regard to each director, whether the director has any material relationship with AEP or any of its subsidiaries and also confirms that none of these relationships is advisory in nature. The Corporate Governance Committee determines whether the amount of any payments between those entities and AEP could interfere with a director’s ability to exercise independent judgment. The Corporate Governance Committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards the Board has adopted or under NASDAQ’s independence standards, might impede a director’s independence.

We are an energy company that provides electric service in eleven different states. Any organization that does business in our service territory is served by one of our subsidiaries. Many of our directors live in our service territory or are executives, directors or trustees of organizations that do business in our service area. Most of those organizations purchase electric service from us. However, these organizations purchase electric service from us at tariff rates or at rates obtained through a competitive bid process. Therefore, the Corporate Governance Committee determined that none of those relationships impedes a director’s independence.

We make numerous charitable contributions to nonprofit and community organizations and universities in the states where we do business. Again, because many of our directors live in our service territory and are highly accomplished individuals in their communities, our directors are frequently affiliated with many of the same educational institutions, museums, charities and other community organizations. The Corporate Governance Committee reviews charitable contributions made by AEP and the American Electric Power Foundation to organizations with which our directors or their immediate family members are affiliated. The American Electric Power Foundation was created to support and play an active, positive role in the communities in which we operate by contributing funds to organizations in those communities. The Corporate Governance Committee determined that the Company’s contributions were not materially influenced by the director’s relationship with the organization, and therefore none of these relationships conflict with the interests of the Company or would impair the director’s independence or judgment.

Under NASDAQ standards and our Director Independence Standards, a member who is an employee, or whose immediate family member is an executive officer, of AEP or any of its subsidiaries is not independent until three years after such employment has ended; provided that employment by a director as an executive officer of AEP on an interim basis shall not disqualify that director from being considered independent following such employment if the interim employment did not last longer than one year. Mr. Fowke served as Interim President and Chief Executive Officer from February 2024 through July 2024 and then as Senior Advisor to the Company from August 2024 to October 2024, during which time Mr. Fowke did not act in the capacity of an independent director. As Mr. Fowke’s employment lasted less than one year, he is now considered independent under NASDAQ rules and our Director Independence Standards.

As a result of this review, the Board has determined that, other than Mr. Fehrman, none of the directors standing for election; including Messrs. Fowke, Garcia, Gary, Linginfelter, Roberts, Sauvage, Stoddard and Von Thaer and Mses. Lin, McCarthy and Tucker; has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and each is independent under NASDAQ rules and the Company’s Director Independence Standards.

Shareholder Nominees for Directors

The Corporate Governance Committee will consider shareholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and submitted in accordance with the procedures described under Shareholder Proposals and Nominations and must include information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this policy is on our website at aep.com/investors/governance. Shareholders’ nominees who comply with these procedures will receive the same consideration that all other nominees receive.

Board Leadership

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Principles, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee or an independent director.

In certain circumstances, such as the transition from one chief executive officer to another, the Board believes it may be appropriate for the role of Chair and CEO to be split. With the transitions to Mr. Fowke as Interim President and CEO and then to Mr. Fehrman as CEO, the Board believed that the functioning of the Board was best served by maintaining a structure of having one individual serve as independent Chair and a different individual serve as CEO. The Board's judgment is that the functioning of the Board also is currently best served by having one individual serve as independent Chair and one individual serve as CEO. The Board believes that it should retain the flexibility to make a judgment regarding its leadership structure.

Under the Company’s Principles of Corporate Governance, in circumstances where the Chair of the Board is not independent or where the positions of Chair and Chief Executive Officer are filled by the same person, the Board considers it useful and appropriate to designate a Lead Director. The Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently is comprised of eleven independent directors among its twelve members under applicable NASDAQ listing standards and the Company's Director Independence Standards. Mr. Sauvage also qualifies as an independent director under these standards. Mr. Fehrman is not considered independent while he serves as President and Chief Executive Officer. The Board routinely holds executive sessions at which only independent directors are present, and, if the Board does not have an independent Chair, the independent directors select a Lead Director responsible for facilitating and chairing sessions of the independent directors.

Independent Chair

Ms. Tucker has served as independent Chair of the Board since February 2024 and served as Lead Director from February 2022 to February 2024. The purpose of the independent Chair is to promote the independence of the Board in order to represent the interests of the shareholders. The independent Chair is selected by the independent directors.

Board Tenure

While directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives, the Board believes that Board refreshment is critical to responding to evolving strategic and risk environments. The Board also believes that it can ensure that the Board continues to evolve and adopt new viewpoints through both Board refreshment, and the Board and director evaluation and nomination process described in these guidelines. Outside directors generally will not be nominated for re-election at the next annual meeting of shareholders following the earlier of their: (i) 12th anniversary of service on the Board or (ii) 75th birthday. The restriction described in clauses (i) and (ii) above apply to directors who were first elected to serve on the Board on or after February 18, 2025. For outside directors first elected prior to February 18, 2025, such directors generally will not be nominated for re-election at any annual shareholders meeting following their 72nd birthday. The Company’s Directors are elected annually.

The Board’s Role in AEP’s Risk Oversight Process

The Board has the overall responsibility for overseeing the Company’s management of risks. Management is responsible for identifying and managing the Company’s risks. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective.

Like other companies, we have very diverse risks. These include financial and accounting risks, capital deployment risks, operational risks — including nuclear, cybersecurity risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, human capital/corporate culture risks, natural-disaster risks and technology risks. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks.

The Board is responsible for ensuring that these types of risks are properly delegated to the appropriate committee, and that the risk oversight activities are properly coordinated and communicated among the Board and the various committees that oversee the risks. Our Vice President of Audit Services oversees our enterprise risk management program and attends Audit Committee meetings, where he reviews and discusses Company risks. Management has prepared and categorized a list of the Company’s major types of risks. The Audit Committee reviewed that list and proposed an assignment of risks either to the full Board or to specific committees.

Cybersecurity risks and the effectiveness of AEP’s cybersecurity processes are reviewed annually with the Board of Directors and at several meetings throughout the year of the Technology Committee of the Board of Directors, the principal committee that exercises oversight with respect to these matters. Management provides the Board and the Technology Committee with regular updates on the Company’s security practices, policies and training to prevent, protect or reduce the impacts of cyber and physical attacks. Committee oversight in this area transferred from the Audit Committee to the Technology Committee in 2021, which allows for additional focus by the Board.

The Audit Committee is responsible for overseeing financial reporting risks and oversees the Company’s maintenance of financial and disclosure controls and procedures and specifically reviews our litigation and regulatory risks as part of their review of the Company’s disclosures. The Audit Committee also discusses AEP’s policies for risk assessment and risk management and annually assesses compliance with these processes. Our Chief Financial Officer, Vice President of Audit Services, Chief Accounting Officer and General Counsel attend the Audit Committee meetings.

Our Finance Committee broadly oversees our financial risks, which include energy trading risks, liquidity risks and interest rate risks. The Finance Committee reviews and approves the Company’s risk policies relating to our power marketing and hedging activities and also oversees the performance of the assets in our pension plans. Our Chief Financial Officer and General Counsel attend the Finance Committee meetings.

Our HR Committee reviews the Company’s compensation practices to ensure they do not encourage excessive risk-taking and are consistent with the Company’s risk tolerance. The HR Committee also oversees our succession planning, executive leadership development and other human capital related risks. Our Chief Executive Officer and Chief Human Resources Officer attend HR Committee meetings.

The Corporate Governance Committee focuses on corporate governance risks and oversees the Company’s Corporate Compliance Program, which includes the Company’s whistleblower program. Management provides the Corporate Governance Committee with regular updates on ethics and compliance training, programs and policies to ensure ethical standards of business conduct and a commitment to compliance with the law. The Corporate Governance Committee also oversees environmental performance and compliance risks and political engagement activities. Our Chief Executive Officer, Chief Financial Officer, and our General Counsel attend the meetings of the Corporate Governance Committee.

Our Nuclear Oversight Committee focuses on the specific risks of operating a nuclear plant. Our Chief Nuclear Officer and Executive Vice President - Projects and Services attend the Nuclear Oversight Committee meetings.

The Technology Committee has oversight of AEP’s information technology strategy and investments and AEP’s framework and programs designed to identify, assess, manage, and mitigate risks related to cybersecurity, artificial intelligence, information technology, and associated operational resiliency. The Technology Committee also has oversight of the Company’s response framework to address cyber, operational, and other business disruptive incidents that could impact AEP’s ability to deliver reliable service, protect customer and employee data, and otherwise be in legal compliance. Our Chief Information and Technology Officer and Chief Security Officer attend the Technology Committee meetings.

Compensation Risk

The Company has designed its executive compensation process, with oversight from the HR Committee, to identify and manage risks and to ensure that its executive compensation programs do not encourage excessive risk taking. The Company’s compensation programs have the following characteristics:

•Incentive metrics are capped at 200 percent of target, while awards for individual employees are capped at 250 percent of their target to limit the extent that employees could potentially profit by taking on excessive risk.

•The large majority of incentive compensation is provided to executive officers as long-term stock-based incentive compensation to ensure that short-term performance is not encouraged or rewarded at the expense of long-term performance. This is particularly important due to the large amount of long-term capital investments required in our business.

•Annual incentive compensation for nearly all employees, including all executive officers, is partly based on AEP’s operating earnings per share, which helps ensure that incentive awards are commensurate with the Company’s earnings.

•Safety measures are a significant portion of the annual incentive compensation metrics for all employees which helps ensure that employees are not encouraged to achieve earnings objectives at the expense of workforce safety.

•Performance metrics for long-term incentive compensation for 2024 were comprised of cumulative operating earnings per share (EPS) (50% weight), total shareholder return (TSR) relative to the Company's utility peer group (40% weight) and maintaining reliability through the clean energy transition (Reliability) (10% weight). EPS and TSR are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance, and the Reliability metric aligns with our long-term strategic plans. For 2025, the Reliability metric was eliminated and the TSR and EPS measures will each have a 50% weight.

•Incentive compensation performance scores are subject to an internal audit. Incentive award payouts to senior AEP management are subject to review and approval of the HR Committee, or, in the case of the current CEO and the former Interim CEO, the independent members of the Board. The Board, the HR Committee, or AEP Management, as applicable, have discretionary authority to reduce or eliminate any incentive payouts.

•Annual and long-term incentive payments and deferrals are subject to the Company’s recoupment of incentive compensation (clawback) policy.

•AEP generally grants 75 percent of its long-term incentive awards in the form of performance shares with a three-year performance and vesting period, and the remaining 25 percent in the form of restricted stock units (RSUs) that vest over a roughly three-year period to align the interests of participants with the long-term interests of shareholders and serve as a retention tool.

•AEP maintains stock ownership requirements for senior officers and other key employees (51 executives as of December 31, 2024).

As specified in its charter, the HR Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), and Company management, reviewed the Company’s compensation policies and practices for all employees, including executive officers. As a result of this review and the processes described above, the HR

Committee concluded that the Company’s compensation program appropriately balances risks and rewards in a way that does not encourage excessive or imprudent risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

In 2023, the HR Committee issued a competitive request for proposals from multiple independent compensation consultants. After a thorough review of the proposals received, the HR Committee chose Meridian as the independent compensation consultant.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. The HR Committee regularly reviews and discusses with management the CEO succession plan and the succession plans for key positions across the Company. The HR Committee reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities for these individuals. The full Board generally spends a large part of one of its meetings each year discussing succession plans and addresses this topic at other times throughout the year. The Board also evaluates succession plans in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to assess candidates personally.

Our Board has established steps to address emergency CEO succession should circumstances warrant it. Our emergency CEO succession plan is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption and loss of business or operating continuity.

Human Capital Management and Corporate Culture

Attracting, developing and retaining high-performing employees with the skills and experience needed to serve our customers efficiently and effectively is crucial to AEP’s growth and competitiveness and is central to our long-term strategy. We invest in employees and continue to build a high performance and inclusive culture that inspires leadership, encourages innovative thinking and welcomes everyone.

The following table shows AEP’s number of employees by subsidiary as of December 31, 2024:

Subsidiary	Number of Employees
AEPSC	6,237
AEP Texas	1,598
APCo	1,613
I&M	2,069
KGPCo	47
KPCo	279
OPCo	1,594
PSO	1,044
SWEPCo	1,314
WPCo	229
Other (a)	306
Total AEP	16,330

(a) Primarily relates to AEP Energy employees.

Of our 16,330 employees, less than 1% are Traditionalists (born before 1946), approximately 12% are Baby Boomers (born 1946-1964), approximately 37% are Generation X (born 1965-1980), approximately 42% are Millennials (born 1981-1996) and less than 9% are Generation Z (born after 1996). As of December 31, 2024, women comprised approximately 20% of AEP’s total workforce, approximately 21% of AEP’s total workforce was represented by racially or ethnically diverse employees and approximately 25% of AEP’s total workforce was represented by labor unions.

Safety

Safety is integral to our culture and is one of our core values. We are dedicated to ensuring the safety of our employees, contractors, customers and the communities we serve. We have policies, procedures, programs, training and initiatives in place to help ensure a safety conscious work environment. We are committed to fundamentally embed layers of protection in the work we do. This includes focusing our efforts to prevent serious injuries and fatalities, strengthening pre-job briefing effectiveness, learning from safety incidents, providing appropriate training and education and improving proactive safety initiatives and data analysis to identify and address potential performance gaps.

Safety Metric	2024	2023
DART	0.556	0.384
TRIR	0.913	0.690

Our employee Days Away, Restricted and Transferred (DART) rate and Total Recordable Incident Rate (TRIR) increased in 2024. A DART event is an event that results in one or more lost days, one or more restricted days, or results in an employee transferring to a different job within the company. The DART rate is a mathematical calculation (number of DART events multiplied by 200,000 and divided by total YTD hours worked) that describes the number of injuries per 100 full-time employees annually. A recordable event is a work-related event that results in death, days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness or a significant injury or illness diagnosed by a physician or other licensed health care professional. TRIR is a mathematical calculation (number of recordable events multiplied by 200,000 and divided by total year to date hours worked) that describes the number of incidents per 100 full-time employees annually. In response to these challenges, AEP is recommitting to fundamental principles of excellence by integrating human performance fundamentals into our operational practices to ensure a safer work environment for all.

Culture and Inclusion

At AEP, we believe in doing the right thing every time for our customers and each other and that culture serves as the foundation for our success. We recognize that an engaged, collaborative and inclusive workforce helps us better serve our employees, customers, suppliers and other key stakeholders. We view a culture as a core business value that is centered on performance, accountability and developing our employees. As a strategic priority, our commitment to culture and inclusion is guided by three principles:

•Ensuring leaders are held accountable for fostering an inclusive environment and culture.
•Promoting an inclusive culture where all employees can thrive.
•Supporting the communities we serve so they will prosper.

Our culture and inclusion progress is measured through our annual Employee Voice Survey. The Employee Voice Survey is an opportunity for employees to provide feedback about their experience at AEP. It also serves as a means for the company to understand how we can foster a workplace focused on performance, accountability, efficiency, and customer orientation. 2024 marks our eleventh consecutive year of formally surveying employees about their experience at AEP.

Training and Professional Development

Attracting, developing, and retaining high-performing employees with the skills and experience needed to serve our customers efficiently and effectively is crucial to our growth and long-term strategy. At AEP, we are preparing our workforce for the future by providing opportunities to learn new skills and engaging higher education institutions to better prepare the next generation of workers. We offer co-op and internship programs in partnership with high schools, technical/vocational schools and colleges across our 11-state service territory. We also provide a broad range of training and assistance that supports lifelong learning and development. This includes operational skills training, professional training, leadership development, educational assistance, ongoing performance coaching, and other forms of training that offer developmental pathways for employees.

Compensation and Benefits

We are committed to the well-being of our employees, and we offer programs to foster employee financial security, physical and emotional health, and social connectedness. We provide market-competitive compensation and benefits, including medical and dental coverage, life insurance, and well-being programs that support our employees and their families. Nearly all of our employees participate in an annual incentive program that rewards individual performance and achievement of business goals, fostering a high-performance culture. We also offer paid time off in the form of vacation, holidays, sick time, and parental leave.

Labor Relations

Nearly one fourth of our workforce is represented by labor unions. We value the relationships we have with our union represented employees and believe in a trusting, collaborative and respectful partnership. We continuously work to strengthen these relationships to ensure we have a culture that attracts and supports employees who can adapt to the rapid changes occurring in our company and industry. Our relationship with labor unions is critical to meeting the growing expectations of our customers and adapting to the challenges of rapidly changing technologies.

Board’s Oversight of Strategy and Sustainability
One of the key responsibilities of AEP's Board of Directors is overseeing the Company’s strategy to create long-term value for AEP’s shareholders. This includes overseeing federal and state regulations and laws, including environmental policies, that could have a significant impact on the Company’s strategy. The Board regularly engages with senior management in the oversight of environmental issues and climate-related impacts. The Board understands the potential risks associated with environmental and climate change issues and its significance to our customers, employees, regulators, investors and other stakeholders. The Board regularly discusses climate-related issues, including physical risks such as severe weather and wildfires, grid reliability and resilience, GHG emission reductions, public policy, legislation, and regulation.
The Governance Committee also receives an environmental report from management at every regularly scheduled Board meeting. In addition, the Board holds extended meetings twice a year, to provide extra time for a more robust review of the Company’s strategy. Discussions about environmental and climate-related risk occur during Board meetings and those strategic planning sessions. The Board is also responsible for reviewing and approving the Company's allocation of capital. The Board is focused on mitigating environmental and climate-related risks that could impact system reliability, resiliency, security and customer affordability.

The Board has delegated responsibility for overseeing the Company’s annual Corporate Sustainability Report (CSR) to its Corporate Governance Committee. The Corporate Governance Committee reviews and approves the annual CSR, which provides a comprehensive view of AEP’s forward-looking strategic commitment to its customers, regulators, employees, investors, and communities, as well as a transparent review of the Company’s performance in commonly recognized sustainability measures. The Corporate Governance Committee also receives updates twice a year from management on its sustainability initiatives and its political engagement activities.
Annual Board, Committee and Individual Director Evaluations
Each year, the Corporate Governance Committee engages an independent third party, experienced in corporate governance matters, to interview each director to obtain his or her assessment of the effectiveness of the Board and its committees. In addition, the third party seeks input from each director as to the performance of the other Board members. The Chair of the Corporate Governance Committee instructs the third party on the particular criteria to be covered in the assessment, such as conduct of the meetings and committees, leadership, process, agendas and content of Board and committee meetings, and Board dynamics and function. Each director is asked to identify any opportunities the Board can focus on to enhance its effectiveness. The third party organizes the director feedback and reviews it with the independent Chair or Lead Director, as the case may be. The independent Chair or Lead Director holds private conversations with each director to give honest feedback provided from other directors, which is meant to help directors improve their own individual performance. Additionally, each committee conducts its own annual self-evaluation and reports the results to the Board. Each committee's evaluation includes an assessment of the committee's compliance with the committee's charter. The Chair of the Corporate Governance Committee and the independent Chair or Lead Director also review, with the Corporate Governance Committee and the full Board, the assessment of the Board’s performance and each committee's performance and lead a discussion to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness. Finally, the Board engages in a mid-year discussion to gauge the Board’s satisfaction with the progress made in addressing any focus areas that were identified by the Board in its annual evaluation.

Annual Shareholder Outreach

Our Board and management are committed to engaging with our shareholders and soliciting their views and input on important governance, environmental, social, executive compensation and other matters. The Corporate Governance Committee is responsible for overseeing the shareholder engagement process and the periodic review and assessment of shareholder input. Our independent Chair, or Lead Director, as the case may be, plays a central role in our Board’s shareholder engagement efforts. In 2024, our management team contacted institutions collectively holding approximately 50% of our Common Stock and offered to engage with these investors. During 2024, our Chair and members of management had discussions with a diverse mix of our shareholders on a variety of sustainability and corporate governance issues, including Board refreshment and management succession planning, the Board’s role in its oversight of risk management, culture and climate change, Company strategy, executive compensation, culture and inclusion, the responsibilities of the Chair and the Board’s annual evaluation process. These shareholder views were shared with our Corporate Governance and Human Resources Committees and the Board. These engagements help our Board and management understand and address issues that are important to our shareholders.

Communicating with the Board

Anyone who would like to communicate directly with our Board, our independent directors as a group or our Chair, may submit a written communication to American Electric Power Company, Inc., P.O. Box 163609, Attention: AEP Independent Directors, Columbus, Ohio 43216. The Company’s Corporate Secretary reviews such inquiries or communications, and communications other than advertising or promotions of a product or service are forwarded to our Board, our independent directors as a group or our Chair, as appropriate.

Certain Relationships and Related Person Transactions

The American Electric Power Company, Inc. Related Person Transaction Approval Policy (Policy) was originally adopted by the Board in December 2006 and amended in February 2012. The Policy is administered by the Corporate Governance Committee. A copy of the Policy is available on our website at aep.com/investors/governance.

The Policy defines a “Transaction with a Related Person” as any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning in excess of five percent of the total equity of the Company and any immediate family member of any such person.

The Corporate Governance Committee considers all of the relevant facts and circumstances in determining whether or not to approve a Transaction with a Related Person and approves only those transactions that it believes are in the best interests of the Company and its shareholders.

In determining whether to approve a Transaction with a Related Person, the Corporate Governance Committee considers various factors, including, among other things: the nature of the Related Person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; the acceptability of the transaction to the Company’s regulators; and in the case of a non-employee director, whether the transaction would impair his or her independence or status as a “non-employee” director.

If Company management determines it is impractical or undesirable to wait until a meeting of the Corporate Governance Committee to consummate a Transaction with a Related Person, the Chair of the Corporate Governance Committee may review and approve the Transaction with a Related Person. Any such approval is reported to the Corporate Governance Committee at or before its next regularly scheduled meeting.

No approval or ratification of a Transaction with a Related Person supersedes the requirements of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors or AEP’s Principles of Business Conduct applicable to any executive officer. To the extent applicable, any Transaction with a Related Person is also considered in light of the requirements set forth in those documents.

Related Person Transactions Involving the Icahn Group

On February 12, 2024, the Company entered into the Nomination Agreement with the Icahn Group. Pursuant to the Nomination Agreement, Mr. Gary (the Icahn Designee) and Mr. Linginfelter were appointed to serve as directors of the Company.

With respect to the upcoming 2025 Annual Meeting, each of Mr. Gary and Mr. Linginfelter are again being proposed for nomination to the Board, with Mr. Gary continuing to be considered the Icahn Designee for purposes of the Nomination Agreement.

In connection with their appointment to the Board, the Board determined that each of Mr. Gary and Mr. Linginfelter qualifies as an independent director under NASDAQ listing rules and our Director Independence Standards, and each will receive the same compensation as the Company’s other non-employee directors.

In the event the Icahn Designee is unable or otherwise ceases to serve on the Board, the Nomination Agreement provides a mechanism for the Icahn Group to designate a substitute director acceptable to the Board to be appointed to the Board for the remainder of the term of the Icahn Designee.

If at any time the Icahn Group ceases to hold a “net long” position (as defined in the Nomination Agreement) of at least 2,675,000 shares of common stock, $6.50 par value per share, of the Company, (i) the Icahn Group shall cause the Icahn Designee to promptly resign from the Board and any committee of the Board on which he or she then sits and (ii) the Icahn Group shall not have the right to replace such Icahn Designee.

Further, during the applicable term of the Nomination Agreement, the Company generally agreed (i) not to form any new committee without offering the Icahn Designee the opportunity to be a member of such committee, and (ii) that, with respect to any Board consideration of the appointment and the employment termination of the President and Chief Executive Officer and Chief Financial Officer and certain other matters, such voting with respect thereto shall take place only at the full Board level or in committees of which the Icahn Designee is a member.

Until such time as the Icahn Group no longer has an Icahn Designee (or replacement designee) on the Board, the Nomination Agreement provides that Andrew J. Teno shall have the right to serve as an observer to the Board. Subject to the right of the Company to exclude access to materials and meetings as specified under the Nomination Agreement, Mr. Teno shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board but shall not have other rights of a member of the Board.

From the date of the Nomination Agreement until the later of (i) 30 days before the last day of the nomination deadline for shareholders to nominate candidates for the 2025 Annual Meeting and (ii) 30 days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a replacement designee (such period, the Standstill Period), the Icahn Group has agreed to vote all shares of common stock of the Company that it or its affiliates have the right to vote in favor of the election of directors nominated and recommended by the Board for election and otherwise in accordance with the recommendations of the Board, subject to certain exceptions and early termination upon certain specified events. The Icahn Group has also agreed to certain customary standstill and mutual non-disparagement restrictions during the Standstill Period, subject to certain exceptions and early termination upon certain specified events. In addition, as long as the Icahn Group beneficially owns an aggregate "net long" position of at least 5,350,000 shares of common stock, the Company will not adopt a rights plan designed to increase the cost to a potential acquirer which includes a triggering threshold below 10.0% of the then-outstanding amount of common stock through the issuance of new rights, common stock or preferred shares, unless such rights plan exempts the Icahn Group up to a beneficial ownership of 9.99%. The Nomination Agreement will terminate and be of no further force or effect at such time, if any, following the Annual Meeting that (i) no Icahn Designee serves on the Board and (ii) the Icahn Group is no longer entitled to designate a replacement designee for any Icahn Designee; except that the customary standstill and mutual non-disparagement restrictions will terminate at the end of the Standstill Period.

Pursuant to the Nomination Agreement, the Company and the Icahn Group have also entered into a confidentiality agreement.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service as a director other than accidental death insurance coverage. The table below shows the elements and the annual compensation that we paid to our non-employee directors for 2024.

Compensation Element	Amount
Annual Retainer (1)	$130,000
Annual Stock Unit Awards (2)	$170,000
Committee Chair Annual Retainers (1):
Audit Committee	$25,000
Human Resources Committee	$25,000
Corporate Governance Committee	$20,000
Finance Committee	$20,000
Nuclear Oversight Committee	$20,000
Technology Committee	$20,000
Policy Committee (3)	$5,000
Independent Chair (1)	$200,000
Lead Director Annual Retainer (1)	$50,000

(1)Retainer amounts are paid in cash in quarterly installments, unless the director elects to defer such payment under the director retainer deferral plan.
(2)Pursuant to the Stock Unit Accumulation Plan for Non-Employee Directors, each non-employee director is awarded $170,000 in AEP stock units or, for directors with more than 60 months of service, shares of an AEP Stock Fund. These AEP stock units or AEP Stock Fund shares are credited to directors quarterly. The number of stock units is calculated by dividing the dollar value of the award amount by the closing price of AEP common stock on the grant date, which is the last day of the applicable quarter. Amounts equivalent to cash dividends on the AEP stock accrue as additional AEP stock units.
a.AEP stock units are paid in AEP shares to each non-employee director after termination of service unless the director has elected to further defer payment.
b.AEP Stock Fund balances are paid in cash to each non-employee director after termination of service (as a part of the director's Investment Account tracked through the Stock Unit Accumulation Plan) unless the director has elected to further defer payment.
(3)The Policy Committee was dissolved in April 2024.

In addition to the payments to our non-employee directors listed above, in September 2023, the Board approved payments to the members of the Demand Review Committee. The Demand Review Committee was formed in May of 2023 to review, monitor and analyze stockholder allegations. The Board approved annual payments in the amount of $20,000 for the Chair and $10,000 for members of the Demand Review Committee, which are to be paid in quarterly installments beginning October 1, 2023. Mr. Roberts is the current Chair of the Demand Review Committee, and Mr. Fowke and Ms. James are the other members of the Demand Review Committee. In addition, in February 2024 the Board approved an annual retainer for the independent Chair in the amount of $200,000.

The Corporate Governance Committee’s independent compensation consultant, Meridian, evaluates on an annual basis the competitiveness of the Company’s non-employee director compensation program and the form and amount of each element of that program (annual retainers, equity compensation, committee chair compensation, and independent Chair or Lead Director compensation) in comparison to the companies in the peer group used for executive compensation and to a group of other industrial companies that are comparable in size to AEP. The Board reviews the recommendations of the Corporate Governance Committee and determines the form and amount of Director compensation.

At its meeting held in October 2024, the Corporate Governance Committee reviewed and discussed an analysis of non-employee director compensation prepared by Meridian. Meridian’s report reviewed the design and competitiveness of our non-employee director compensation program. In October 2024, upon the recommendation of the Corporate Governance Committee and taking into account comparative data from Meridian, the Board made no changes to director compensation.

In 2023, the Corporate Governance Committee issued a competitive request for proposals from multiple independent board compensation consultants. After a thorough review of the proposals received, the Corporate Governance Committee chose Meridian as the independent board compensation consultant.

We use a combination of cash and AEP stock units to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to our Company. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair.

Expenses. Directors are reimbursed for expenses incurred in attending Board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. Spouses may occasionally join Directors on Company aircraft when a Director is traveling to or from Board meetings or other business activities. The Company generally provides for, or reimburses the expenses of, the Directors and their spouses for attendance at such meetings. Our Directors do not receive any tax gross-ups.

Retainer Deferral Plan.    The Retainer Deferral Plan for Non-Employee Directors is a non-qualified deferred compensation plan that permits non-employee directors to choose to defer up to 100 percent of their annual cash payments into a variety of investment fund options, all with market-based returns, including an AEP stock fund. The Plan permits the non-employee directors to defer receipt until termination of service or for a period that results in payment commencing not later than five years after termination of service.

Insurance. AEP maintains a group travel accident insurance policy to provide a $1,000,000 accidental death benefit for each director, $100,000 for each spouse of a director and $50,000 for all dependent children. The current policy, effective January 1,2023 to January 1, 2026, has a premium of $24,663.

Stock Ownership. Non-employee directors are required by our Principles to own AEP common stock or AEP stock units equal to their first five years of annual equity awards. This is accomplished within the first five years of a non-employee director’s service by requiring the director to hold the AEP stock units awarded under the Stock Unit Accumulation Plan until termination of service.

After five years of service on the Board, non-employee directors receive contributions to an AEP stock fund under the Stock Unit Accumulation Plan. During open trading windows they may subsequently transfer those amounts into other investment fund options, similar to those in the Retainer Deferral Plan.

Matching Gifts Program. Directors may participate in our Matching Gifts Program on the same terms as AEP employees. Under the program, AEP will match between $250 and $1,000 per higher education institution each year in charitable contributions from a director.

2024 Director Compensation Table

The following table presents the compensation provided by the Company in 2024 to our non-employee directors.

Name (1)	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
J. Barnie Beasley, Jr.	43,333	56,667	685	100,685
Art A. Garcia	155,000	170,000	685	325,685
Hunter C. Gary	119,177	155,833	685	275,695
Linda A. Goodspeed	82,500	99,167	685	182,352
Donna A. James	140,000	170,000	685	310,685
Sandra Beach Lin	150,000	170,000	685	320,685
Henry P. Linginfelter	119,177	155,833	685	275,695
Margaret M. McCarthy	131,667	170,000	685	302,352
Daryl Roberts	150,000	170,000	685	320,685
Daniel G. Stoddard	151,666	170,000	685	322,351
Sara M. Tucker	330,000	170,000	685	500,685
Lewis Von Thaer	141,668	170,000	685	312,353
(1)Mr. Fowke is not included in this table as he was an employee of the Company for a portion of 2024. See “Executive Compensation — Summary Compensation Table” for information about the compensation earned by Mr. Fowke in 2024 in his capacity as both a non-employee director and Interim President and Chief Executive Officer of the Company and Senior Advisor of the Company. Ms. Goodspeed resigned from the Board effective July 31, 2024 due to personal reasons and not due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.
(2)The dollar amounts reported represent either the grant date fair value calculated in accordance with FASB ASC Topic 718 of AEP stock units granted under the Stock Unit Accumulation Plan for Non-Employee Directors, without taking into account estimated forfeitures, or the amount credited to the AEP Stock Fund for directors with more than five years of service. AEP stock units or contributions to the AEP Stock Fund are credited to directors quarterly based on the number of months they served as a director in that quarter.
(3)Each non-employee director who served the full year received either 1,853 AEP stock units or AEP Stock Fund contributions of $170,000 in 2024. Due to their service for less than a full year, Messrs. Beasley, Gary, and Linginfelter and Ms. Goodspeed received approximately 655, 1,689, 1,689, and 1,116 units, respectively in 2024. Directors had the following aggregate number of AEP stock units, including dividend equivalents and stock unit equivalents in the AEP Stock Fund at 2024 year-end, all of which are fully vested: Mr. Garcia 11,159, Mr. Gary 1,711, Ms. James 5,190, Ms. Lin 36,133, Mr. Linginfelter 1,711, Ms. McCarthy 12,040, Mr. Roberts 8,322, Mr. Stoddard 4,379, Ms. Tucker 57,956 and Mr. Von Thaer 5,803.
(4)The amounts reported in All Other Compensation consists of the Company-paid premium of $685 for accidental death insurance policy.

Insurance

AEP and the AEP System Companies and their directors and officers are insured, subject to certain exclusions and retentions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. Such insurance, effective May 1, 2024 to May 1, 2025, is provided by: Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Zurich American Insurance Company, Continental Casualty Company (CNA), U.S. Specialty Insurance Company (Tokio Marine HCC), Arch Insurance Company, Midvale Indemnity Company (American Family Group), Travelers Casualty & Surety Company of America, Ascot Insurance Company, Berkley Insurance Company, RSUI Indemnity Company, Markel American Insurance Company, Freedom Specialty Insurance Company (Nationwide), General Security National Insurance Company (SCOR), RLI Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA (AIG), Everest National Insurance Company, Berkshire Hathaway Specialty Insurance Company, US Specialty Insurance Company (Tokio Marine HCC), Travelers Casualty & Surety Company of America, Arch Insurance Company, Endurance American Insurance Company (Sompo International), and Berkshire Hathaway Specialty Insurance Company. The total cost of this insurance is $3,418,236.

Fiduciary liability insurance provides coverage, subject to certain exclusions and retentions, for AEP System companies and their affiliated trusts, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under the Employee Retirement Income Security Act of 1974. Such insurance, effective May 1, 2024 to May 1, 2025 is provided by Associated Electric & Gas Insurance Services Limited (AEGIS), U.S. Specialty Insurance Company (Tokio Marine HCC), Energy Insurance Mutual Limited (EIM), and Freedom Specialty Insurance Company (Nationwide). The total cost of this insurance is $450,063.

Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, fee negotiations and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for 2025. PwC has served as our independent registered public accounting firm starting with the audit for the year ended December 31, 2017. The Audit Committee reviews and assesses annually the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent registered public accounting firm. Additionally, the Audit Committee is involved in the selection and mandated rotation of the lead engagement partner from PwC. The Audit Committee believes that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify, in a non-binding vote, the appointment of PwC as our independent registered public accounting firm for 2025.

The Company anticipates that a representative of PwC will not be present at the Annual Meeting. The Company offered PwC the opportunity to make a statement if it desired to do so, which was declined. Shareholders may submit questions for PwC during the meeting at meetnow.global/AEP2025 and PwC will respond in writing to any appropriate questions that may be submitted by shareholders at the Annual Meeting.

Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting and will seriously consider shareholder input on this issue. Whether or not the appointment of PwC is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.
Your Board of Directors recommends a vote FOR this Item 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and December 31, 2023, and fees billed for other services rendered by PwC during those periods.

Audit & Non-Audit Fees	2024	2023
Audit Fees (1)	$12,497,105	$13,183,186
Audit-Related Fees (2)	434,960	246,667
Tax Fees (3)	—	—
All Other Fees (4)	—	—
TOTAL	$12,932,065	$13,429,853

(1)Audit fees in 2024 and 2023 consisted primarily of fees related to the audit of the Company’s annual consolidated financial statements, including each registrant subsidiary. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board Auditing Standard Number 5 regarding the Company’s internal control over financial reporting. This category also includes work generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)Audit-related fees consisted principally of regulatory, statutory and employee benefit plan audits.
(3)Tax fees consisted principally of advisory services. Tax services are rendered based upon facts already in existence, transactions that have already occurred, as well as tax consequences of proposed transactions.
(4)These are fees for permissible work performed by PwC that do not meet the above categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limitation. The independent registered public accounting firm and management are required to report to the Audit Committee at each regular meeting regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee Chair may also pre-approve particular services on a case-by-case basis. In 2024, all PwC services were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee reviews AEP’s financial reporting process as well as the internal control over financial reporting on behalf of the Board. The Audit Committee’s responsibilities are more fully described in its charter, which is reviewed annually, and is available on AEP’s website at aep.com/investors/governance. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of NASDAQ and the SEC’s audit committee independence rules.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), AEP’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of AEP’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. PwC is also responsible for performing an audit of and expressing an opinion on the effectiveness of AEP’s internal control over financial reporting, and for reporting the results of their audits to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee met five times and held discussions, some of which were in private, with management, the senior internal audit executive and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with AEP’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of AEP’s internal controls and the overall quality of AEP’s financial reporting processes. In addition, during 2024, the Audit Committee held discussions on emerging accounting, compliance and other matters, including, but not limited to: enterprise risk management and management’s mitigation plans; and legal, income tax and regulatory matters that may have a material impact on the consolidated financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management. Management of AEP has affirmed to the Audit Committee that AEP’s fiscal year 2024 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Management has also concluded that AEP’s internal control over financial reporting was effective as of December 31, 2024.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the fiscal 2024 audited consolidated financial statements, the firm’s judgment as to the quality of AEP’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of AEP’s internal control over financial reporting.

In addition, the Audit Committee had discussions with and received written communications from the independent registered public accounting firm regarding its independence as required by the PCAOB. The Audit Committee has reviewed the services provided by AEP’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from AEP and its management.

The Audit Committee has also received written communication regarding the results of the independent registered public accounting firm’s internal quality control reviews and procedures and other matters, as required by the NASDAQ listing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in AEP’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee also reappointed PwC as the Company’s independent registered public accounting firm for 2025. Shareholders are being asked to ratify that selection at the 2025 Annual Meeting.

Audit Committee Members
Art A. Garcia, Chair
Hunter C. Gary
Donna A. James
Sandra Beach Lin
Margaret M. McCarthy
Daniel G. Stoddard

Item 3. Advisory Vote on Executive Compensation

This non-binding advisory vote, commonly known as a "say-on-pay" proposal, provides an opportunity for shareholders to vote on the resolution below regarding the compensation paid to our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain executives who are critical to our success, including the named executive officers. Under these programs, our named executive officers and other employees are rewarded for the achievement of annual and long-term goals.

The HR Committee extensively reviews the compensation for our named executive officers to ensure it aligns with our shareholders’ interests and current market practices. As a result of its review process, the HR Committee maintains the following executive compensation practices:

•Emphasizing long-term incentive (LTI) compensation to promote the longer-term interests of the Company and encourage management to make decisions that are aligned with shareholders’ interests.

•Tying the value of a substantial portion of this LTI compensation to two robust measures of shareholder value:

▪3-year cumulative operating earnings per share compared to a Board-approved target (50 percent of total LTI compensation); and

▪3-year total shareholder return compared to the Company’s executive compensation peer group (40 percent of total LTI compensation).

•A mandatory recoupment (clawback) policy that complies with SEC Rule 10D-1 and the corresponding NASDAQ listing standards.

•Maintaining a “no fault” clawback policy that allows the Company to recoup excess incentive compensation paid to our named executive officers if the results on which such compensation was based are materially restated or corrected.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure is hereby APPROVED.”

While the Board will carefully consider the results of this vote, the "say-on-pay" vote is advisory only, and therefore will not be binding on the Company or our Board of Directors.

Your Board of Directors recommends a vote FOR this Item 3.

Compensation Discussion and Analysis

This section explains AEP’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following named executive officers:

Name	Title (as of December 31, 2024)
Mr. Fehrman	President and Chief Executive Officer
Mr. Zebula	Executive Vice President and Chief Financial Officer
Mr. Hall	Executive Vice President and Chief Commercial Officer
Mr. Feinberg	Executive Vice President, General Counsel and Secretary
Ms. Risch	Executive Vice President and Chief Information & Technology Officer
Mr. Fowke	Former Interim President and Chief Executive Officer
Ms. Sloat	Former Chair, President and Chief Executive Officer

Executive Summary

2024 Business Performance Highlights

We generated operating earnings of $5.62 per share for 2024, which is $0.01 below the midpoint of our earnings guidance range of $5.53 - $5.73 that was narrowed to $5.58 - $5.68 per share on November 6, 2024. The variance was due to unfavorable regulatory outcomes throughout the vertically integrated segment, lower normalized retail sales concentrated in the residential and industrial classes, and higher O&M expense, partially offset by the retention of nuclear production tax credits, higher other operating revenue, lower income taxes, lower property taxes, and higher earnings at our generation and marketing segment due to strong retail and wholesale sales. These factors combined to produce 2024 operating earnings that were in the lower half of our earnings guidance. Throughout this Compensation Discussion and Analysis, we refer to operating earnings, which is a non-GAAP financial measure that is used as a performance measure when awarding incentive compensation to executives and other employees. Our 2024 GAAP earnings per share were $5.60, and Exhibit A to this proxy statement contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for 2024.

In October 2024, the Company increased its quarterly dividend by 5 cents to 93 cents per share, the 458th consecutive quarterly dividend. This increase is in line with our long-term growth rate of 6 percent to 8 percent and within the targeted payout ratio of 55 - 65 percent.

In 2024, we focused on outcomes related to our six core principles.

•Customer Service: AEP ranked number one among peers in J.D. Power's assessment of Customer Digital Experience. To address regional J.D. Power customer satisfaction challenges, we have introduced rate securitization options, launched performance power reliability metrics and initiated enterprise-wide process improvements.

•Employee Commitment: We achieved a 46 percent reduction in serious injuries and zero employee fatalities. Tragically, we experienced one contractor fatality in 2024. Improving safety performance overall remained a focus, so the business is recommitting to ensuring a safer work environment for all.

•Regulatory and Legislative Integrity: We achieved constructive outcomes in rate cases in five AEP jurisdictions (Kentucky, Indiana, Michigan, Virginia, and AEP Texas), through both settlements and fully litigated cases. We also secured $33 million in Federal grants in 2024 on behalf of AEP’s customers, for a total of $124 million in grants over the last four years that support AEP’s broadband, grid modernization, hydroelectric facilities and vegetation management efforts. However, we had rate case disallowances and delays in West Virginia, Kentucky and Michigan.

•Environmental Respect: We made significant strides in our efforts to provide reliable, dispatchable and clean power to our customers through the Small Modular Reactor program. We completed the preliminary siting study at Indiana Michigan Power; finalized an Appalachian Power site diligence report and site selection for an early site permit; held our first SMR project open house in Lynchburg, VA; and drafted grant applications for the Tier I & II Department of Energy (DOE) SMR Funding Opportunity. Progress continues on SMR development in Indiana, including the preparation of a

$50M DOE Tier 1 Grant application. These initiatives reflect our commitment to advancing clean energy solutions and fostering partnerships that enhance our energy offerings for the future.

•Operational Excellence: Our Transmission reliability, performance, and protection system mis-operation rates were at all-time best levels. We successfully implemented a unified transmission system control and data acquisition platform, enabling operations across the AEP transmission system from any of the four transmission control centers. We are implementing improvements in our outage planning process, maintenance practices and reinvesting in our existing assets to improve outcomes. These steps are crucial to enhancing our operational reliability and ensuring we meet the standards expected by our customers and regulators.

•Financial Strength: We executed transmission interconnection letters of agreement for 4.5 GW of new load by 2030 and Energy Services Agreements for 2.7 GW of new load with an additional 1 GW expected near term. We also successfully executed the Bloom fuel cell purchase agreement, ensuring that AEP’s interests are protected prior to the finalization of customer agreements. Enhancing our communication, performance and regulatory outcomes will be essential in rebuilding investor and analyst confidence in our business moving forward. These efforts aim to address current concerns and position AEP for a stronger market performance in the future.

2024 Goals for Incentive Compensation Plans

With respect to 2024 annual incentive compensation, the HR Committee:

•Set the operating earnings per share target at $5.63 with a 60 percent weight, which was the midpoint of the Company’s operating earnings guidance of $5.53 to $5.73 per share at the time the HR Committee set the goal. This represented a 6.5 percent increase from the 2023 target, which was the midpoint of AEP’s guidance at the time.

•Set the operating earnings per share needed for a maximum payout at $5.81 per share, which was 8 cents per share above the top of the Company's original operating earnings guidance range.

•Set the minimum operating earnings per share at $5.53 per share, which was the bottom of the Company's original operating earnings guidance range and capped each of the non-earnings measures at the target score unless operating earnings per share was at or above $5.63 per share, which was the midpoint of the earning guidance range.

•Established safety measures with a weight of 20 percent and compliance, affordability, reliability, and employee engagement measures with a combined weight of 20 percent.

With respect to the 2024-2026 performance share awards under the Company's long-term incentive plan, the HR Committee:

•Set the target for the 3-year cumulative operating earnings per share based on a 6.5 percent annual growth rate for 2024 through 2026 from the 2023 target, which was the midpoint of our 2024 earnings guidance range and long-term earnings growth guidance.

2024 Earned Annual Incentive Plan Awards

With respect to earned awards under the annual incentive compensation plan, the HR Committee approved the following results and pay outcomes:

•2024 operating earnings per share of $5.6178, which was 1.22 cents below the midpoint of our operating earnings guidance for the year, produced a score of 91.5 percent of target.

•As recommended by senior management, the HR Committee adjusted the safety scores to remove a 50 percent reduction that otherwise would have applied because of the fatality of a third-party contractor. This reduction was not applied because the investigation revealed that all applicable safety procedures were followed, and the contractor was struck by a member of the public who has been charged in the incident.

Performance on AEP’s 2024 Safety objectives (20 percent weight) produced a score 93.1 percent of target without the application of the 50 percent reduction described above. Compliance (5 percent weight) would have been at the maximum performance level for 2024, but the score was reduced to target (100 percent) because operating EPS was less than target. The affordability score (5 percent weight) was 96.1 percent of target. Reliability (5 percent weight) would have been 143.9 percent of target, but the score was reduced to target (100 percent) because operating EPS was less than target. The employee engagement score reached the target level for 2024.

2022-2024 Earned Long-Term Performance Awards

With respect to the 2022-2024 performance share awards, the HR Committee approved the following results and pay outcomes:

•Cumulative total shareholder return (TSR) (40 percent weight) of 20.5 percent for the performance period, which placed the Company at the 59th percentile relative to the companies in AEP's custom TSR Peer Group and resulted in a score of 129.3 percent of target.

•Cumulative operating earnings per share (50 percent weight) of $15.958 for this performance period, which was above target and produced a score of 107.3 percent of target.

•Non-emitting generating capacity (10 percent weight) represented 31.1 percent of the Company's total owned and purchased capacity at the end of the performance period, which was below target and produced a score of 44.2 percent of target. In April 2023, the HR Committee approved an adjustment to the original target for this metric to exclude competitive renewable assets that were sold.

•The weighted average score for these factors resulted in a payout of 109.8 percent of target for this performance period.

Compensation Governance Best Practices

Underlying our executive compensation program is an emphasis on good corporate governance practices.

What We Have		What We Don't Have
✓	Significant stock ownership requirements for executive officers, including a six times salary stock ownership requirement for the CEO	✗	No reimbursement or tax gross-up for excise taxes triggered under change in control agreements

✓	A substantial portion of the compensation for executive officers is tied to the Company's annual and long-term performance	✗	No excessive benefits or perquisites for executives

✓	A robust discretionary recoupment policy that allows the HR Committee to claw back incentive compensation due to restatements or corrections of incentive compensation performance measures irrespective of whether any misconduct led to such restatements or corrections	✗	No income tax gross-ups for executive officers, other than for relocation expenses

✓	A mandatory recoupment policy that complies with SEC Rule 10D-1 and the corresponding NASDAQ listing standards

✓	An insider trading policy that prohibits our executives and directors from hedging their AEP stock holdings and from pledging AEP stock

✓	If there is a change in control, long-term incentive awards have double trigger vesting conditions that results in accelerated vesting of these awards only if the change in control is followed by an involuntary or constructive employment termination

Results of 2024 Advisory Vote to Approve Executive Compensation

At the Company’s annual meeting of shareholders held in April 2024, approximately 95 percent of the votes cast on the Company’s "say-on-pay" proposal were in favor of that proposal. After consideration of this vote, the HR Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation. The HR Committee will continue to consider the outcome of the Company’s "say-on-pay" vote and other sources of stakeholder feedback when establishing compensation programs and making compensation decisions for the named executive officers.

Overview

Principles

The HR Committee oversees and determines AEP’s executive compensation (other than that of the President and CEO and Interim President and CEO positions). For these positions, the HR Committee makes recommendations to the independent members of the board of directors, and the independent board members oversee and determine compensation for these positions. Mr. Fowke recused himself from discussions of the independent directors regarding the compensation for his position as the Interim President and CEO.

AEP’s executive compensation program is designed to:

•Attract, retain, motivate and reward an outstanding leadership team with market-competitive compensation and benefits to achieve both excellent individual and Company performance.

•Reflect AEP’s financial and operational size as well as the complexity of its multi-state operations.

•Provide a substantial portion of executive officers’ total compensation opportunity in the form of short-term and long-term performance-based incentive compensation.

•Align the interests of the Company’s named executive officers with those of AEP’s shareholders by:

◦Providing a majority of their compensation opportunity in the form of stock-based compensation with a value that is linked to the total return on AEP’s common stock; and

◦Requiring significant AEP stock ownership by executives.

•Support the implementation of the Company’s business strategy by tying annual incentive awards to a balanced scorecard of objectives based on our core principles, including operating earnings per share, in our annual incentive compensation program; and

•Promote the stability of the management team by creating strong retention incentives with multi-year vesting schedules for long-term incentive compensation.

The HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), participates in HR Committee meetings, assists the HR Committee in developing the compensation program and regularly meets with the HR Committee in executive session without management present.

Opportunity vs. Performance

AEP’s executive compensation program generally targets each named executive officer’s total direct compensation opportunity (base salary, target annual incentive and grant date value of long-term incentives) at the median of AEP’s Compensation Peer Group, which, for 2024, consisted of 19 companies that operate in our industry and 7 general industry companies. The ultimate value realized from annual and long-term incentives is dependent on the Company’s annual and long-term performance.

Compensation Design

The compensation for our named executive officers includes base salary, annual incentive compensation, and long-term incentive compensation. The Company also provides executive officers with a comprehensive benefits program and limited perquisites. The Company aims to provide a balance of annual and long-term incentive compensation that is consistent with the compensation mix provided by AEP’s Compensation Peer Group.

For annual incentive compensation, the HR Committee balances meeting AEP's operating earnings per share target with safety, compliance, operational and strategic initiatives. For 2024 annual incentive compensation, operating earnings per share comprised 60 percent of the overall award opportunity, 20 percent was tied to safety and the remaining 20 percent weight was tied to compliance, affordability, reliability and employee engagement objectives.

The long-term incentive compensation awarded in 2024 consisted of: 75 percent performance shares with a 3-year performance and vesting period and 25 percent time-vesting restricted stock units (RSUs). The performance shares were tied to:

(1)AEP’s total shareholder return relative to a custom TSR peer group consisting of 25 companies, other than AEP, that operate in our industry (40 percent);

(2)AEP’s 3-year cumulative operating earnings per share relative to a Board-approved target (50 percent); and

(3)Maintaining Reliability Through Clean Energy Transition as measured by the amount of non- and low-emitting generating capacity additions approved by regulators in proportion to the amount of qualifying generating capacity additions decided upon by Public Utility Commissions compared to a Board approved target (10 percent). Qualifying generation technologies include renewables (e.g., solar, wind), energy storage, natural gas, nuclear or any additional generation technologies that are non- or low-emitting, or other technologies that have installed carbon capture and sequestration (CCS). Generating capacity additions are measured in nameplate MWs and include both owned and PPA generating capacity but exclude capacity-only contracts.

The performance shares are subject to a 3-year vesting period from their January 1, 2024 effective date. The RSUs vest in three approximately equal annual tranches on a February 21 cycle, consistent with RSUs for the past several years, which is 2 days before the first, second and third anniversaries of their February 23, 2024 grant date.

The percentage of compensation that was performance-based was lower in 2024 than prior years due to unusual circumstances. A non-performance based RSU award was granted to Mr. Fehrman upon hire to offset compensation he forfeited from his prior employer when he accepted AEP’s employment offer. The HR Committee also granted non-performance based RSU awards to Mr. Zebula to accommodate the need for timing flexibility with respect to identifying and onboarding a successor CFO and to provide market-competitive compensation until this occurred or through the end of 2025, whichever event occurred first. RSUs with a grant date value of $1,500,000 were granted to Mr. Zebula on April 22, 2024 and would vest on December 31, 2025, or earlier if Mr. Zebula retires with the advanced written approval of AEP’s CEO after January 1, 2025 or at any time upon a change of control or his death. An additional $750,000 grant date value was granted in RSU awards to Mr. Zebula on April 22, 2024 that would only vest, in six (6) $125,000 increments, which would provide market-competitive compensation for the CFO position on a monthly basis if he remains employed by AEP on July 31, August 31, September 30, October 31, November 30, or December 31, 2025. AEP hired a replacement CFO on January 20, 2025, and Mr. Zebula is expected to retire on March 14, 2025, with the advanced written approval of AEP’s President and CEO. In addition, the HR Committee granted Ms. Risch (EVP and Chief Information & Technology Officer) a $500,000 RSU award and Mr. Hall (EVP and Chief Commercial Officer) a $1,500,000 RSU award, during 2024 for their strong performance and as a retention incentive.

As illustrated in the charts below, in 2024, performance-based compensation (target annual incentive compensation and grant date value of performance shares) comprised 47 percent of the target total direct compensation for the CEO and 40 percent of the average target total direct compensation for the other named executive officers (excluding Mr. Fowke and Ms. Sloat due to their partial year of employment). An additional 47 percent of the CEO’s target total direct compensation and an additional 39 percent on average of target total direct compensation for the other named executive officers was provided in the form of time-vesting RSUs (grant date value), which are tied to AEP’s stock price. These percentages are higher than prior years for our CEO due to the RSUs granted to offset compensation forfeited from his prior employer when he accepted AEP's employment offer, combined with a partial year of salary and, for our other named executive officers, due to the RSUs described above that were granted to our CFO, our EVP, Chief Information and Technology Officer, and our EVP, Chief Commercial Officer.

2024 Compensation Peer Group

The HR Committee, supported by Meridian, annually reviews AEP’s executive compensation relative to a peer group of companies that represent the talent markets where we compete to attract and retain executives. The Compensation Peer Group includes several general industry companies to provide more robust compensation data and increase the peer group’s median revenue and market capitalization to closer to that of AEP. This avoids the need to use regression analysis to provide size relevant compensation comparisons for the named executive officers positions, for which usable data was frequently not available. The general industry companies selected are large, capital-intensive companies with predominantly U.S. revenue that help reduce the gap between AEP’s revenue and market capitalization and that of the Compensation Peer Group. The full Compensation Peer Group for 2024 is shown in the following table:

3M Company	General Dynamics Corporation
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	Northrop Grumman Corporation
Constellation Energy Corporation	PG&E Corporation
Delta Air Lines, Inc.	PPL Corporation
Dominion Energy, Inc.	PSEG Incorporated
DTE Energy Company	Sempra
Duke Energy Corporation	The AES Corporation
Edison International	The Sherwin-Williams Company
Entergy Corporation	The Southern Company
Eversource Energy	Waste Management, Inc.
Exelon Corporation	WestRock Company
FirstEnergy Corp.	Xcel Energy Inc.

The table below shows that, at the time the Compensation Peer Group data was collected, AEP’s revenue and market capitalization were slightly above the median of the Compensation Peer Group.

Compensation Peer Group	Revenue(1) ($ million)	Market Cap(1) ($ million)	Number of Employees (1)
75th Percentile	$26,810	$61,320	44,090
50th Percentile	19,119	33,486	15,543
25th Percentile	13,798	23,632	12,070
AEP	$19,471	$43,290	16,974
Percentile Rank	51st	63rd	55th

(1)The HR Committee selected the 2024 Compensation Peer Group in September 2023 based on each company’s trailing four-quarter revenue, market capitalization as of August 1, 2023 and the prior year employee count, among other factors.

The HR Committee did not make any changes to the Compensation Peer Group for 2024.

Annual Market Analysis

The HR Committee, supported by Meridian, annually reviews an executive compensation study covering each named executive officer position based on compensation survey information for the Compensation Peer Group. This study benchmarks each of our named executive officers' total direct compensation, and each component of their compensation, against the median components of target compensation for officers serving in similar capacities in the Compensation Peer Group if sufficient data is available.

Executive Compensation Program Detail

Summary of Executive Compensation Components.  The following table summarizes the major components of the Company’s executive compensation program.

Component	Purpose
Base Salary	•	To provide a market-competitive and consistent minimum level of compensation that is paid throughout the year.
Annual Incentive Compensation	• •	To focus and align executives' efforts with the Company's objectives for the year. For 2024, the HR Committee approved performance measures with the following weights:
		•	Operating Earnings Per Share (60 percent weight)
		•	Safety (20 percent weight)
		•	Compliance (5 percent weight)
		•	Affordability (5 percent weight)
		•	Reliability (5 percent weight)
		•	Employee Engagement (5 percent weight)
Long-Term Incentive Compensation	•	To motivate management to create sustainable shareholder value by linking a substantial portion of their potential compensation directly to longer-term shareholder returns.
	•	To help ensure that management remains focused on longer-term results, which the HR Committee considers essential given the large amount of long-term investment in physical assets required in our business.
	•	To reduce executive turnover and maintain management consistency.

Base Salary.    The HR Committee determines base salary increases for our named executive officers based on the following factors:

•The performance of the executive during the previous year.

•The market-competitiveness of the executive’s base salary, total cash compensation and total compensation.

•The Company’s salary increase budget.

•The current scope and responsibilities of the position.

•Internal comparisons.

•The experience and potential of each executive.

•The impact on our business of an executive's departure.

Effective April 1, 2024, base salary increases averaging 3.7 percent were provided to the named executive officers, other than Mr. Fehrman, who was not yet employed by AEP, Mr. Fowke, whose compensation had recently been set for the Interim President and CEO position, and Ms. Sloat, who exited the Company shortly thereafter. The HR Committee established Mr. Fehrman’s salary as President and CEO at $1,500,000 effective upon his August 1, 2024 hire date, and Mr. Fowke’s salary for the Interim President and CEO position at $1,600,000 effective upon his February 26, 2024 hire date.

Annual Incentive Compensation

Target Opportunity.  The HR Committee, supported by Meridian, establishes the annual incentive target opportunities for each executive officer based, in part, on market-competitive compensation as shown in the annual executive compensation study. Other factors include performance in role and internal equity. For 2024, the HR Committee established the following annual incentive target opportunities:

•155 percent of base earnings for the President and Chief Executive Officer (Mr. Fehrman) due to his extensive CEO experience in the industry.

•160 percent of base earnings for the Interim President and Chief Executive Officer position due to his extensive CEO experience with a peer company of similar size and complexity.

•80 percent of base earnings for the EVP and Chief Financial Officer (Mr. Zebula), and the EVP and Chief Commercial Officer role (Mr. Hall).

•75 percent of base earnings for the EVP, General Counsel and Secretary (Mr. Feinberg) and EVP and Chief Information and Technology Officer (Ms. Risch).

Performance Metrics. The HR Committee established performance measures for 2024 annual incentive compensation that consisted of 60 percent operating earnings per share and 20 percent safety measures, 5 percent compliance, 5 percent affordability, 5 percent reliability, and 5 percent employee engagement. Specifically, the HR Committee established the following performance measures for 2024 annual incentive compensation:

Operating Earnings per Share (60 Percent). The HR Committee chose operating earnings per share again for 2024 as a measure of financial performance because it continues to believe that this metric best reflects management’s performance operating the Company and is a strong driver of shareholder returns. In addition, the HR Committee considered that operating earnings per share is the primary measure by which the Company communicates its actual and expected future financial performance to the investment community and employees. Management and the HR Committee believe that sustained operating earnings per share growth is the primary means to create long-term shareholder value.

The HR Committee established an operating earnings per share target of $5.63 for 2024, which was the midpoint of our operating earnings guidance of $5.53 to $5.73 per share at the beginning of the year. The threshold was set at $5.53 with a 30 percent of target payout, which was the bottom of the 2024 earnings guidance range. The maximum payout was set at $5.81 with a 200 percent of target payout, which was $0.08 above the top of the 2024 earnings guidance range. There was an inflection point at $5.73 (170% of target payout), which was the top of our earnings guidance.

The HR Committee also established a modifier for 2024 that capped each of the non-earnings measures at the target if operating earnings per share was less than the midpoint of AEP’s earnings guidance range.

Safety (20 Percent). Safety is a core value at AEP, and maintaining the safety of AEP employees, contractors and the public is always a primary consideration. The 2024 safety metrics included:

•Targeted CORE (Coaching through Observation, Recognition and Engagement) Visits (10 percent) is a structured approach to ensuring that controls and procedures identified in pre-job briefings are understood and implemented. Step 1 was the development of baseline questionnaires and the completion of assessor knowledge evaluations. Step 2 was the completion of an average of 8 targeted CORE visits by each designated leader. Step 3 was analyzing the resulting data and developing corrective and preventative action plans. Performance was measured by the extent to which the three steps were completed.

•CORE Visit Effectiveness Reviews: Leadership Engagement (4 percent) is a measure of the extent to which designated senior leaders connected with front line leaders and contractor oversight personnel in a two-way dialogue to improve engagement and overall performance. Each designated leader was tasked with completing 24 CORE visit effectiveness reviews and performance was assessed based on the extent to which these reviews were completed: 90% completed = 0% score; 95% completed = 100% score; 100% completed = 200% score.

•CORE Visits With Zero Documented Learning Opportunities (3 percent) is a measure of the extent to which learning opportunities were documented in CORE visits with the objective of encouraging more learning opportunities as a way to improve the effectiveness of the visits and safety of the work. Performance was measured based on the reduction in the percentage of CORE visits with zero documented learning opportunities: 10% reduction = 0% score; 20% reduction = 100% score; 30% reduction = 200 percent score.

•CORE Visits With Documented Constructive Comments (3 percent) is a measure of the extent to which constructive comments were documented in CORE visits with the objective of encouraging more constructive comments as a way to improve the effectiveness of the visits and safety of the work. Performance was measured based on the increase in the percentage of CORE visits that documented constructive comments: 10% improvement = 0% score; 20% improvement = 100% score; 30% improvement = 200 percent score.

•Safety Modifier: the 2024 safety goals were subject to 50% reduction in the actual score in the event of a fatal employee or contractor work related incident. While AEP did experience a contractor fatality in 2024, the HR Committee did not apply the Safety Modifier due to the circumstances of the incident, which are described in the second bullet under 2024 Earned Annual Incentive Plan Awards on page 43 above.
Compliance (5 Percent).

•North American Electric Reliability Corporation (NERC) Compliance (5 percent). NERC establishes the reliability standards for planning and operating the North American bulk electric power system. The 2024 NERC Compliance metric measured reductions in the number of NERC compliance incidents compared to a three-year average baseline of 41, excluding incidents discovered via an established Control Procedure, counting Non-Focus Requirement incidents not found via an established control as one incident, counting a Focus Requirement incident not found via an established control as 1.5 incidents and double counting incidents found in an audit, during audit preparation or by an external reviewer.

Affordability (5 Percent).

•Federal Assistance Funding Participation (LIHEAP and HEAP) (5% Weight). The object of this measure was to support our customers who need assistance paying their power bills with the available assistance. The Federal programs involved are the Low-Income Home Energy Assistance Program (LIHEAP) and the Home Energy Assistance Program (HEAP). Participation improvement was measured as a customer weighted average of the number of customer accounts that received posted funding in each state across the AEP footprint as compared to 2023, excluding AEP Texas due to its market design. States where funds were fully depleted received a minimum 1.0 (target) score. The threshold (50 percent payout) was a 1% increase, the target (100% payout) was a 2% increase and the maximum (200% payout) was a 3% increase.

Reliability (5 Percent).

•System Average Interruption Duration Index (SAIDI) (5% weight). SAIDI represents the average outage duration for each customer served. The targets were set based on the five-year average SAIDI performance with the highest and lowest values removed to reduce the impact of abnormally high and low years. AEP performance is determined based on a customer weighted average of our operating company scores. The threshold (0% payout) was 120% of the target or 115% for Public Service Company of Oklahoma (PSO), the target (100% payout) was the five-year average SAIDI described above, excluding jurisdictional major event days, and the maximum (200% payout) was 80% of the target (95% for PSO). The PSO threshold is set at plus 15%, and maximum at minus 5% due to their historically stronger SAIDI performance.

Employee Engagement (5 Percent).

•Engagement and Inclusion (5% weight). The focus for 2024 was to encourage participation in the employee engagement survey. The threshold (0% payout) was 90% participation, the target (100% payout) was 93% participation, and the maximum (200% payout) was 96% participation.

The chart below shows the weightings for each performance measure as a percentage of the total award opportunity, the threshold, target and maximum performance goals, 2024 actual results and related weighted scores.

	Weight	Threshold	Target	Maximum	Actual Performance Results	Actual Award Score (as a percent of target opportunity)	Weighted Score
Operating Earnings Per Share (60%)	60.0%	$5.53	$5.63	$5.73	$5.6178	91.5%	0.549
Safety (20%)
Targeted CORE Visits	10.0%	Step 1 completed	Step 1 completed and 75% of visits performed. (No incremental credit if < 75% of visits performed	Step 1 and 3 completed and 100% of visits performed (Max score is target unless Step 3 is completed).	All objectives completed	100.0% due to cap	0.100
CORE Visit Effectiveness Reviews - Leadership Engagement	4.0%	90.0% performed and documented	95.0% performed and documented	100.0% performed and documented	99.8% performed and documented	100.0% due to cap	0.040
CORE Visit Effectiveness Reviews with Zero Documented Learning Opportunities	3.0%	10.0% decrease	20.0% decrease	30.0% decrease	15.4% decrease	54.0%	0.016
CORE Visits with Documented Constructive Comments	3.0%	10.0% increase	20.0% increase	30.0% increase	46.8% increase	100.0% due to cap	0.030
Safety Modifier		No employee or contractor fatalities	Not applicable	Not applicable	One contractor fatality	Not applied due to incident circumstances	0.000
Compliance (5%)
NERC Compliance - Reduction in NERC compliance incidents vs. three-year average baseline	5.0%	41	33	25	21	100.0% due to cap	0.050
Affordability (5%)
Federal Assistance Funding Participation (LIHEAP & HEAP)	5.0%	1.0% increase	2.0% increase	3.0% increase	1.07% increase (funding limits were reached in several jurisdictions)	96.1%	0.048
Wires Reliability- Measured by a customer weighted average of SAIDI (System Average Incident Duration Index) scores of AEP’s operating companies	5.0%	289.7 minutes	241.8 minutes	195.2 minutes	219.9 minutes	100.0% due to cap	0.050
Employee Engagement (5%)
Employee Engagement Survey Participation	5%	90.0%	93.0%	96.0%	93.0%	100.0%	0.050
Total Score							0.933

Individual Award Calculations for 2024.    Based on the performance results described in the scorecard above, the HR Committee approved a weighted score of 93.3 percent for each NEO's annual incentive target opportunity. The HR Committee then subjectively evaluated the individual performance of each named executive officer to determine the actual award payouts.

Name	2024 Base Earnings (1)		Annual Incentive Target %		Score		Calculated Annual Incentive Opportunity	2024 Actual Payouts
Mr. Fehrman	$588,462	x	155%	x	93.3%	=	$851,004	$1,100,000
Mr. Zebula	$718,269	x	80%	x	93.3%	=	$536,116	$605,840
Mr. Hall	$570,702	x	80%	x	93.3%	=	$425,972	$485,416
Mr. Feinberg	$765,183	x	75%	x	93.3%	=	$535,437	$447,448
Ms. Risch	$679,096	x	75%	x	93.3%	=	$475,197	$536,999
Mr. Fowke	$1,058,462	x	160%	x	93.3%	=	$1,580,072	$2,000,000
Ms. Sloat	$350,769	x	140%	x	Not eligible due to executive severance	=	$—	$—

(1)Based on salary paid in 2024, which is slightly different than the salary earned for 2024 shown in the Summary Compensation Table.

Long-Term Incentive Compensation

The HR Committee grants long-term incentive compensation to executive officers generally on an annual award cycle. The HR Committee, supported by Meridian, establishes target long-term incentive award opportunities for each named executive officer based on market data provided in the annual market compensation study. For 2024 the HR Committee again approved the following mix of long-term incentive awards:

•75 percent of the target value was awarded as 3-year performance shares, and

•25 percent of the target value was awarded as time-vesting restricted stock units (RSUs).

2024 Long-Term Incentive Awards

Name	Target Value (1)	Total Number of Units Granted (2)	Number of Performance Shares Granted (at Target)	Number of RSUs Granted	Number of Unrestricted Shares and Director Stock Units Granted
Mr. Fehrman	$8,700,000	85,934	34,571	51,363	—
Mr. Zebula	$2,250,000	26,502	—	26,502	—
Mr. Hall	$2,600,000	29,836	10,066	19,830	—
Mr. Feinberg	$1,650,000	20,012	15,009	5,033	—
Ms. Risch	$1,500,000	17,115	9,096	8,018	—
Mr. Fowke	$8,060,780	93,478	771	92,797	681
Ms. Sloat	$—	—	—	—	—

(1)The target value differs from the grant date fair value shown in the stock award column in the Summary Compensation Table because the performance shares contain a market condition (the relative TSR measure) which results in a grant date fair value for financial accounting purposes that differs from the target value the HR Committee used to determine the awards. See footnote 2 to the Summary Compensation Table for a description of the grant date fair value.
(2)The total number of units granted was generally determined by dividing the Target Value by the closing price of AEP common stock on the grant date and rounding to two decimal places for performance shares and three decimal places for restricted stock units (RSUs). The closing price on the grant date was $82.454 for performance shares and RSUs granted on February 23, 2024. Mr. Fehrman’s performance shares and RSUs were granted on August 1, 2024 at $101.24 upon his hire. Mr. Zebula’s RSUs were granted on April 22, 2024 at $84.90 pursuant to his agreement to delay his retirement for an unknown period until a replacement CFO was in place. In addition to regular stock awards granted to Mr. Hall on February 23, 2024, he received RSUs on July 15, 2024 at $90.94 based on his performance and as a retention incentive. In addition to regular stock awards granted to Ms. Risch on February 23, 2024, she received RSUs on October 4, 2024 at $100.28 based on her performance and as a retention incentive. The number of RSUs granted to Mr. Fowke on February 26, 2024 was predetermined based on closing price on February 23 to avoid the potential for the number of shares to be impacted from market volatility from the announcement of his hire as Interim President and CEO, replacing Ms. Sloat. Mr. Fowke also received additional RSUs on August 26 and September 26, 2024 at 99.02 and $100.74, respectively. In addition, Mr. Fowke received AEP stock units pursuant to his service as an outside member of the Board of Directors before and after his service as Interim President and CEO at the end of the 1st and 4th quarters of 2024 at prices of $86.10 and 92.23, respectively.

Performance Shares. In 2024, the HR Committee approved the grant of performance shares to each of the named executive officers, except for Messrs. Zebula and Fowke and Ms. Sloat. These performance shares are subject to a 3-year performance and vesting period that ends on December 31, 2026. Dividends declared from the grant date through the payment date are reinvested in additional performance shares that are subject to the same performance measures and vesting requirements as the underlying performance shares on which they were granted. The number of performance shares earned at the end of the performance period is based on achieved performance against three weighted performance metrics: (i) 3-year cumulative operating earnings per share (50%), (ii) 3-year total shareholder return relative (rTSR) to the companies in a TSR Peer Group (40%) and (iii) maintaining reliability through the clean energy transition (10%). The number of earned performance shares will be paid in shares of AEP common stock.

The HR Committee approved the following 2024-2026 performance goals:

Performance Measures for 2024 – 2026 Performance Shares

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
3 Year Cumulative Operating Earnings Per Share	50%	$17.111 (25% payout)	$18.012 (100% payout)	$18.912 (200% payout)

3 Year Total Shareholder Return of AEP vs. TSR Peer Group	40%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

Maintaining Reliability Through the Clean Energy Transition	10%	50% of MWs approved (0% payout)	75% MWs approved (100% payout)	100% MWs approved (200% payout)

The HR Committee selected a measure of cumulative operating earnings per share to ensure that earnings for all three years contribute equally to the award calculation. The HR Committee set the target for the 3-year cumulative operating earnings per share based on the same $5.63 target used for the 2024 annual incentive plan, with a six and a half percent (6.5%) growth rate in operating earnings per share from 2024 for both 2025 and 2026. The HR Committee also selected a relative total shareholder return measure for these awards to provide an external performance comparison that reflects the effectiveness of management’s strategic decisions and actions over the 3-year performance period relative to the performance of the 25 utilities in the TSR Peer Group.

The TSR Peer Group consists of the following Companies in our industry:

AES Corp	Consolidated Edison Inc	Edison Int'l	First Energy	Public Service Enterprise Group
Alliant Energy Corp	Constellation Energy Corporation	Entergy	NextEra Energy	Sempra
Ameren Corp	Dominion Resources Inc	Evergy Inc	PG&E Corp	Southern Co.
CenterPoint Energy Inc	DTE Energy	Eversource Energy	Pinnacle West Capital Corp	Wisconsin Energy Corp
CMS Energy Corp	Duke Energy	Exelon	PPL Corp.	Xcel Energy

The HR Committee selected the maintaining reliability through the clean energy transition measure with a 10% weight to better ensure that the non- and low-emitting generating capacity additions that the Company seeks regulatory approval for are aligned with customer needs and state policy, enhance grid reliability and contribute to resource adequacy for the benefit of our customers. This is measured by nameplate MWs of total qualifying generating capacity additions approved by regulators as a percentage of total public utility commission decisions (approved + denied) on our qualifying capacity additions. Qualifying generation technologies include renewables (e.g. solar, wind), energy storage, natural gas, nuclear or any additional generation technologies that are non- or low-emitting, or other technologies that have installed carbon capture and sequestration (CCS). Generating capacity additions included both owned and PPA generating capacity, excluding capacity-only contracts.

Restricted Stock Units. The HR Committee approved the grant of RSUs that vest, subject to continued AEP employment, in three approximately equal installments on February 21 of 2024, 2025 and 2026, which is over an approximately three-year period that began on the February 23, 2024 grant date of these awards. Mr. Fehrman was granted RSU awards upon his August 1, 2024 hire that vest in three approximately equal installments on the first, second and third anniversaries of his hire. Mr. Zebula was granted RSUs that were designed to accommodate AEP's need for timing flexibility with respect to identifying and onboarding a successor CFO and to provide market-competitive compensation to retain Mr. Zebula in the CFO position until that occurred or through the end of 2025. RSUs with a grant date value of $1,500,000 were granted on April 22, 2024 that vest on December 31, 2025, or earlier if Mr. Zebula retires with the advanced written approval of AEP’s CEO after January 1, 2025 or at any time upon a change of control or his death. An additional $750,000 of RSUs was granted to Mr. Zebula in six, $125,000 tranches on April 22, 2024. One of these tranches would vest at the end of each month from July 31, 2025 through December 31, 2025, if Mr. Zebula is employed by AEP on those dates. However, the Company hired a replacement CFO on January 20, 2025 and Mr. Zebula is expected to retire with the approval of the Company’s CEO on March 14, 2025. Mr. Hall was awarded RSUs on July 15, 2024 that vest in approximately equal thirds on August 1 of 2025, 2026 and 2027. Ms. Risch was awarded RSUs on October 4, 2024 that cliff vest on October 1, 2027.

Mr. Fowke was granted RSUs upon his February 26, 2024 hire, based on the February 23, 2024 closing price of the Company's stock to avoid the impact of potential market volatility on the number of shares awarded due to him replacing Ms. Sloat as CEO. This award vested subject to Mr. Fowke’s continuous AEP employment through the first to occur of the first anniversary of the grant date or upon his replacement with a permanent chief executive officer (CEO). Mr. Fowke was also granted $1,000,000 in unrestricted shares on August 26, 2024 and September 26, 2024 based on the closing price of AEP stock on those dates. The AEP common shares issued with respect to Mr. Fowke’s RSUs and unrestricted shares are subject to a one-year holding requirement from the later of their grant date or vesting date. Dividends are reinvested in additional RSUs and are subject to the same vesting requirements applicable to the underlying RSUs on which they were granted. Upon each vesting date, the number of RSUs that vests are paid in shares of AEP common stock.

Retirement, Health and Welfare Benefits

Health and Welfare Benefits. AEP generally provides the same health and welfare benefits to named executive officers as it provides to other employees. AEP also provides the named executive officers with either four or five weeks of paid vacation, depending on their length of service and position.

Retirement Benefits. The named executive officers participate in the same tax-qualified defined benefit pension plan and defined contribution savings plan on the same terms as other eligible employees. They also participate in the Company’s non-qualified retirement benefit plans, which provide the named executive officers and other highly paid employees with benefits that would otherwise be provided through the tax-qualified plans but for IRS limits. This allows the named executive officers to accumulate replacement income based on the same benefit formulas as the tax-qualified plans, but without the limitations imposed by the Internal Revenue Code on tax-qualified plans. As with other newly hired employees, Mr. Fehrman will not become eligible to participate in the Company’s tax-qualified and non-qualified defined benefit pension plans until he completes one year of AEP service. Mr. Fowke is not eligible to participate in the Company's tax-qualified and non-qualified defined benefit pension plan because his service was less than one year.

The HR Committee believes that executives should generally be entitled to the same retirement benefits, as a percentage of their eligible pay, as other employees of the Company. Non-qualified retirement benefit plans are also prevalent among large employers both within our industry and at other large U.S. industrial companies. The Company provides these benefits as part of a market-competitive total rewards package.

The Company limits the types of compensation included in the qualified and non-qualified retirement plans because the HR Committee and AEP management believe that certain types of compensation should not be further enhanced by including them in retirement benefit calculations. Therefore, long-term incentive compensation is not included in the calculations that determine retirement and other benefits under AEP’s benefit plans.

Life Insurance Benefits. AEP provides two times base salary group term life insurance benefits for employees who were hired prior to January 1, 2020, and one times base salary for those who were hired after January 1, 2020. Messrs. Zebula, Hall, and Feinberg and Ms. Sloat were eligible for the two times salary benefit because they were hired prior to 2020, while Messrs. Fehrman and Fowke and Ms. Risch were hired after January 1, 2020 and are eligible for the one-time salary benefit.

Relocation Assistance. AEP offers a relocation assistance package to executives and other employees it asks to relocate to offset their moving expenses. This allows AEP to select new hires from the broadest possible pool of qualified candidates and to transfer employees internally across AEP’s geographic footprint. Mr. Fehrman was provided with relocation assistance in conjunction with his move to the Company’s headquarters in Columbus, Ohio in 2024.

Perquisites. The HR Committee annually reviews the perquisites provided by the Company. AEP provides independent financial counseling and tax preparation services to assist executives with financial planning and tax filings. Income is imputed to executives and taxes are withheld for these services.

The HR Committee generally prohibits personal use of corporate aircraft that incurs an incremental cost to the Company. The Company allows personal and spousal travel on business trips using the corporate aircraft if there is no incremental cost to the Company. Income is imputed and taxes are withheld on the value of personal travel on corporate aircraft in accordance with IRS guidelines.

Mr. Fehrman entered into an aircraft time sharing agreement (TSA) that allows him to use our corporate aircraft for personal use. The TSA requires him to reimburse the Company for the full incremental cost of his personal use (excluding fixed costs), calculated to not exceed the maximum allowed reimbursement under federal aviation regulations governing reimbursements for flight expenses to non-commercial aircraft operators. Mr. Fehrman is also permitted to have his family and guests accompany him on corporate aircraft for business travel and personal travel under his TSA. Mr. Fowke and Ms. Sloat each had TSAs during the period of their 2024 AEP employment, but no flights were conducted under either of their agreements in 2024. See footnote 5 to the Summary Compensation Table for further information.

Severance Arrangements

Change In Control Agreements. The HR Committee provides Change In Control agreements to all the named executive officers. While the HR Committee believes these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the Company and the interests of shareholders in the event of an anticipated or actual change in control. During such transitions, retaining and continuing to motivate the Company’s key executives would be critical to protecting shareholder value. In a change of control situation, outside competitors are more likely to try to recruit key employees away from the Company, and our executive officers may consider other opportunities when faced with uncertainty about retaining their positions. The HR Committee limits participation to those executives whose full support and sustained contributions would be needed during a lengthy and complex corporate transaction.

The Board has adopted a policy that requires shareholder approval of executive severance agreements that provide benefits generally exceeding 2.99 times the sum of the named executive officer’s salary plus annual incentive compensation. The HR Committee periodically reviews Change In Control agreement practices of companies in our Compensation Peer Group. Based on this review, new senior executives to whom the HRC chooses to provide a change in control agreement are provided with a 2.0 multiple, rather than a 2.99 multiple, except for any new CEO, but the HR Committee has not reduced the multiple for current senior executives. As a result, Messrs. Fehrman, Feinberg and Zebula have 2.99 multiple Change In Control agreements. Mr. Hall and Ms. Risch have 2.0 multiple Change In Control agreements. Due to the temporary nature of the Interim President and CEO position, Mr. Fowke did not have a change in control agreement. Ms. Sloat had a 2.99 multiple agreement that expired upon her employment termination. Each change in control agreement includes a “double trigger,” which means that severance payments and benefits would be provided to the covered executive officer only upon a change in control accompanied by an involuntary termination or constructive termination within two years after the change in control.

The Company’s Change In Control agreements do not provide a tax gross-up for excise taxes.

Long-term incentive compensation may also vest in connection with a change in control. All outstanding performance shares and RSU awards have a double trigger change in control provision. In the event an executive’s employment is terminated within one year after a change in control under qualifying conditions, such as by the Company without cause or by the executive for good reason, then all the executive’s outstanding performance shares and RSUs will vest. Performance shares would be paid at the target performance score.

Other compensation and benefits provided to executive officers in the event their employment is terminated as a result of a change in control are consistent with that provided in the event an executive’s employment is terminated due to a consolidation, restructuring or downsizing as described below.

Other Employment Separations. The Company has an Executive Severance Plan that provides severance benefits to selected senior officers of the Company, including the named executive officers, who have agreed to its terms, which include confidentiality, non-solicitation, cooperation and non-disparagement obligations. Executives remain eligible for benefits under the General Severance Plan described below; however, any benefits provided under the Executive Severance Plan would be reduced by any amount provided under the General Severance Plan. The trigger for Executive Severance Plan benefits is a good reason resignation or an involuntary termination other than for Cause as defined in the agreement. The benefits under the Executive Severance Plan include pay continuation of two times base salary and target annual incentive award for Mr. Fehrman and Ms. Sloat payable over two years or one times base salary and target annual incentive award for the other named executive officers, except Mr. Fowke. Mr. Fowke did not participate in the Executive Severance Plan due to the temporary nature of the Interim President and CEO position. All benefits under this plan are conditioned on the executive officer’s agreement to release claims against the Company and not to compete with the Company for two years with respect to participants with a two times severance multiple and for one year with respect to other participants.

AEP also maintains a broad-based General Severance Plan that provides two weeks of base pay per year of service to all employees (capped at 52 weeks), including named executive officers, if their employment is terminated due to a consolidation, restructuring or downsizing, subject to the employee’s agreement to release claims against the Company. In addition, benefits under the General Severance Plan include outplacement services and access to health benefits at active employee rates for up to 12 months. After this 12 month period, severed employees may be eligible for Company-subsidized health benefits at retiree rates thereafter until as late as age 65 for employees who were (i) last hired or rehired prior to January 1, 2014, (ii) at least age 50 with 10 years of service at the time their employment is terminated, and (iii) not retirement-eligible under the terms of the general health plans (currently, available to employees who were last hired or rehired prior to January 1, 2014 and who are at least age 55 with 10 years of service at employment termination).

Named executive officers (and other employees) remain eligible for an annual incentive award based on their eligible earnings for the portion of the year they worked, if they retire (on or after attaining age 55 and at least ten years of service) on or after June 30, unless their employment is terminated for cause, due to their resignation in lieu of termination for cause or under circumstances that would result in benefits being offered under either the Executive Severance Plan or the broad-based General Severance Plan. In that case, they are eligible for severance benefits, subject to their agreement to release claims against the Company but are not eligible for an annual incentive award for the year of their separation. In the event of a participant’s death on or after June 30, annual incentive compensation is paid to the participant’s estate.

A prorated portion of outstanding performance shares that are at least six months into their performance period vest if a participant retires, which, for 2024, was defined as an employment termination, other than for cause, on or after the participant attains age 55 with at least ten years of service or if a participant is severed under the Executive or General Severance Plan. A prorated portion of outstanding RSUs vest if a participant is severed under the Executive or General Severance Plan. A prorated portion of outstanding performance shares and all outstanding RSUs would also vest to a participant’s beneficiaries in the event of the participant’s death. The pro-rated performance shares would not be payable until the end of the performance period and would remain subject to all performance factors.

Executive officers are also entitled to 12 months of continued financial counseling and tax preparation service in the event they are severed from AEP service as the result of a restructuring, consolidation or downsizing or they retire (on or after attaining age 55 with at least five years of AEP service). In the event of their death, their spouse or the executor of their estate would be eligible for this benefit.

Other Compensation Information

Stock Ownership Requirements.    The HR Committee believes that linking a significant portion of the named executive officers’ financial rewards to the Company’s long-term success gives them a stake similar to that of the Company’s shareholders and encourages management strategies that benefit shareholders. Therefore, the HR Committee requires certain officers (51 executives as of December 31, 2024) to accumulate and hold from one to six times their salary of AEP common stock or stock equivalents (depending on position). The CEO’s stock ownership requirement is six times his or her base salary, and the other named executive officers’ requirement is three times their respective base salaries. Messrs. Zebula, Hall, and Feinberg had met their stock ownership requirements as of December 31, 2024. Mr. Fehrman and Ms. Risch are expected to achieve their stock ownership requirement within five years. Mr. Fowke did not have a stock ownership requirement due to the temporary nature of the Interim President and CEO position. Ms. Sloat’s stock ownership requirement expired upon her employment termination.

Equity Retention (Holding Period).    If and to the extent that an executive officer has not met his or her stock ownership requirement, performance shares awarded under the LTIP are mandatorily deferred into AEP Career Shares to the extent necessary to meet his or her stock ownership requirement. AEP Career Shares are not paid to executives until after their employment with AEP ends. If an executive has not met his or her stock ownership requirement within five years of the date it became effective or subsequently falls below it, the HR Committee may also require the executive to defer a portion of his or her annual incentive compensation award into AEP Career Shares.

Recoupment of Incentive Compensation. The Company’s Policy on Recouping Incentive Compensation, commonly referred to as a “clawback” policy, provides that our executive officers and certain other senior executives are subject to a ‘no fault’ clawback. The Board may recover incentive compensation whether or not the executive’s actions involve misconduct. The Board believes, subject to the exercise of its discretion based on the facts and circumstances of a particular case, that incentive compensation should be reimbursed to the Company if, in the Board’s determination:

•Such incentive compensation was received by an executive predicated upon the achievement of financial or other results that were subsequently materially restated or corrected, and

•Such incentive compensation would have been materially lower had the achievement been calculated on such restated or corrected financial or other results.

The Company has adopted additional recoupment provisions in accordance with the SEC Rules 10D-1 and related NASDAQ listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Section 16 officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.

All of the Company’s incentive compensation programs are designed and administered in a manner that provides for the Company’s ability to obtain such reimbursement. AEP may also retain any deferred compensation previously credited to an executive. This right to reimbursement is in addition to, and not in substitution for, any and all other rights AEP might have to pursue reimbursement or such other remedies against an executive for misconduct.

Role of the CEO and Compensation Consultant in Determining Executive Compensation.    The HR Committee invites the CEO to attend HR Committee meetings. The HR Committee regularly holds executive sessions without management present.

During 2024, the CEO assigned AEP’s Executive Vice President & Chief Human Resources Officer to support the HR Committee. He works closely with the HR Committee Chair, the CEO and the HR Committee’s independent compensation consultant, Meridian Compensation Partners LLC, and AEP staff, to research and develop requested information, prepare meeting materials, implement the HR Committee’s actions and administer the Company’s executive compensation and benefit programs consistent with the objectives established by the HR Committee. Meetings are held with the CEO, Meridian and the HR Committee Chair prior to HR Committee meetings to review and finalize the agenda and meeting materials.

The CEO regularly discusses his or her strategic vision and direction for the Company during HR Committee meetings with Meridian in attendance. Likewise, Meridian regularly discusses compensation strategy alternatives, in light of the CEO’s strategic vision and direction, during HR Committee meetings with the CEO in attendance. The HR Committee believes that this open dialogue and exchange of ideas is important to the development and implementation of a successful executive compensation strategy.

The CEO discusses the individual performance of the other named executive officers with the HR Committee and recommends their compensation to the HR Committee. The CEO has substantial input into salary budgets and changes to incentive targets. The CEO also has substantial input into the development of employment offers for outside candidates for executive positions. However, the HR Committee must approve all compensation and employment offers for executive officers and other positions in the HR Committee’s compensation review group, which the HR Committee determines, and which currently consists of 19 executive positions, excluding the President and CEO and former Interim President and CEO positions, whose compensation is approved by the independent members of the Board.

Insider Trading, Hedging and Pledging.    The Company has an insider trading policy governing the purchase, sale, and other dispositions of AEP’s securities that applies to all AEP personnel, including directors, officers, employees, other covered persons, and the Company. The Company also follows procedures for the repurchase of its securities. We believe our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to AEP. A copy of AEP’s insider trading policy was filed as Exhibit 19.1 to its Annual Report on Form 10-K for the year ended December 31, 2024. The Company’s insider trading policy prohibits directors and all employees, including executive officers, from entering any transactions (including short sales, options, warrants, puts, calls, variable forward contracts, equity swaps, collars and similar instruments) that are designed to hedge or offset any decrease in the market value of AEP stock. The policy also prohibits directors and executive officers from pledging AEP stock as collateral for any loan.

Policy on Grant of Stock Options or Similar Instruments. We do not grant stock options, stock appreciation rights (SARs), or similar option-like instruments and, as such, do not have a policy or practice in place on the timing of awards of options, SARs, or similar option-like instruments in relation to the disclosure of material non-public information. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we may establish a policy regarding how the Board determines when to grant such awards and how the Board or HR Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Tax Deductibility of Compensation. While the HR Committee considers the deductibility of compensation, the primary goals of our executive compensation program are to attract, retain, motivate, and reward key employees and align pay with performance. Accordingly, the HR Committee retains the ability to provide compensation that exceeds deductibility limits as it determines to be appropriate.

Human Resources Committee Report

Membership and Independence.    The Board has determined that each member of the HR Committee is an independent director, as defined by NASDAQ listing standards. Each member of the HR Committee is also a “non-employee director” for purposes of SEC Rule 16b-3. Members of the HR Committee attend professional development training that addresses topics of specific relevance to public company compensation committees.

Functions and Process.  In carrying out its responsibilities, the HR Committee addressed many aspects of AEP’s human resource and executive compensation programs and practices in 2024, including:

•Exercising its full range of responsibilities with respect to CEO succession.

•Establishing annual and long-term performance objectives for executive officers.

•Assessing the performance of all executive officers and the Company relative to established performance objectives.

•Determining the mix of base salary, annual incentive compensation and long-term equity-based compensation for executive officers.

•Assessing the competitiveness of target compensation for all named executive officers and other executive positions in the HR Committee’s review group relative to AEP’s Compensation Peer Group or other applicable benchmarks.

•Reviewing and approving the base salaries, target annual and long-term incentive award opportunities, and annual and long-term incentive award payouts for all executive officers, except for the President and CEO and Interim President and CEO positions, which are reviewed and approved by the independent directors.

•Assessing compensation and other human capital risks.

•Reviewing the Company’s workforce safety efforts and results; and

•Reviewing AEP’s culture and engagement, in part through employee survey results.

In establishing performance objectives, the HR Committee considers the interests of other major AEP stakeholders including AEP’s customers, employees, the communities in which we operate, and debt holders; in addition to those of AEP’s shareholders.

The HR Committee’s Independent Compensation Consultant.    The HR Committee engaged Meridian Compensation Partners (Meridian) to provide recommendations regarding AEP’s executive compensation and benefit programs and practices. The HR Committee can retain and terminate consultants and advisors without management approval and has the sole authority to approve their fees. Among other assignments, Meridian works with AEP staff to provide an annual executive compensation study and reports on current executive compensation and benefits trends within the electric utility industry and U.S. industry in general.

The HR Committee annually assesses and discusses the independence of its executive compensation consultant. Meridian did not provide any services to AEP other than the work it performs for the HR Committee and the work it performs for the Corporate Governance Committee on director compensation. The HR Committee concluded that Meridian was independent, and the work provided by Meridian did not raise any conflicts of interest.

The HR Committee also annually assesses the performance and objectivity of its executive compensation consultant. The HR Committee regularly holds executive sessions with Meridian to help ensure that they receive full and independent advice.

In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on its review and these discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Human Resources Committee Members
Sara Martinez Tucker, Chair
Ben Fowke
Daryl Roberts
Lewis F. Von Thaer

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation earned by our Chief Executive Officer, our former Chief Financial Officer; the three other most highly compensated executive officers; our former Interim President and Chief Executive Officer; and our former Chair of the Board, President, and Chief Executive Officer. We refer collectively to this group as the named executive officers (NEOs).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William J. Fehrman
President and Chief Executive Officer	2024	628,846	2,000,000	9,469,144	1,100,000	—	59,032	13,257,022

Charles E. Zebula
Executive Vice President and Chief Financial Officer	2024	724,327	—	2,250,000	605,840	177,002	85,564	3,842,733
	2023	639,625	—	2,852,248	240,500	181,438	73,170	3,986,981
	2022	593,000	—	1,407,162	705,000	—	67,856	2,773,018
Greg B. Hall
Executive Vice President and Chief Commercial Officer	2024	575,491	—	2,600,000	485,416	167,640	70,977	3,899,524
	2023	557,000	—	1,144,209	210,000	181,285	71,825	2,164,319
	2022	523,731	—	974,264	710,000	—	57,463	2,265,458
David M. Feinberg
Executive Vice President, General Counsel and Secretary	2024	771,628	—	1,827,648	447,448	132,958	77,057	3,256,739
	2023	746,000	—	1,560,286	263,500	151,597	109,767	2,831,150
	2022	714,000	—	1,623,710	805,000	—	63,163	3,205,873
Therace M. Risch
Executive Vice President, Chief Information and Technology Officer	2024	684,906	—	1,607,665	536,999	61,118	35,400	2,926,088
	2023	659,000	—	1,040,190	286,000	73,307	31,389	2,089,886
	2022	639,000	—	1,082,438	710,000	53,340	27,850	2,512,628
Ben Fowke
Former Interim President and Chief Executive Officer	2024	1,058,462	—	8,060,780	2,000,000	—	210,777	11,330,019

Julia A. Sloat
Former Chair of the Board, President and Chief Executive Officer	2024	327,692	—	—	—	140,257	2,454,334	2,922,283
	2023	1,200,000	—	8,321,524	787,503	210,263	114,455	10,633,745
	2022	779,769	—	3,948,384	1,010,000	—	77,810	5,815,963

(1)Amounts in the salary column are composed of executive salaries earned for the year shown, which include 262 days of pay for 2024, due to 2 additional workdays in 2024, compared to a standard year. 2022 and 2023 each included 260 days of pay (paid workdays and holidays).
(2)The amount in the bonus column for Mr. Fehrman reflects a negotiated hire bonus to be paid in 2024 following his hire as President and Chief Executive Officer on August 1.
(3)The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of the performance shares, restricted stock units (RSUs) and unrestricted shares granted under our Long-Term Incentive Plan. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts. The number of shares realized and the value of the performance shares, if any, will depend on the Company’s performance during a 3-year performance period. The potential payout can range from 0 percent to 200 percent of the target number of performance shares, plus any dividend equivalents. The value of the performance shares will be based on three measures: a Board approved cumulative operating earnings per share measure (Cumulative EPS 50%), a total shareholder return relative to peer companies (Relative TSR 40%) and a measure of generation capacity additions that maintain reliability through the clean energy transition (Maintaining Reliability 10%). The grant date fair value of the performance shares that are based on Cumulative EPS was computed in accordance with FASB ASC Topic 718 and was measured based on the closing price of

AEP’s common stock on the grant date. The maximum amount payable for the 2024 performance shares that are based on Cumulative EPS measured on the grant date is $3,500,000 for Mr. Fehrman, 825,000 for Mr. Hall, 1,237,500 for Mr. Feinberg, and $750,000 for Ms. Risch. The maximum amount payable for the 2024 performance shares that are based on Maintaining Reliability is $700,000 for Mr. Fehrman, $165,000 for Mr. Hall, $247,500 for Mr. Feinberg, and $150,000 for Ms. Risch. The grant date fair value of the 2024 performance shares that are based on Relative TSR is calculated using a Monte-Carlo model as of the date of grant, in accordance with FASB ASC Topic 718. Because the performance shares that are based on Relative TSR are subject to market conditions as defined under FASB ASC Topic 718, they did not have a maximum value on the grant date that differed from the grant date fair values presented in the table. Instead, the maximum value is factored into the calculation of the grant date fair value. The values realized from the 2022-2024 performance shares are included in the Option Exercises and Stock Vested for 2024 table.
(4)The amounts shown in this column reflect annual incentive compensation paid for the year shown.
(5)The amounts shown in this column are attributable to the increase in the actuarial values of each of the named executive officer’s combined benefits under AEP’s qualified and non-qualified defined benefit pension plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See the Pension Benefits for 2024 table and related footnotes for additional information. See Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions. None of the named executive officers received preferential or above-market earnings on deferred compensation.
(6)Amounts shown in the All Other Compensation column for 2024 include: (a) Company matching contributions to the Company’s Retirement Savings Plan, (b) Company matching contributions to the Company’s Supplemental Retirement Savings Plan, (c) relocation, (d) perquisites, (e) vacation payout (f) severance benefits, and (g) director fees. Ms. Sloat’s severance benefits, including amounts already paid, are subject to her compliance with the terms of a Severance, Release of All Claims and Noncompetition Agreement, which includes an agreement not to compete with the Company for two years. The value of each item included in 2024 All Other Compensation column is listed in the following table:

Type	William J. Fehrman (7)	Charles E. Zebula	Greg B. Hall	David M. Feinberg	Therace M. Risch	Ben Fowke (7)	Julia A. Sloat
Retirement Savings Plan Match	$15,006	$15,525	$15,525	$15,525	$15,525	$15,525	$15,525
Supplemental Retirement Savings Plan Match	10,956	27,620	19,607	30,766	—	24,092	35,697
Relocation	21,559	—	—	—	—	—	—
Perquisites	555	14,799	16,238	—	19,875	20,632	21,223
Vacation Payout	—	—	—	—	—	69,231	19,038
Severance	—	—	—	—	—	—	2,326,154
Director Fees	—	—	—	—	—	57,205	—
Total	$48,076	$57,944	$51,370	$46,291	$35,400	$186,685	$2,417,637

(7)Mr. Fehrman and Mr. Fowke were not employed by the Company prior to August 1 and February 26, 2024, respectively. Mr. Fowke was an outside director both prior to and after his service to the Company as Interim President and CEO.

Perquisites provided in 2024 included: financial counseling and tax preparation services and, for Board members (Mr. Fehrman, Mr. Fowke and Ms. Sloat) an allocated share of a group premium for directors' travel accident insurance. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, however, there is no associated incremental cost. From time to time, executive officers may receive customary gifts from third parties that sponsor events (subject to our policies on conflicts of interest).

Provided Ms. Sloat complies with the terms of a Severance, Noncompetition and Release of All Claims Agreement, she will be entitled to $5,760,000 in cash severance benefits and up to $15,650 in outplacement services in connection with her 2024 separation from AEP employment, $2,326,154 of which was paid to her in 2024.

Mr. Fehrman and, prior to their separations from AEP service, Mr. Fowke and Ms. Sloat were parties to Aircraft Time Sharing Agreements with the Company that allowed them to use our corporate aircraft for personal use. Neither Mr. Fowke nor Ms. Sloat used aircraft under these agreements in 2024. As required under these Aircraft Time Sharing Agreements, Mr. Fehrman reimbursed the Company for the full incremental cost of his personal use under his Aircraft Time Sharing Agreement (but not the fixed cost) calculated in accordance with federal aviation regulations associated with reimbursement for flight expenses to non-commercial aircraft operators. Accordingly, no value is shown for these amounts in the Summary

Compensation Table. If the aircraft flew empty to pick up or after dropping off Mr. Fehrman at a destination on a personal flight, the cost of the empty flight was included in the incremental cost for which Mr. Fehrman reimbursed the Company. Mr. Fehrman's spouse also accompanied him on the corporate aircraft being used for business travel, but there was no incremental cost to AEP for those trips.

Grants of Plan-Based Awards for 2024

The following table provides information on plan-based awards granted in 2024 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)(4)	Target (#)	Maximum (#)(5)
William J. Fehrman
2024 Annual Incentive Compensation Plan		—	912,116	2,280,290
2024 - 2026 Performance Shares	8/1/2024				4,321	34,571	69,143		4,269,143
2024 Restricted Stock Units	8/1/2024							51,363	5,200,001
Charles E. Zebula
2024 Annual Incentive Compensation Plan		—	574,615	1,436,538
2024 Restricted Stock Units	4/22/2024							26,502	2,250,000
Greg B. Hall
2024 Annual Incentive Compensation Plan		—	456,562	1,141,404
2024 - 2026 Performance Shares	2/15/2021				1,251	10,006	20,012		861,014
2024 Restricted Stock Units	2/15/2021							3,335	275,000
2024 Performance and Retention Restricted Stock Units	7/15/2024							16,494	1,500,000
David M. Feinberg
2024 Annual Incentive Compensation Plan		—	573,887	1,434,718
2024 - 2026 Performance Shares	2/23/2024				1,876	15,009	30,018		1,415,418
2024 Restricted Stock Units	2/23/2024							5,003	412,500
Therace M. Risch
2024 Annual Incentive Compensation Plan		—	509,322	1,273,305
2024 - 2026 Performance Shares	2/20/2023				1,137	9,096	18,193		857,665
2024 Restricted Stock Units	2/20/2023							3,032	250,000
2024 Performance and Retention Restricted Stock Units	10/4/2024							4,986	500,000
Ben Fowke
2024 Annual Incentive Compensation Plan		—	1,693,539	4,233,484
2024 Restricted Stock Units	2/26/2024							72,771	6,000,000
Director Stock Award	3/28/2024							329	28,333
Unrestricted Interim CEO Award	8/26/2024							10,099	1,000,000
Unrestricted Interim CEO Award	9/26/2024							9,927	1,000,001
Director Stock Award	3/28/2024							352	32,446
Julia A. Sloat
2024 Annual Incentive Compensation Plan		—	491,077	1,227,692

(1)Represents potential payouts under the 2024 Annual Incentive Compensation Plan (ICP). Ms. Sloat became ineligible for a 2024 award upon her termination of employment under circumstances in which she became eligible for Severance benefits.

(2)The amount shown in this column represents 250 percent of the target award for each of the named executive officers, which is the maximum amount payable to any individual employee under the ICP for a year in which the actual score is the maximum 200% of the target score.
(3)Represents performance shares awarded under our Long-Term Incentive Plan for the 2024-2026 performance period. These awards generally vest at the end of the 3-year performance period based on our attainment of specified performance measures. The number of performance shares does not include additional shares that may accrue due to dividend credits.
(4)The amounts shown in the Threshold column represent 12.5% of the target award for each of the named executive officers. This is the weighted average threshold of the Operating Earnings per Share measure, which has a 25% payout for threshold performance and a 50% weight and the other measures, which have a 0% payout for threshold performance and a combined 50% weight. However, the Operating Earnings per Share threshold does not guarantee a minimum payout because the score would be 0% of target if threshold performance is not achieved.
(5)The amounts shown in this column represent 200 percent of the target award for each of the named executive officers, which is the maximum overall score for the 2024-2026 performance shares.
(6)Includes restricted stock units awarded under the Long-Term Incentive Plan. These awards generally vest, subject to the participant’s continued AEP employment, in three approximately equal installments on February 21, 2025, February 21, 2026 and February 21, 2027, which is approximately one, two and three years after the grant date. This column also includes restricted stock units granted to Mr. Zebula on April 22, 2024 pursuant to his agreement to continue to delay his retirement for an unknown period until a replacement CFO was in place. Mr. Zebula’s RSUs were granted on April 22, 2024 at $84.90. A portion of these RSUs with a grant date value of $1,500,000 will vest December 31, 2025, or earlier if Mr. Zebula retires with the advanced written approval of AEP’s CEO after January 1, 2025 or at any time upon a change of control or his death. An additional $125,000 of the grant date value of these RSUs was scheduled to vest on each of July 31, 2025, August 31, 2025, September 30, 2025, October 31, 2025, November 30, 2025, and December 31, 2025, if Mr. Zebula is employed by AEP on those dates, but Mr. Zebula is expected to retire on March 14, 2025. The payment of any additional vested RSUs to Mr. Zebula would occur shortly following the first to occur of Mr. Zebula’s employment termination or December 31, 2025.In addition to the regular stock awards granted to Mr. Hall on February 23, 2024, he received RSUs on July 15, 2024 at $90.94 due to his performance and as a retention incentive. In addition to regular stock awards granted to Ms. Risch on February 23, 2024, she received RSUs on October 4, 2024 at $100.28 due to her performance and as a retention incentive. The number of RSUs granted to Mr. Fowke on February 26, 2024 was predetermined based on the closing price on February 23 to avoid the potential for the number of shares to be impacted from market volatility from the announcement of his hire as CEO on February 26, 2024, replacing Ms. Sloat. Mr. Fowke received unrestricted shares on August 26 and September 26, 2024 at $99.02 and $100.74, respectively. All of Mr. Fowke’s stock awards for his services as Interim President and CEO have a one-year holding period from the later of the grant date or the vesting date. In addition, Mr. Fowke received AEP stock units pursuant to his service as an outside member of the Board of Directors for the period before and after his service as Interim President and CEO at the end of the 1st and 4th quarters of 2024 at prices of $86.10 and 92.23, respectively. The number of restricted stock units, unrestricted shares, and director stock units do not include additional units that may accrue due to dividend credits.
(7)Amounts represent the grant date fair value of performance shares, restricted stock units and unrestricted shares measured in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2024. The actual number of performance shares earned will depend on AEP’s performance over the 2024 through 2026 performance period, which could vary from 0 percent to 200 percent of the target award plus dividend credits. The value of the performance shares ultimately earned will be based on three measures: a cumulative operating earnings per share measure (Cumulative EPS - 50% weight) relative to a Board-approved target, a relative total shareholder return measure (Relative TSR - 40% weight) compared to a Board-approved group of utility industry peers, and a measure of generation capacity additions that maintain reliability through the clean energy transition (Maintaining Reliability - 10% weight) relative to a Board-approved target, as well as dividend credits and the value of AEP stock when the awards are paid.

Outstanding Equity Awards at Fiscal Year-End for 2024

The following table provides information with respect to holdings of restricted stock units and performance shares by the named executive officers on December 31, 2024. The named executive officers do not have any outstanding stock options.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William J. Fehrman
2024 - 2026 Performance Shares (3)			70,414	6,494,283
2024 Restricted Stock Units (4)	12,071	1,113,308
2024 New Hire Restricted Stock Units (5)	40,237	3,711,059
Charles E. Zebula
2023 - 2025 Performance Shares (3)			22,632	2,087,349
2022 Restricted Stock Units (6)	1,401	129,214
2023 Restricted Stock Units (7)	2,514	231,866
2024 CFO Restricted Stock Units A (8)	18,172	1,676,004
2024 CFO Restricted Stock Units B (8)	1,514	139,636
2024 CFO Restricted Stock Units C (8)	1,514	139,636
2024 CFO Restricted Stock Units D (8)	1,514	139,636
2024 CFO Restricted Stock Units E (8)	1,514	139,636
2024 CFO Restricted Stock Units F (8)	1,514	139,636
2024 CFO Restricted Stock Units G (8)	1,514	139,636
Greg B. Hall
2023 - 2025 Performance Shares (3)			19,150	1,766,205
2024 - 2026 Performance Shares (3)			20,582	1,898,278
2022 Restricted Stock Units (6)	969	89,371
2023 Restricted Stock Units (7)	2,127	196,173
2024 Restricted Stock Units (9)	3,430	316,349
2024 Performance and Retention Restricted Stock Units (10)	16,798	1,549,280
David M. Feinberg
2023 - 2025 Performance Shares (3)			26,114	2,408,494
2024 - 2026 Performance Shares (3)			30,874	2,847,509
2022 Restricted Stock Units (6)	1,617	149,136
2023 Restricted Stock Units (7)	2,901	267,559
2024 Restricted Stock Units (9)	5,146	474,616
Therace M. Risch
2023 - 2025 Performance Shares (3)			17,410	1,605,724
2024 - 2026 Performance Shares (3)			18,712	1,725,808
2022 Restricted Stock Units (6)	1,078	99,424
2023 Restricted Stock Units (7)	1,934	178,373
2024 Restricted Stock Units (9)	3,119	287,665
2024 Performance and Retention Restricted Stock Units (11)	5,035	464,378
Ben Fowke
Julia A. Sloat
2023 - 2025 Performance Shares (3)			50,294	4,638,616

(1)Pursuant to applicable SEC rules, the number of performance shares reported in this column is the maximum number of performance shares issuable (200% of the amount outstanding on December 31, 2024) because the results for the performance shares that vested on December 31, 2024 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.
(2)Pursuant to applicable SEC rules, the market value of the performance shares reported in this column was computed by multiplying the closing price of AEP’s common stock on December 31, 2024 ($92.23) by the maximum number of performance shares issuable set forth in the preceding column because the results for the performance shares that vested on December 31, 2024 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.

(3)AEP’s practice is to grant performance shares at the beginning of each year with a 3-year performance and vesting period. This results in awards for overlapping successive 3-year performance periods. These awards generally vest at the end of the 3-year performance period. The performance shares awarded for the 2022 – 2024 performance period, including associated dividend credits, vested on December 31, 2024 and are shown in the Options Exercises and Stock Vested for 2024 table below. The awards shown for the 2023 – 2025 and 2024 – 2026 performance periods include performance shares resulting from reinvested dividends which are subject to the same performance criteria as the underlying awards.
(4)These restricted stock units were granted on August 1, 2024 with vesting, generally subject to Mr. Fehrman’s continued employment, in three equal installments on February 21 of 2025, 2026 and 2027. The first installment vested on February 21, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(5)These restricted stock units were granted on August 1, 2024 and will generally vest, subject to the executive officer’s continued employment, in three equal installments on the first, second and third anniversary of the grant date. The amounts shown include restricted stock units resulting from reinvested dividends.
(6)These restricted stock units were granted on February 21, 2022, and generally vest, subject to the executive officer’s continued employment, in three equal installments after the first, second and third anniversary of the grant date. The first installment vested on February 21, 2023 and the second installment vested on February 21, 2024. The vesting date for the third installment is February 21, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(7)These restricted stock units were granted on February 20, 2023 and generally vest, subject to the executive officer’s continued employment, in three equal installments the day after the first, second and third anniversary of the grant date. The first installment vested on February 21, 2024. The vesting date for the second and third installments are February 21, 2025 and February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(8)Due to an expected delay in the search for a replacement CFO until after a permanent CEO was in place, the CFO restricted stock unit awards were designed to accommodate the need for timing flexibility with respect to identifying and onboarding a successor CFO and to provide market-competitive compensation to retain Mr. Zebula in the CFO position until that occurred or through the end of 2025. Restricted Stock Units with a grant date value of $1,500,000 (CFO Restricted Stock Units A) were granted to Mr. Zebula on April 22, 2024 with vesting on December 31, 2025, or earlier if Mr. Zebula retires with the advanced written approval of AEP’s CEO after January 1, 2025 or at any time upon a change of control or his death. Mr. Zebula was also granted six additional tranches of Restricted Stock Units with an additional grant date value of $125,000 each on April 22, 2024 (CFO Restricted Stock Units B through G) with one scheduled to vest if Mr. Zebula remains employed by AEP on each of July 31, 2025, August 31, 2025, September 30, 2025, October 31, 2025, November 30, 2025, and December 31, 2025. The payment of any additional vested RSUs would occur shortly following the first to occur of Mr. Zebula’s employment termination or December 31, 2025. However, Mr. Zebula was replaced as CFO in January 2025 and he is expected to retire on March 14, 2025. As such, CFO Restricted Stock Units B through G are not expected to vest.
(9)These restricted stock units were granted on February 23, 2024 and will generally vest, subject to the executive officer’s continued employment, in three equal installments on February 21 of 2025, 2026 and 2027. The amounts shown include restricted stock units resulting from reinvested dividends.
(10)These restricted stock units were granted to Mr. Hall on July 1, 2024 for his performance and as a retention incentive. They will generally vest, subject to Mr. Hall’s continued employment, in three equal installments on August 1 of 2025, 2026 and 2027. The amounts shown include restricted stock units resulting from reinvested dividends.
(11)These restricted stock units were granted to Ms. Risch on October 4, 2024 for her performance and as a retention incentive. They will generally vest, subject to Ms. Risch’s continued employment on October 1 of 2027. The amounts shown include restricted stock units resulting from reinvested dividends.
(12)Mr. Fowke did not have any unvested stock awards as of December 31, 2024 because his stock award for the interim President and CEO position vested when a permanent President and CEO was hired.

Option Exercises and Stock Vested for 2024

The following table provides information with respect to the vesting of performance shares and restricted stock units in 2024 that were granted to our named executive officers in previous years. The named executive officers did not hold or exercise any stock options in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William J. Fehrman	—	—	—	$—
Charles E. Zebula	—	—	37,390	$3,566,490
Greg B. Hall	—	—	11,974	$1,088,839
David M. Feinberg	—	—	20,738	$1,885,374
Therace M. Risch	—	—	13,706	$1,246,391
Ben Fowke	—	—	93,521	$9,446,795
Julia A. Sloat	—	—	29,620	$2,629,729

(1)This column includes the following performance shares and related dividend equivalents for the 2022 - 2024 performance period that vested on December 31, 2024: 13,850 for Mr. Zebula, 9,589 for Mr. Hall, 15,982 for Mr. Feinberg, 10,654 for Ms. Risch, and 13,318 for Ms. Sloat. This column also includes the following restricted stock units (RSUs) that vested on February 21, 2024: 2,586 for Mr. Zebula, 1,979 for Mr. Hall, 2,983 for Mr. Feinberg, 1,989 for Ms. Risch, and 9,412 for Ms. Sloat. This column also includes the following restricted stock units (RSUs) that vested on May 1, 2024: 1,536 for Mr. Zebula, 406 for Mr. Hall, 1,773 for Mr. Feinberg, and 1,063 for Ms. Risch. This column also includes 20,954 RSUs that vested to Mr. Zebula on December 31, 2024, due to his promotion to CFO. This column also includes 7,354 RSUs that vested to Ms. Sloat on April 22, 2024, due to her entering into a Severance, Release of All Claims and Non-Competition Agreement following her termination of employment.
(2)The value included in this column for the 2022-2024 performance shares is computed by multiplying the number of performance shares by the closing price of AEP’s common stock on the December 31, 2024 vesting date, which was $92.23 per share. This column also includes the value of RSUs that vested on February 21, 2024, May 1, 2024, August 1, 2024, August 27, 2024, and September 27, 2024 computed by multiplying the number of units vesting by the closing price of AEP’s common stock on those dates, which were $82.56, $88.15, $101.24, 98.54, and $101.84 per share, respectively. This column further includes the value of 7,354 RSUs that vested on April 22, 2023, due to Ms. Sloat’s entering into a Severance, Release of All Claims and Non-Competition Agreement following her termination of employment, the value of which was computed by multiplying the units vested by the closing price of AEP's common stock on that date ($84.90).

2022 – 2024 Performance Shares

Performance shares that were granted for the 2022 – 2024 performance period vested on December 31, 2024. The combined score for the 2022-2024 performance period was 109.8 percent of target. The final score calculation for these performance measures is shown in the chart below.

Performance Measures	Threshold Performance	Target Performance	Maximum Payout Performance	Actual Performance	Score	Weight	Weighted Score
3 Year Cumulative Earnings Per Share	$15.105 (25% payout)	$15.900 (100% Payout)	$16.695 (200% Payout)	$15.958	107.3%	50%	53.7%
3 Year Total Shareholder Return vs. Utility Peer Group Return	20th Percentile (0% Payout)	50th Percentile (100% Payout)	80th Percentile (200% Payout)	59th Percentile	129.3%	40%	51.7%
Carbon Free Generation Capacity, excluding capacity reserve plants, as a % of Total Owned and Purchased Capacity (1)	29.900%	32.680%	33.080%	31.130%	44.2%	10%	4.4%
Composite Result							109.8%

(1)    The HR Committee adjusted the threshold, target and maximum payout points to exclude plants sold during the performance period.

Pension Benefits for 2024

The following table provides information regarding the pension benefits for our named executive officers under AEP’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
William J. Fehrman	AEP Retirement Plan	—	—	—
	AEP Supplemental Benefit Plan	—	—	—
Charles E. Zebula	AEP Retirement Plan	26.7	735,291	—
	AEP Supplemental Benefit Plan	26.7	1,476,190	—
Greg B. Hall	AEP Retirement Plan	28.0	513,296	—
	AEP Supplemental Benefit Plan	28.0	1,175,826	—
David M. Feinberg	AEP Retirement Plan	13.7	257,836	—
	AEP Supplemental Benefit Plan	13.7	821,835	—
Therace M. Risch	AEP Retirement Plan	4.6	78,180	—
	AEP Supplemental Benefit Plan	4.6	177,393	—
Benjamin G.S. Fowke, III	AEP Retirement Plan	—	—
	AEP Supplemental Benefit Plan	—	—	—
Julia A. Sloat	AEP Retirement Plan	23.3	347,835.0	—
	AEP Supplemental Benefit Plan	23.3	—	632,741

(1)The Present Value of Accumulated Benefits is based on the benefit accrued under the applicable plan through December 31, 2024, and the following assumptions (which are consistent with those used in AEP’s financial statements):

•The named executive officer retires at normal retirement age (age 65), except for (a) Mr. Zebula, whose benefit is calculated at his age as of December 31, 2024 (64.5) because he was eligible for an unreduced annuity benefit at age 62, and he was older than that age on that date, and (b) Mr. Hall, whose benefits are calculated at his age 62 because he is eligible for an unreduced annuity benefit when he reaches that age.

•The named executive officer commences the payment of benefits (the “accrued benefit”) immediately upon retirement.

•The value of the annuity benefit for the named executive officers is determined based upon the accrued benefit at their assumed retirement age, assumed discount rates of 5.65 percent and 5.60 percent for the benefits accrued under the AEP Retirement Plan and the AEP Supplemental Benefit Plan, respectively, and assumed mortality based upon the Pri-2012 mortality tables. Base mortality rates are derived from the Pri-2012 table using contingent survivor tables after retiree death without any collar adjustment for the qualified pension benefits and the white-collar adjustment for non-qualified pension benefits. Mortality improvements are projected generationally using the MP-2021 mortality projection scale. The value of the lump sum benefit at that assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 4.55 percent, and assumed mortality based on current IRS lump sum mortality with static mortality projections estimated to the date of retirement using mortality projection scale MP-2021. The present value of each of these named executive officer’s benefits is determined by discounting the value of benefits described above at the assumed retirement age to each executive’s current age using assumed interest rates equal to the assumed discount rates specified in this paragraph, above, for each plan. No discount was applied for Mr. Zebula because he had already attained an age that made him eligible for unreduced benefits upon retirement.

•For the AEP Retirement Plan, the present value of the accrued benefit is weighted based on 85 percent lump sum and 15 percent annuity (or for Mr. Zebula and Mr. Hall, as Grandfathered AEP Participants, 70 percent lump sum and 30 percent annuity) based on the assumption that participants elect those benefit options in that proportion. For the AEP Supplemental Benefit Plan, the present value of the accrued benefits is weighted based on 100 percent lump sum.

(2)Messrs. Fehrman and Fowke were not eligible to participate in any AEP-sponsored pension plan because participation begins upon the completion of one year of service. Mr. Fehrman did not have sufficient service as of December 31, 2024, and Mr. Fowke did not have sufficient service during his period as Interim President and CEO.

Overview.   AEP maintains tax-qualified and nonqualified defined benefit pension plans for eligible employees. The nonqualified plans provide benefits that cannot be paid under the tax-qualified plan because of limitations imposed on such plans by the Internal Revenue Code. The plans are designed to provide a retirement income to executives and their spouses, as well as a market-competitive benefit opportunity as part of a market-competitive total rewards package.

AEP Retirement Plan.   The AEP Retirement Plan is a tax-qualified defined benefit pension plan under which benefits are generally determined by reference to a cash balance formula. As of December 31, 2024, each of the named executive officers, except Mr. Fehrman and Mr. Fowke, was fully vested in their AEP Retirement Plan benefit.

In addition, employees who have continuously participated in the AEP Retirement Plan since December 31, 2000 (“Grandfathered AEP Participants”), which includes Mr. Zebula and Mr. Hall, remain eligible for an alternate pension benefit calculated by reference to a final average pay formula. The benefits under this final average pay formula were frozen as of December 31, 2010.

Cash Balance Formula.     Under the cash balance formula, each participant has an account established to which dollar credits are allocated each year.

1.Company Credits.     Each year, participants’ accounts are credited with an amount equal to a percentage of their salary and annual incentive award paid to them during the year. The applicable percentage is based on the participant’s age and years of service. The following table shows the applicable percentage:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 30	3.0%
30-39	3.5%
40-49	4.5%
50-59	5.5%
60-69	7.0%
70 or more	8.5%

Each year, the IRS calculates a limit on the amount of eligible pay that can be used to calculate pension benefits in a qualified plan. For 2024, the limit was $345,000.

2.Interest Credits. All amounts in the cash balance accounts earn interest at the average interest rate on 30-year Treasury securities for the month of November of the prior year, with a floor of 4 percent. For 2024, the interest rate was 4.66 percent.

Final Average Pay Formula.    Grandfathered AEP Participants receive their benefits under the cash balance formula or the final average pay formula, whichever provides the higher benefit. On December 31, 2010, the final average pay benefit payable at the Grandfathered AEP Participant’s normal retirement age was frozen, meaning that their final average pay formula benefit is not affected by the participant’s service or compensation subsequent to this date. This frozen final average pay normal retirement benefit is based on the following calculation as of December 31, 2010: the participant’s then years of service multiplied by the sum of (i) 1.1 percent of the participant’s then high 36 consecutive months of base pay (High 36); and (ii) 0.5 percent of the amount by which the participant’s then High 36 exceeded the participant’s applicable average Social Security covered compensation.

Grandfathered AEP Participants may become entitled to a subsidized early retirement benefit under the final average pay formula if they remain employed with AEP through age 55. The early retirement benefit payable under the final average pay formula is the unreduced normal retirement benefit if it commences at age 62 or later. The early retirement benefit is reduced by 0.25 percent for each month prior to age 62 that the participant elects to commence their benefits.

AEP Supplemental Benefit Plan.     The AEP Supplemental Benefit Plan is a non-qualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the AEP Retirement Plan as determined upon the participant’s termination of employment. These excess benefits are calculated under the terms of the AEP Retirement Plan described above with the following modifications: (i) annual incentive pay was taken into account for purposes of the frozen final average pay formula; and (ii) the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits are disregarded.

Participants do not become vested in their AEP Supplemental Plan benefit until they become vested in their AEP Retirement Plan benefit or upon a change in control. As of December 31, 2024, each of the named executive officers who participate in this benefit (Mses. Risch and Sloat and Messrs. Zebula, Hall, and Feinberg) was fully vested in their AEP Supplemental Benefit Plan benefit. Neither Mr. Fehrman nor Mr. Fowke was eligible to participate in this benefit as of December 31, 2024.

Nonqualified Deferred Compensation for 2024

Overview.    AEP maintains non-qualified deferred compensation plans that allow eligible employees, including the named executive officers, to defer receipt of a portion of their base salary, annual incentive compensation, and performance share awards. The plans are unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under these plans from the general assets of the Company. AEP maintains the following non-qualified deferred compensation plans for eligible employees:

•The American Electric Power System Supplemental Retirement Savings Plan (SRSP);

•The American Electric Power System Incentive Compensation Deferral Plan (ICDP);

•The American Electric Power System Stock Ownership Requirement Plan (SORP); and

•The American Electric Power Company, Inc. Retainer Deferral Plan for Non-Employee Directors (RDP).

The following table provides information regarding contributions, earnings, and balances for our named executive officers under AEP’s three non-qualified deferred compensation plans, which are each further described below.

Name	Plan Name	Executive Contributions in Last FY(1)($)	Registrant Contributions in Last FY(2)($)	Aggregate Earnings in Last FY(3)($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at Last FYE(4)($)
William J. Fehrman	SRSP	14,608	10,956	112	—	25,675
Charles E. Zebula	SRSP	36,826	27,620	155,641	—	2,836,124
	SORP	—	—	537,460	—	3,520,217
Greg B. Hall	SRSP	26,142	19,607	251,622	—	3,928,343
	ICDP			338,444		2,926,663
	SORP	—	—	232,760	—	1,524,513
David M. Feinberg	SRSP	41,021	30,766	87,414	—	1,612,687
	SORP	—	—	589,664	—	3,862,144
Therace M. Risch	SRSP			540	—	9,709
	SORP	775,691	—	276,909	—	2,027,376
Ben Fowke	SRSP	42,808	32,106	1,281	76,195	—
	RDP	57,205	—	29,772	—	239,503
Julia A. Sloat	SORP	47,596	35,697	61,724	906,012	—
	SRSP	1,516,386	—	644,541	3,902,230

(1)The amounts set forth under “Executive Contributions in Last FY” for the SRSP are also reported in the Summary Compensation Table as either (i) Salary for 2024 or (ii) the Non-Equity Incentive Plan Compensation for 2023 which was paid or deferred in 2024. The amounts set forth under “Executive Contributions in Last FY” for the RDP are also reported in the All Other Compensation column of the Summary Compensation Table.
(2)The amounts set forth under “Registrant Contributions in Last FY” for the SRSP are reported in the All Other Compensation column of the Summary Compensation Table.
(3)No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table as there were no above market or preferential earnings credited to any named executive officer’s account in any of the plans.
(4)The amounts set forth in the “Aggregate Balance at Last FYE” column for the SRSP include the SRSP amounts reported in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns. In addition, the “Aggregate Balance at Last FYE” for the SRSP includes the following amounts previously reported in the Summary Compensation Table for prior years: $384,964 for Mr. Zebula, $1,225,998 for Mr. Feinberg, and $815,369 for Ms. Sloat. In addition, the “Aggregate Balance at Last FYE” for the SORP includes the following amounts previously reported in the Summary Compensation Table for prior years: $1,617,064 for Mr. Feinberg and $1,454,804 for Ms. Sloat.

Supplemental Retirement Savings Plan.    This plan allows eligible participants to save on a pre-tax basis and to continue to receive Company matching contributions beyond the limits imposed by the Internal Revenue Code on qualified plans of this type.

•Participants can defer up to 50 percent of their base salary and annual incentive award in excess of the IRS eligible compensation limit for qualified plans, which was $345,000 for 2024.

•The Company matches 100 percent of the participant’s contributions up to 1 percent of eligible compensation and 70 percent of the participant’s contributions from the next 5 percent of eligible compensation for a total Company match of up to 4.5% of eligible compensation.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect a distribution of their account as a lump-sum or annual installment payments over a period of up to 10 years. Participants may delay the commencement of distributions for up to five years from the date of their termination of employment.

•Participants may direct the investment of their plan account among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan and one additional option that provides interest at a rate reset effective each January 1 at 120 percent of the applicable federal long-term rate with monthly compounding for the immediately preceding December. There are no above-market or preferential earnings with respect to the Supplemental Retirement Savings Plan’s investment options.

Incentive Compensation Deferral Plan.    This plan allows eligible employees to defer payment of up to 80 percent of vested performance shares.

•AEP does not offer any matching contributions under this plan.

•Vested performance shares that are deferred into this plan are tracked as phantom stock units and credited with dividend equivalent stock units for an additional six months following the vested date. After this 6-month period, the stock unit value balances are credited to the AEP Stock Fund. Once balances are transferred to the AEP Stock Fund, participants may direct the investment of this balance among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan. There are no above-market or preferential earnings with respect to the Incentive Compensation Deferral Plan.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP, other than participants who have a pre-2005 account balance may make one in-service withdrawal from such balance prior to their termination of employment. The withdrawal amount would be subject to a plan-imposed 10 percent withdrawal penalty. Participants may elect among the same payment options for the distributions of their account value as described above for the Supplemental Retirement Savings Plan’s investment options.

Stock Ownership Requirement Plan.    This plan assists executives in achieving their minimum stock ownership requirements. It does this primarily by tracking the executive’s AEP Career Shares, which are a form of deferred compensation that are unfunded and unsecured general obligations of AEP. The rate of return on AEP Career Shares is equivalent to the total return on AEP stock with dividends reinvested. Participants may not withdraw any amount credited to their account until 6 months after their termination of employment with AEP. Participants may elect among the same payment options for the distribution of their AEP Career Shares as described above for the Supplemental Retirement Savings Plan. AEP Career Shares are distributed in AEP common shares.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of their employment or a change in control of the Company. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. In addition, in connection with any actual termination or change in control transaction, the Company may enter into agreements or establish arrangements that provide additional or alternative benefits or amounts from those described below. The agreements and plans summarized below are complex legal documents with terms and conditions having precise meanings, which are designed to address many possible but currently hypothetical situations.

Severance.    AEP currently provides full-time employees, including the named executive officers, with severance benefits under the General Severance Plan if their employment is terminated as the direct result of a restructuring or downsizing (Severance-Eligible Employees) and the employee releases AEP from claims against the Company that may be lawfully released. These severance benefits include:

•A lump sum severance payment equal to two weeks of base pay for each year of Company service, with a maximum of 52 weeks and a minimum of eight weeks for employees with at least one year of AEP service;

•Continued eligibility for medical and dental benefits at active employee rates for up to 12 months or until the participant becomes eligible for coverage from another employer, whichever occurs first;

•For employees who are at least age 50 with 10 years of AEP service who were hired or last rehired prior to January 1, 2014 and who do not qualify for AEP’s retiree medical benefits or who will be bridged to such retiree benefit eligibility (described below), AEP also provides medical and dental benefit eligibility at rates equivalent to those provided to retirees until age 65 or until the participant becomes eligible for coverage from another employer, whichever occurs first; and

Severance-Eligible Employees who have enough weeks of severance (up to one year) and vacation to cover a period that would allow them to become eligible for retiree medical benefits, which is available to those employees hired or last rehired prior to January 1, 2014 and who are at least age 55 with at least 10 years of AEP service (Retirement-Eligible Employees), are retained as employees on a paid leave of absence until they become retirement eligible. This benefit applies in lieu of severance and unused vacation payments that these employees would otherwise receive. The Company pays any remaining severance and vacation pay at the time of their retirement. This delay of an employee’s termination date does not apply to the plans providing nonqualified deferred compensation nor to outstanding long-term incentive awards, which define a participant’s termination date by reference to Internal Revenue Code Section 409A.

Severance-Eligible Employees also receive outplacement services. The incremental cost of those services may be up to $15,650 for the named executive officers.

A Severance-Eligible executive’s termination entitles that executive to a pro-rata portion of any outstanding unvested performance shares that the executive has held for at least six months. The pro-rated performance shares will not become payable until the end of the performance period and remain subject to all performance objectives. A severed executive who timely executes a release of all claims is entitled to vesting of a pro-rata portion of any restricted stock units to the extent not already vested and paid. The pro-rata portion of both performance shares and restricted stock units that vests under these circumstances is equal to the number of whole months of the vesting period that the participant has worked upon their employment termination divided by the number of whole months in the longest vesting period for each award, provided that the pro-rata portion of restricted stock units is then reduced by the portion that has already been vested and paid.

Severance-Eligible executive officers may continue financial counseling and tax preparation services for one year following their termination up to a maximum annual incremental cost to the Company of $20,000 plus related incidental expenses of the financial or tax advisor.

The Company also has an Executive Severance Plan (Executive Severance Plan) that provides severance benefits to selected officers of the Company, including the named executive officers, other than Mr. Fowke, subject to the executive’s agreement to comply with the provisions of the plan, including confidentiality, non-solicitation, cooperation and non-disparagement provisions during and after their AEP employment. Mr. Fowke did not participate in this plan due to the interim nature of his position. Ms. Sloat's employment was terminated under this plan in 2024. Benefits under the Executive Severance Plan are conditioned on the participant’s execution of an agreement releasing all claims against the Company that may be lawfully released and committing the participant to a non-competition obligation for two-years for the CEO and one-year for all other participants. Executives may become eligible for benefits under both the General Severance Plan described above and the Executive Severance Plan; however, in that event, the cash severance benefits provided under the Executive Severance Plan are reduced by any amounts provided under the General Severance Plan. Benefits under the Executive Severance Plan would be triggered by a resignation for “good reason” or an involuntary termination by the Company without “cause” (each as defined below).

The term “cause” with respect to the Executive Severance Plan means:

(i)Failure or refusal to perform a substantial part of the executive’s assigned duties and responsibilities following notice and a reasonable opportunity to cure (if such failure or refusal is capable of cure);

(ii)Commission of an act of willful misconduct, fraud, embezzlement or dishonesty either in connection with the executive’s duties to the Company or which otherwise is injurious to the best interest or reputation of the Company;

(iii)Repeated failure to follow specific lawful directions of the Board or any officer to whom the executive reports;

(iv)A violation of any of the material terms and conditions of any written agreement or agreements the executive may from time to time have with the Company;

(v)A material violation of any of the rules of conduct of behavior of the Company;

(vi)Conviction of, or plea of guilty or nolo contendere to, (A) a felony, (B) a misdemeanor involving an act of moral turpitude, or (C) a misdemeanor committed in connection with the executive’s employment with the Company which is injurious to the best interest or reputation of the Company; or

(vii)Violation of any applicable confidentiality, non-solicitation, or non-disparagement covenants or obligations relating to the Company (including the provisions to which the executive agreed when enrolling in the plan).

An executive’s termination of employment that triggers benefits under his or her change in control agreement (described in the next section) or due to mandatory retirement, disability or death or in connection with a transaction where the executive becomes employed by a purchaser employer would not be considered an involuntary termination that may trigger the payment of benefits under the Executive Severance Plan.

An executive would have “good reason” for resignation under the Executive Severance Plan if there is any reduction in the executive’s then current annual base salary without the executive’s consent; provided, however, that a uniform percentage reduction of 10% or less in the annual base salary of all executives participating in the Executive Severance Plan who are similarly situated would not be considered good reason for resignation. Also, the Company must be given 10 days following receipt of written notice from the executive to restore the executive’s base salary before his or resignation may trigger plan benefits.

If benefits under the Executive Severance Plan are triggered, the CEO would receive two times their base salary and target annual incentive award payable over two years and the other named executive officers would receive one times their base salary and target annual incentive payable over one year. In addition, a pro-rated portion of their outstanding unvested performance shares and RSUs would vest. The pro-rated portion of performance shares that vest do not become payable until the end of the applicable 3-year performance period and remain subject to all performance objectives. The prorated portion of

RSUs that vest would be delivered immediately if benefits are payable under the General Severance plan. However, if benefits are payable under the Executive Severance Plan but not the General Severance Plan, then the prorated portion of RSUs that vest would be delivered as of the earlier of (i) six months after the participant’s last day worked or (ii) the 15th day of the third month after the calendar year in which falls the participant’s last day worked (or the immediately preceding business day if that day is not a business day).

Change In Control.    AEP defines “change in control” under its change in control agreements and Long-Term Incentive Plan as:

•The acquisition by any person of the beneficial ownership of securities representing more than one-third of AEP’s voting stock;

•A merger or consolidation of AEP with another corporation unless AEP’s voting securities outstanding immediately before such merger or consolidation continue to represent at least two-thirds of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•Approval by the shareholders of the liquidation of AEP or the disposition of all or substantially all of the assets of AEP.

AEP has a change in control agreement with each of the named executive officers, except Mr. Fowke, that is triggered if there is a Qualifying Termination of the named executive officer’s employment. A “Qualifying Termination” for this purpose generally occurs when the executive’s employment is terminated in connection with that change in control (i) by AEP without “cause” or (ii) by the named executive officer for “good reason,” each as defined below. Such termination must be no later than two years after the change in control. These agreements provide for:

•A lump sum payment equal to 2.99 times annual base salary plus target annual incentive compensation award under the annual incentive program in effect at the time of termination for AEP’s CEO (Mr. Fehrman) and Messrs. Zebula and Feinberg, whose participation at this benefit level is grandfathered; and 2.0 times the above amount for Mr. Hall and Ms. Risch. Mr. Fowke, who did not participate due to the temporary nature of his interim President and CEO position and Ms. Sloat was not a participant in this plan on December 31, 2024 because she was not employed by the Company on that date; and

•Outplacement services.

The term “cause” with respect to AEP’s change in control agreements means:

(i)The willful and continued failure of the executive to perform the executive’s duties after a written demand for performance is delivered to the executive by the Board; or

(ii)The willful conduct or omission by the executive, which the Board determines to be illegal; gross misconduct that is injurious to the Company; or a breach of the executive’s fiduciary duty to the Company.

The term “good reason” with respect to AEP’s change in control agreements means:

(i)An adverse change in the executive’s status, duties or responsibilities from that in effect immediately prior to the change in control;

(ii)The Company’s failure to pay in a timely fashion the salary or benefits to which the executive is entitled under any employment agreement in effect on the date of the change in control;

(iii)The reduction of the executive’s salary as in effect on the date of the change in control;

(iv)Any action taken by the Company that would substantially diminish the aggregate projected value of the executive’s awards or benefits under the Company’s benefit plans or policies;

(v)A failure by the Company to obtain from any successor the assent to the change in control agreement; or

(vi)The relocation, without the executive’s prior approval, of the office at which the executive is to perform services to a location that is more than fifty (50) miles from its location immediately prior to the change in control.

The Company must be given notice and an opportunity to cure any of these circumstances before they would be considered to be “good reason.”

All awards under the Long-Term Incentive Plan vest upon a “Qualifying Termination” of a participant which may occur coincident with or within one year after a change in control. The term “Qualifying Termination” with respect to long-term incentive awards generally is the same as that described for the change in control agreements, except that “Cause” is defined more broadly to encompass:

(i)Failure or refusal to perform assigned duties and responsibilities in a competent or satisfactory manner;

(ii)Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of AEP;

(iii)Engagement in activities or conduct injurious to the best interest or reputation of AEP;

(iv)Insubordination;

(v)Violation of any material term or condition of any written agreement with AEP;

(vi)Violation of any of AEP’s rules of conduct of behavior;

(vii)Commission of a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment at AEP which is injurious to the best interest or reputation of AEP; or

(viii)Disclosure, dissemination, or misappropriation of confidential, proprietary, and/or trade secret information.

In addition, performance shares would be deemed to have been fully earned at 100 percent of the target score upon a “Qualifying Termination” within one year following a change in control. The value of each vested performance share following a “Qualifying Termination” would be (1) the closing price of a share of AEP common stock on the date of the Qualifying Termination or (2) if the date of the Qualifying Termination is coincident with the change in control and if the change in control is the result of a tender offer, merger or sale of all or substantially all of the assets of AEP, the price paid per share of common stock in that transaction.

The AEP Supplemental Benefit Plan also provides that all accrued supplemental retirement benefits to the extent then unvested become fully vested upon a change in control.

Termination Scenarios

The following tables show the incremental compensation and benefits that would have been paid to each named executive officer who was employed by AEP on December 31, 2024 assuming the hypothetical circumstances cited in each column occurred on December 31, 2024 and calculated in accordance with the methodology required by the SEC. No values are provided for Mr. Fowke and Ms. Sloat because they were not employed by the Company as of December 31, 2024 and, therefore, these hypothetical scenarios were no longer relevant.

At the time of an employment termination, the Company may enter into an agreement that provides additional benefits or amounts and may alter the terms of benefits that are to be provided. The Severance, Release of All Claims, and Noncompetition Agreement that the Company entered into with Ms. Sloat upon her separation from AEP service on April 8, 2024 did not provide any additional benefits or amounts or alter the terms of such benefits. The actual compensation and benefits Ms. Sloat received or will receive pursuant to her agreement are described following the Non-Incremental Post-Termination Compensation and Benefits on December 31, 2024 table and footnotes below.

With respect to annual incentive compensation for the completed year, the calculated annual incentive opportunity is shown, before any individual discretionary adjustment, which varies from the actual value paid and reported in the Summary Compensation Table for each of the named executive officers.

The values shown in the change in control column are triggered only if the named executive officer’s employment is terminated under the circumstances (described above under Change In Control) that trigger the payment or provision of each of the types of compensation and benefits shown.

No information is provided for terminations due to disability because it is not generally AEP’s practice to terminate the employment of any employee so long as they remain eligible for AEP’s long-term disability benefits. AEP successively provides sick pay and then long-term disability benefits for up to two years to employees with a disability that prevents them from returning to their job. Such disability benefits continue for employees that cannot perform any occupation for which they are reasonably qualified generally until the employee reaches age 65. Because disabled participants remain employed by the Company, they continue to vest in long-term incentive awards while they are disabled. AEP treats a participant’s disability as a termination to the extent required by the regulations issued under Internal Revenue Code Section 409A, but such terminations only trigger the payment of vested benefits. Employment may be terminated due to disability under a separate definition of employment termination that applies to long-term incentive awards and compensation and benefit programs that may be considered non-qualified deferred compensation under Section 409A of the Internal Revenue Code. However, all outstanding long-term incentive awards allow participants terminated due to disability to continue to vest as if their employment had continued so long as they remain continuously disabled.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2024
For William J. Fehrman

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($1,500,000) (1)	$—	$3,000,000	$—	$4,485,000	$—
Annual Incentive for Completed Year (2)	$—	$—	$—	$851,004	$851,004
Other Payment for Annual Incentives (3)	$—	$2,325,000	$—	$6,951,750	$—
Long-Term Incentives: (4)
2024 - 2026 Performance Shares (5)	$—	$1,082,381	$—	$3,247,142	$1,082,381
2024 Restricted Stock Units	$—	$361,073	$—	$1,113,308	$1,113,308
Restricted Stock Units - New Hire	$—	$1,237,019	$—	$3,711,059	$3,711,059
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$8,041,123	$—	$20,394,913	$6,777,752

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2024
For Charles E. Zebula

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($725,000) (1)	$—	$725,000	$—	$2,167,750	$—
Annual Incentive for Completed Year (2)	$536,116	$536,116	$—	$536,116	$536,116
Other Payment for Annual Incentives (3)	$—	$580,000	$—	$1,734,200	$—
Long-Term Incentives: (4)
2023 - 2025 Performance Shares (5)	$695,783	$695,783	$—	$1,043,675	$695,783
2022 Restricted Stock Units	$—	$113,756	$—	$129,214	$129,214
2023 Restricted Stock Units	$—	$109,827	$—	$231,866	$231,866
Restricted Stock Units CFO Retention (Jan - Jun)	$—	$—	$—	$1,676,004	$1,676,004
Restricted Stock Units CFO Retention (Jul)	$—	$—	$—	$—	$—
Restricted Stock Units CFO Retention (Aug)	$—	$—	$—	$—	$—
Restricted Stock Units CFO Retention (Sep)	$—	$—	$—	$—	$—
Restricted Stock Units CFO Retention (Oct)	$—	$—	$—	$—	$—
Restricted Stock Units CFO Retention (Nov)	$—	$—	$—	$—	$—
Restricted Stock Units CFO Retention (Dec)	$—	$—	$—	$—	$—
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$1,251,899	$2,796,132	$—	$7,554,475	$3,288,983

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2024
For Greg B. Hall

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($575,750) (1)	$—	$575,750	$—	$1,151,500	$—
Annual Incentive for Completed Year (2)	$—	$—	$—	$425,972	$425,972
Other Payment for Annual Incentives (3)	$—	$460,600	$—	$921,200	$—
Long-Term Incentives: (4)
2023 - 2025 Performance Shares (5)	$—	$588,735	$—	$883,102	$588,735
2024 - 2026 Performance Shares (5)	$—	$316,380	$—	$949,139	$316,380
2022 Restricted Stock Units	$—	$78,744	$—	$89,371	$89,371
2023 Restricted Stock Units	$—	$92,928	$—	$196,173	$196,173
2024 Restricted Stock Units	$—	$102,599	$—	$316,349	$316,349
Restricted Stock Units	$—	$516,426	$—	$1,549,280	$1,549,280
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$2,767,812	$—	$6,517,736	$3,502,260

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2024
For David M. Feinberg

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($772,250) (1)	$—	$772,250	$—	$2,309,028	$—
Annual Incentive for Completed Year (2)	$535,437	$535,437	$—	$535,437	$535,437
Other Payment for Annual Incentives (3)	$—	$579,188	$—	$1,731,771	$—
Long-Term Incentives: (4)
2023 - 2025 Performance Shares (5)	$802,831	$802,831	$—	$1,204,247	$802,831
2024 - 2026 Performance Shares (5)	$474,585	$474,585	$—	$1,423,755	$474,585
2022 Restricted Stock Units	$—	$131,249	$—	$149,136	$149,136
2023 Restricted Stock Units	$—	$126,725	$—	$267,559	$267,559
2024 Restricted Stock Units	$—	$153,929	$—	$474,616	$474,616
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$1,832,853	$3,611,844	$—	$8,131,199	$2,724,164

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2024
For Therace M. Risch

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($686,500) (1)	$—	$686,500	$—	$1,373,000	$—
Annual Incentive for Completed Year (2)	$—	$—	$—	$475,197	$475,197
Other Payment for Annual Incentives (3)	$—	$514,875	$—	$1,029,750	$—
Long-Term Incentives: (4)
2023 - 2025 Performance Shares (5)	$—	$535,241	$—	$802,862	$535,241
2024 - 2026 Performance Shares (5)	$—	$287,635	$—	$862,904	$287,635
2022 Restricted Stock Units	$—	$87,518	$—	$99,424	$99,424
2023 Restricted Stock Units	$—	$84,493	$—	$178,373	$178,373
2024 Restricted Stock Units	$—	$93,297	$—	$287,665	$287,665
Restricted Stock Units	$—	$168,865	$—	$464,378	$464,378
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services (6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$2,494,074	$—	$5,609,203	$2,347,913

(1)The amounts shown in the Severance column are two times salary for Mr. Fehrman and one times salary for each of the other Named Executive Officers shown. The amounts shown in the Change-In-Control column are 2.99 times salary for each of the Named Executive Officers shown, except Mr. Hall and Ms. Risch who would receive 2.0 times salary in the event of a Change-In-Control.
(2)Executive officers and all other employees are eligible for an annual incentive award based on their earnings for the year if they incur a retirement-eligible termination, they die after the sixth month of the year, or they are severed at or after year-end. A retirement-eligible termination for 2024 annual incentive compensation meant a termination of employment after the participant attains at least age 55 and ten years of AEP service for any reason other than for cause, resignation in lieu of discharge for cause, or as part of a voluntary or involuntary severance or layoff. The amount shown is the calculated annual incentive opportunity, as shown in the table in

Compensation Discussion and Analysis, rather than the executive's actual award. However, annual incentives for executive officers are awarded at the discretion of the HR Committee or independent members of the Board pursuant to the award determination process described in the Compensation Discussion and Analysis.
(3)The amounts shown in the Severance column are two times target annual incentive opportunity for Mr. Fehrman and one times target annual incentive opportunity for each of the other Named Executive Officers shown. The amounts shown in the Change-In-Control column are 2.99 times target annual incentive opportunity for each of the Named Executive Officers shown, except Mr. Hall and Ms. Risch who would receive 2.0 times their target annual incentive opportunity in the event of a Change-In-Control.
(4)The long-term incentive values shown represent the values that would be paid under the circumstances described in each column based on the closing price of AEP common stock on December 31, 2024, which is the methodology required by the SEC.
(5)The target value of performance shares is shown. The actual value paid in the event of retirement, eligible termination, severance or death, if any, will depend on the actual performance score for the full performance period. Any payments for awards under those circumstances are not paid until the end of the 3-year performance period. In the event of a qualifying termination in connection with a change in control, awards would be paid at a target performance score as soon as administratively practical after the change in control.
(6)This is the maximum cost of Company-paid outplacement services, which the Company provides through an unaffiliated third-party vendor.

The following table shows the value of previously earned and vested compensation and benefits as of December 31, 2024, that would have been provided to each named executive officer following a termination of his or her employment on December 31, 2024. These amounts were generally earned or vested over multiple years of service to the Company.

Non-Incremental Post-Termination Compensation and Benefits on December 31, 2024

Name	Long-Term Incentives		Benefits
	Vested Performance Shares (1)	AEP Career Shares (2)	Vacation Payout (3)	Post-Retirement Benefits (4)	Deferred Compensation (5)
William J. Fehrman	$—	$—	$17,308	$—	$25,675
Charles E. Zebula	$1,277,386	$3,520,217	$66,923	$2,212,115	$2,836,124
Greg B. Hall	$884,393	$1,524,513	$81,380	$1,867,255	$6,855,006
David M. Feinberg	$1,474,020	$3,862,144	$145,539	$1,198,368	$1,612,687
Therace M. Risch	$982,618	$2,027,376	$38,286	$291,294	$9,709
Ben Fowke	$—	$—	$—	$—	$—
Julia A. Sloat	$1,228,319	$—	$—	$384,353	$—

(1)Represents the value of performance shares that vested on December 31, 2024 calculated using the market value of these shares on December 31, 2024. The value for Ms. Sloat was reduced due to her severance by 9/36th which is the portion of the 3-year performance period, in whole months, for which she was not employed by the Company.
(2)Represents the value of AEP share equivalents that resulted from the mandatory deferral of performance shares into the AEP Stock Ownership Requirement Plan to meet the Named Executive Officers' stock ownership requirement calculated using the market value of these shares on December 31, 2024.
(3)Represents accumulated but unused vacation as of December 31, 2024. Mr. Fowke and Ms. Sloat did not have any unused vacation as of this date because its value was paid to them in 2024 following their separation from service. These payments are included in the All Other Compensation column of the Summary Compensation Table and the breakout of the amounts included in this column in note 5 to this table.
(4)Represents the estimated lump sum benefit immediately payable upon termination of employment not for cause as of December 31, 2024 for each of the named executive officers who remained employed by the Company on this date pursuant to the terms of the AEP Retirement Plan and the AEP Supplemental Benefit Plan.
(5)Includes balances from the Supplemental Retirement Savings Plan and the Incentive Compensation Deferral Plans, but does not include AEP Career Share balances, which are listed separately in column (2).

The Company entered into an Executive Severance, Release of All Claims, and Noncompetition Agreement that provided Ms. Sloat with severance compensation and benefits consistent with the Executive Severance Plan after her April 8, 2024 employment termination that included the following compensation and benefits:

•A separation payment in the amount of $5,760,000, which was equal to two times Ms. Sloat’s annual salary ($1,200,000) and target short-term incentive compensation (140% of annual salary). Of this amount, $1,440,000 was paid September 6, 2024, with the balance paid out in thirty-nine biweekly installments.

•Vesting in a pro-rata portion of her outstanding performance shares based on the number of whole months of the vesting period of each award from the effective grant date through her employment termination date divided by the number of months in the total vesting period for each award. The pro-rata portions were 27/36th and 15/36th for the 2022-24 and 2023-25 performance periods, respectively. The portion of Ms. Sloat’s performance shares that did not vest upon her employment termination were canceled.

•Vesting in a pro-rata portion of her outstanding restricted stock units following her employment termination. Specifically, 30.8 percent, 6.3 percent, 31.6 percent and 7.2 percent of her 2021, 2022, 2022 retention and 2023 restricted stock units vested, respectively. These percentages are the number of whole months from the effective grant date for the award through her employ termination date divided by the number of whole months in the longest vesting period for each RSU award less the portion already vested, if any. The portion of Ms. Sloat’s restricted stock units that did not vest upon her employment termination were canceled.

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer as of December 31, 2024 to the median of the annual total compensation of all of our employees (except for the CEO). We identified the median employee in 2024 by first determining the total base pay, annual incentive compensation, and 401(k) Company match for each employee who was employed by us on December 31, 2024. Based on this compensation measure, we identified the median employee from among our entire employee population. After identifying the median employee, we calculated annual total 2024 compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table in this proxy statement.

Mr. Fehrman, who was President and CEO as of December 31, 2024, had 2024 annual total compensation of $13,257,022, as reflected in the Summary Compensation Table included in this Proxy Statement. The 2024 annual total compensation of our median employee (other than the CEO) was $126,212. The median employee’s total compensation includes base wages, any overtime earnings, annual incentive compensation, the change in the present value of the employee’s pension benefits and the Company’s matching contributions to the retirement savings plan. Based on the foregoing, our estimate of the 2024 ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees (other than the CEO) was 105 to 1.

The SEC rules for identifying the median of the annual total compensation of employees allow companies to adopt a variety of methodologies. The employee populations of public companies necessarily reflect their business mix, locations, and different insourcing vs. outsourcing solutions, in addition to their compensation practices. Therefore, CEO pay ratios reflect much more than differences in each company’s compensation practices for their CEO and other employees and may not provide useful comparisons of compensation practices in isolation from other factors.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 48.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions) (7)	Operating Earnings Per Share (8)
Year					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024 Fehrman	$13,257,022	$11,673,362	$3,481,271	$3,891,405	$116.91	$145.23	$2,975.80	$5.618
2024 Fowke	$11,330,019	$12,771,417	$3,481,271	$3,891,405	$116.91	$145.23	$2,975.80	$5.618
2024 Sloat	$2,921,283	$(1,503,017)	$3,481,271	$3,891,405	$116.91	$145.23	$2,975.80	$5.618
2023	$10,633,745	$7,505,424	$3,234,865	$54,738	$98.94	$117.67	$2,212.6	$5.251
2022	$16,375,508	$21,518,114	$3,069,010	$3,245,587	$111.14	$126.63	$2,305.6	$5.090
2021	$15,051,215	$18,719,493	$3,372,510	$2,978,593	$100.69	$123.78	$2,488.1	$4.741
2020	$15,503,434	$10,547,820	$3,975,937	$2,724,914	$90.97	$103.13	$2,196.7	$4.435

(1)“PEO” means Principal Executive Officer, who for 2024 was William J. Fehrman from August 1, 2024 through December 31, 2024; Benjamin Fowke from February 26, 2024 through July 31, 2024; and Julia A. Sloat from January 1, 2024 through February 25, 2024. Julia A. Sloat was AEP’s PEO for all of 2023 and Nicholas K. Akins was AEP’s PEO for all of 2022, 2021 and 2020. The dollar amounts reported in column (b) are the amounts of total compensation reported for the applicable PEO for the corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). Refer to the SCT in the proxy statement for each year for further information.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” or “CAP” for Mr. Fehrman, Mr. Fowke, Ms. Sloat, or Mr. Akins, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fehrman, Mr. Fowke, Ms. Sloat or Mr. Akins during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Fehrman, Mr. Fowke, Ms. Sloat’s and Mr. Akins’ Total Compensation shown in the SCT for the applicable year to calculate “CAP”:

	Reported Summary Compensation Table Total	Reported Stock Awards (A)	Equity Award Adjustments (B)	Reported Change in Pension Value (C)	Pension Benefit Adjustments (D)	Compensation Actually Paid to PEO
Year
2024 Fehrman	$13,257,022	$(9,469,144)	$7,885,484	$—	$—	$11,673,362
2024 Fowke	$11,330,019	$(8,060,780)	$9,502,178	$—	$—	$12,771,417
2024 Sloat	$2,921,283	$—	$(4,365,060)	$(140,257)	$81,017	$(1,503,017)
2023	$10,633,745	$(8,321,524)	$5,324,782	$(210,263)	$78,683	$7,505,424
2022	$16,375,508	$(10,824,690)	$15,998,849	$(204,063)	$172,510	$21,518,114
2021	$15,051,215	$(9,976,149)	$13,937,070	$(461,732)	$169,089	$18,719,493
2020	$15,503,434	$(9,615,116)	$5,206,246	$(698,612)	$151,867	$10,547,820

(A) This column reflects the total grant date fair value of equity awards reported in the “Stock Awards” column in the SCT for the applicable year for Mr. Fehrman, Mr. Fowke, and Ms. Sloat for 2024, Ms. Sloat for 2023 and Mr. Akins for 2022, 2021, and 2020. Neither Mr. Fehrman, Mr. Fowke, Ms. Sloat, nor Mr. Akins received any stock option awards in the years shown.
(B) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
i.The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

ii.The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
iii.For awards that are granted and vest in the same applicable year, which was the case for 2024 awards for Mr. Fowke but not for any of the AEP’s other PEOs for any year, the fair value as of the vesting date;
iv.For awards granted in prior years that had all applicable vesting conditions satisfied in the applicable year, the change in fair value as of the vesting date (from the end of the prior fiscal year);
v.For awards granted in prior years that are determined to permanently not meet the applicable vesting conditions during the applicable year, which was the case for 2024 awards for Ms. Sloat and for Mr. Akins for 2023, a deduction equal to the fair value at the end of the prior fiscal year; and
vi.The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year, of which there were none for any of AEP’s PEOs for any year.

The valuation methodology used to determine valuation assumptions and calculate fair values for the TSR portion of the Company’s performance units is consistent with those previously disclosed for the calculation of grant date values and was calculated in accordance with FASB ASC Topic 718 by an independent third party. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the applicable year for a discussion of the relevant assumptions used in calculating the grant date fair values of equity awards. Performance measures, other than TSR, in the Company’s performance shares were valued using target scores as of the grant date, the Company’s projected score for each measure for valuation dates within the performance period, and the actual score for vested awards. These scores were multiplied by the closing share price of AEP common stock on the vesting date or at year-end, as applicable, and by the number of shares or units then outstanding associated with the weight assigned to each performance measure, including shares or units due to dividend credits.

The prorated portion of performance shares that vest due to the elimination of an executive’s position and separation from AEP service as the result of a consolidation, reorganization, restructuring or downsizing, or under circumstances that give rise to Executive Severance Plan Benefits are treated as unvested until the end of the performance period for the purpose of calculating “CAP”. The unrestricted but not yet payable shares granted to Mr. Akins in 2023 were also treated as unvested shares for that year. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Awards Granted in Year Shown	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year
2024 Fehrman	$7,885,484	$—	$—	$—	$—	$—	$7,885,484
2024 Fowke	$—	$—	$9,502,178	$—	$—	$—	$9,502,178
2024 Sloat	$—	$685	$—	$311,912	$(4,677,657)	$—	$(4,365,060)
2023	$6,788,470	$(872,237)	$—	$(591,451)	$—	$—	$5,324,782
2022	$14,002,330	$1,846,351	$—	$150,168	$—	$—	$15,998,849
2021	$12,066,172	$371,547	$—	$1,499,351	$—	$—	$13,937,070
2020	$7,977,798	$(1,451,439)	$—	$(1,320,113)	$—	$—	$5,206,246

(C)    The amounts included in this column are the Change in Pension Value amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the applicable year. Neither Mr. Fehrman nor Mr. Fowke was eligible to participate in AEP's pension plan during 2024. None of AEP's PEOs received preferential or above-market earnings on deferred compensation for any of the years shown.
(D)    The total pension benefit adjustment for each applicable year includes the aggregate of two components: (i) the actuarially determined service cost for services rendered by AEP's PEOs during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), of which there were none. In each case, the adjustments are calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year / Plan	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2024
2024 - Fehrman	$—	$—	$—
2024 - Fowke	$—	$—	$—
2024 - Sloat	$—	$—	$—
AEP Retirement Plan	$46,247	$—	$46,247
AEP Supplemental Benefit Plan	$94,010	$—	$94,010
2024 Total	$140,257	$—	$140,257
2023
AEP Retirement Plan	$14,385	$—	$14,385
AEP Supplemental Benefit Plan	$64,298	$—	$64,298
2023 Total	$78,683	$—	$78,683
2022
AEP Retirement Plan	$23,676	$—	$23,676
CSW Executive Retirement Plan	$148,834	$—	$148,834
2022 Total	$172,510	$—	$172,510
2021
AEP Retirement Plan	$23,999	$—	$23,999
CSW Executive Retirement Plan	$145,090	$—	$145,090
2021 Total	$169,089	$—	$169,089
2020
AEP Retirement Plan	$22,979	$—	$22,979
CSW Executive Retirement Plan	$128,888	$—	$128,888
2020 Total	$151,867	$—	$151,867

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group, excluding AEP's PEOs, for the applicable year, in the “Total” column of the SCT in the applicable year. Refer to the SCT in the proxy statement for each year for further information. The names of each of AEP's Non-PEO NEOs (i.e., excluding Mr. Fehrman, Mr. Fowke, and Ms. Sloat for 2024, Ms. Sloat for 2023, and Mr. Akins for 2020-2022) included for purposes of calculating the average amounts in each applicable year are as follows:
2024: Charles E. Zebula, Greg B. Hall, David M. Feinberg, Therace M. Risch
2023: Charles E. Zebula, David M. Feinberg, Christian T. Beam, Peggy I. Simmons, Nicholas K. Akins, and Ann P. Kelly
2022: Julia A. Sloat, Ann P. Kelly, David M. Feinberg, Charles E. Zebula, Paul Chodak III, and Lisa M. Barton
2021: Julia A. Sloat, Lisa M. Barton, David M. Feinberg, Charles E. Zebula, Brian X. Tierney, and Mark C. McCullough
2020: Brian X. Tierney, Lisa M. Barton, David M. Feinberg, and Lana L. Hillebrand
(4)The dollar amounts reported in column (e) represent the average amount of “CAP” for the NEOs as a group, excluding AEP's PEOs for the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group, excluding AEP's PEOs for the applicable year, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group, excluding AEP's PEOs for the applicable year, for each year to determine the “CAP”, using the same methodology described above in Note 2:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Stock Awards	Average Equity Award Adjustments (A)	Average Reported Change in Pension Value	Average Pension Benefit Adjustments (B)	Average Compensation Actually Paid “CAP” to Non-PEO NEOs
Year
2024	$3,481,271	$2,071,328	$2,546,522	$134,680	$69,620	$3,891,405
2023	$3,234,865	$(1,825,263)	$(1,218,452)	$(211,962)	$75,549	$54,738
2022	$3,069,010	$(1,896,237)	$2,019,809	$(2,514)	$55,520	$3,245,587
2021	$3,372,510	$(1,903,587)	$1,517,671	$(63,057)	$55,056	$2,978,593
2020	$3,975,937	$(1,745,503)	$709,360	$(278,008)	$63,130	$2,724,914

(A) The amounts deducted or added in calculating the total average equity award adjustments for non-PEO NEOs are as follows:

Year	Average Year End Fair Value of Equity Award	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$2,164,155	$40,313	$—	$342,054	$—	$—	$2,546,522
2023	$1,354,725	$(554,215)	$14,510	$(750,710)	$(1,282,762)	$—	$(1,218,452)
2022	$1,916,756	$222,215	$28,346	$36,593	$(184,101)	$—	$2,019,809
2021	$1,487,311	$48,144	$215,087	$222,189	$(455,060)	$—	$1,517,671
2020	$1,344,554	$(357,232)	$125,000	$(278,587)	$(124,375)	$—	$709,360

(B) The amounts deducted or added in calculating the total pension benefit adjustments for non-PEO NEOs are as follows:

Year / Plan	Average Service Cost	Average Prior Service Cost	Average Total Pension Benefit Adjustments
2024
AEP Retirement Plan	$20,343	$—	$20,343
AEP Supplement Benefit Plan	$49,277	$—	$49,277
2024 Total	$69,620	$—	$69,620
2023
AEP Retirement Plan	$18,505	$—	$18,505
AEP Supplement Benefit Plan	$57,044	$—	$57,044
2023 Total	$75,549	$—	$75,549
2022
AEP Retirement Plan	$15,227	$—	$15,227
AEP Supplement Benefit Plan	$40,293	$—	$40,293
2022 Total	$55,520	$—	$55,520
2021
AEP Retirement Plan	$12,220	$—	$12,220
AEP Supplement Benefit Plan	$42,836	$—	$42,836
2021 Total	$55,056	$—	$55,056
2020
AEP Retirement Plan	$14,110	$—	$14,110
AEP Supplement Benefit Plan	$49,020	$—	$49,020
2020 Total	$63,130	$—	$63,130

(5)Total shareholder return (TSR) reflects the value at the end of the year shown of $100 invested in the Company’s common stock at the closing market price on the last trading day immediately prior to the first year shown. This provides a cumulative TSR value that incorporates both the appreciation or depreciation of the Company’s stock price and the value of dividends, which are assumed to have been reinvested in additional AEP shares. TSR for this purpose was calculated and provided by Bloomberg L.P. as of December 31, 2024. Past performance is not a guarantee of future results.
(6)Represents the market-capitalization weighted average TSR of the S&P Electric Utilities (SP833) that was also used for the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report for the year ended December 31, 2024. This is an index of peer companies provided by S&P Dow Jones Indices LLC for which the TSR was calculated and provided by Bloomberg L.P. as of December 31, 2024.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Operating earnings per share is a non-GAAP financial measure. Exhibit A to the proxy statement for the corresponding year contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for that year. For purposes of Item 402(v) of Regulation S-K, the Company has determined that operating earnings per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link “CAP” of the Company’s NEOs to Company performance for the most recent three fiscal years. This performance measure may not have been the most important financial performance measure for 2020 or 2021, and the Company may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The six performance measures below represent the most important measures we used to determine “CAP” for AEP's NEO's and other employees in 2024. These measures are further described in the Compensation Discussion and Analysis in the sections titled Annual Incentive Compensation and Long-term Incentive Compensation.

Most Important 2024 Performance Measures Impacting "CAP"
Financial Measures (A)
Operating Earnings Per Share
Total Shareholder Return Rank Relative to Peer Companies
Non-Financial Measures
Safety
Compliance
Affordability
Reliability
Employee Engagement
Maintaining Reliability through the Clean Energy Transition
(A) AEP used 2 financial measures in 2024.

Total Shareholder Return (TSR): AEP vs. Industry Peer Index (S&P Electric Utilities)

As shown in the chart below, AEP’s 5-year cumulative TSR was positive but lagged our industry peers for the 2020 through 2024 period. AEP’s 5-year cumulative TSR lagged our industry peers in 2020 and 2021, regained ground in 2022 and lagged in 2023 and 2024.

Total Shareholder Return (TSR)
AEP vs. Industry Peers (S&P Electric Utilities)
Total Shareholder Return (TSR)
Value of an initial $100 investment
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2019
2020
2021
2022
2023
2024
$100.00
$103.13
$123.78
$126.63
$117.67
$145.23
$90.97
$100.69
$111.14
$98.94
$116.91
AEP TSR
S&P Electric Utility Index TSR

“CAP” vs. AEP TSR

As shown in the chart below, as AEP’s TSR increased in 2021 and 2022 before declining in 2023 and increasing in 2024. “CAP” is shown in the chart below only for Mr. Fehrman, AEP’s ongoing PEO, because “CAP” for Mr. Fowke and Ms. Sloat should not be expected to be aligned with AEP’s full-year 2024 TSR. This is because Mr. Fowke was AEP’s PEO on an interim basis for only 5 months of 2024 and Ms. Sloat was AEP’s PEO for less than 2 months of 2024 and her 2024 CAP was substantially affected by her employment termination. “CAP” for AEP’s PEO increased substantially for 2021 and 2022 before declining substantially in 2023 and increasing again in 2024. The decline in PEO “CAP” in 2023 was primarily due to an incumbent change. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 CAP for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our earnings guidance. Despite the impact on “CAP” of the PEO incumbent changes, the chart shows directional alignment of “CAP” with TSR for all years. This alignment is due primarily to the use of equity incentives, the value of which is denominated in AEP stock and thereby directly tied to AEP’s TSR. In addition, CAP is significantly driven by performance shares and the substantial portion of short-term incentive compensation that is tied to operating earnings per share and other performance measures that we believe are directionally aligned with the value that AEP provides to shareholders that further encourage TSR improvement through incentive compensation leverage. For example, performance that would drive an x% increase in stock price might drive a 2x% increase in “CAP” through such leverage. Such incentive leverage increases the incentive for executives to produce strong performance on metrics that drive TSR.

Compensation Actually Paid "CAP" vs. AEP TSR
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid "CAP" $,000
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
AEP Total Shareholder Return (TSR) Value of an Initial $100 investment
$90.97
$100.69
$111.14
$98.94
$116.91
2020
2021
2022
2023
2024
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP TSR

“CAP” vs. Net Income

The chart below shows that “CAP” for our PEO and the average “CAP” for our Non-PEO NEOs (i.e., excluding AEP’s PEOs for the applicable years) was directionally aligned with the Company’s net income for 2021, 2023 and 2024 but not for 2022. The lack of directional alignment of “CAP” to Net Income for 2022 is primarily because the Company uses operating earnings per share, not net income, as the primary measure of the Company’s earnings performance in its executive compensation program. Therefore, when operating earnings per share and net income are not directionally consistent, as was the case in 2022, “CAP” will be more aligned with operating earnings per share than net income. The Company does not use net income as a performance measure, in part, because the Company believes operating earnings per share is a measure upon which management’s actions have a more significant impact and, therefore, it is a better measure of the performance of management and the Company. Operating earnings per share also better reflects the Company’s future earnings capacity and is more closely aligned with the Company’s TSR. PEO “CAP” for 2023 and 2024 was also significantly affected by incumbent changes. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 “CAP” for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our earnings guidance.

Compensation Actually Paid "CAP" vs Net Income
Compensation Actually Paid "CAP" $,000
AEP Net Income $,000,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$30,000
$29,500
$29,000
$28,500
$28,000
$27,500
$27,000
$26,500
$26,000
$25,500
$25,000
$24,500
$24,000
$23,500
$23,000
$22,500
$22,000
$21,500
$21,000
$20,500
$20,000
$29,758
$24,881
$23,056
$22,126
$21,967
2020
2021
2022
2023
2024
PEO "CAP"
Average "CAP" of Non-PEO NEOs
Net Income

“CAP” vs. AEP Operating Earnings Per Share

As shown in the chart below, AEP’s operating earnings per share was well aligned with “CAP” for 2021, 2022 and 2024 but not for 2023. This is primarily because the “CAP” for our PEO declined in 2023 due to an incumbent change. In addition, 2023 CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. The increase in PEO “CAP” in 2024 was primarily also due to an incumbent change. In addition, 2024 CAP for both the PEO and Non-PEO NEOs increased from 2023 due to improved operating earnings per share performance, although 2024 operating earnings per share was slightly below the midpoint of our 2024 earnings guidance. The alignment of “CAP” with operating earnings per share for 2021, 2022 and 2024 is because 50% of long-term incentive compensation and 60% of short-term incentive compensation were tied to the achievement of operating earnings per share objectives over a three-year and one-year period, respectively. The HR Committee assigned these substantial incentive compensation weights to operating earnings per share, in part, because it is a measure upon which management’s actions have significant impact, and it reflects the achievement of the Company’s earnings growth targets, which are a primary driver of the Company’s stock price and TSR.

Compensation Actually Paid "CAP" vs Operating EPS
Compensation Actually Paid "CAP" $,000
AEP Operating Earnings Per Share
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$5.70
$5.60
$5.50
$5.40
$5.30
$5.20
$5.10
$5.00
$4.90
$4.80
$4.70
$4.60
$4.50
$4.40
$4.30
$4.20
$4.10
$4.00
$5.618
$5.251
$5.090
$4.741
$4.435
2020
2021
2022
2023
2024
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP Operating EPS

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of February 23, 2025 for all Directors, each of the persons named in the Summary Compensation Table and all Directors and executive officers as a group.

Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP common stock set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

Name	Shares(a)	Stock Units(b)	Total
W.J. Fehrman	2,802	—	2,802
D. M. Feinberg	15,407	41,875	57,282
B. G. S. Fowke, III	—	6,893	6,893
A. A. Garcia	2,500	11,162	13,662
H. C. Gary	—	1,710	1,710
G. B. Hall	2,209	16,529	18,738
D. A. James	626	5,189	5,815
S. B. Lin	1,032	36,243	37,275
H. P. Linginfelter	34	1,710	1,744
M. M. McCarthy	3,125	12,049	15,174
T. M. Risch	2,402	21,981	24,383
D. Roberts	—	8,321	8,321
J. G. Sauvage	—	—	—
J. A. Sloat	—	—	—
D. G. Stoddard		2,819	2,819
S. M. Tucker	1,500	58,146	59,646
L. Von Thaer	—	5,803	5,803
C.E. Zebula	43,317	38,167	81,484
All directors, nominees and executive officers as a group (23 persons)(c)	87,338	285,611	372,949

(a)None of the shares reflected in this column is pledged. This column also includes share equivalents held in the AEP Retirement Savings Plan.
(b)This column includes amounts deferred in stock units and held under the Stock Unit Accumulation Plan for Non-Employee Directors and amounts deferred in share equivalents in the Retainer Deferral Plan for Non-Employee Directors. This column also includes amounts deferred in share equivalents held under AEP’s Supplemental Retirement Savings Plan, AEP’s Incentive Compensation Deferral Plan and the following numbers of AEP Career Shares: Mr. Feinberg 41,875; Mr. Hall 16,529; Ms. Risch 21,981; Mr. Zebula 38,167 and all directors and executive officers as a group, 135,566. This column excludes RSUs that will not vest within 60 days.
(c)As of February 23, 2025, the directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of the Company’s common stock.

Delinquent Section 16(a) Reports

We are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except for an omitted holding item on Form 4 for Ms. Sturgess filed in January 2024, on Form 4 for Mr. Fowke filed in August 2024, and on Form 4 for Mr. Ulrich filed in November 2024 due, in each case, to an administrative oversight.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of March 1, 2025, with beneficial ownership of more than five percent of AEP common stock.

	AEP Shares
Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class (a)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	49,224,906	(b)	9.22%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	44,982,057	(c)	8.43%

State Street Corporation 1 Lincoln Street Boston, MA 02111	28,190,434	(d)	5.28%

(a)The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 1, 2025.
(b)Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC, reporting beneficial ownership of AEP common stock as of December 29, 2023, that it had shared power to vote 899,273 shares, sole dispositive power for 46,732,913 shares, and shared dispositive power for 2,491,993 shares.
(c)Based on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024 with the SEC, reporting beneficial ownership of AEP common stock as of December 31, 2023, that it had sole power to vote 42,490,554 shares and sole dispositive power for 44,982,057 shares.
(d)Based on a Schedule 13G/A filed by State Street Corporation on January 30, 2024 with the SEC, reporting beneficial ownership of AEP common stock as of December 31, 2023, that it had shared power to vote 18,712,847 shares and shared dispositive power for 28,067,912 shares.

Shareholder Proposals and Nominations

You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 13, 2025. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which generally require that the notice be received by the Corporate Secretary:

•not earlier than December 30, 2025; and

•not later than the close of business on January 29, 2026.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•90 days prior to the meeting; and

•10 days after the public announcement of the meeting date.

Deadlines for the nomination of director candidates are summarized below. This summary is qualified in its entirety by our Bylaws, which govern the nomination process.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, including the information required pursuant to Rule 14a-19 under the Exchange Act, and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws. Each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, the notice must generally be received by the Corporate Secretary on or after December 30, 2025, and before the close of business on January 29, 2026, unless the annual meeting is moved by more than 30 days before or 70 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as set forth above.

In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include in our annual meeting proxy statement director candidates that they have nominated. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (x) two or (y) 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 12 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders must also deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

•not earlier than the close of business on October 14, 2025; and

•not later than the close of business on November 13, 2025.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the close of business on the later of the following two dates:

•120 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Solicitation Expenses

These proxies are being solicited by our Board of Directors. The costs of this proxy solicitation will be paid by AEP. Proxies will be solicited principally by mail and the internet, but some telephone or personal solicitations of holders of AEP common stock may be made. Any officers or employees of the AEP System who make or assist in such solicitations will receive no additional compensation for doing so. AEP will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the beneficial owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by the NASDAQ Stock Market LLC. We have engaged Morrow Sodali, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to assist us with the solicitation of proxies for an estimated fee of $12,000, plus reasonable out-of-pocket expenses.

Exhibit A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, AEP’s management believes that the Company’s operating earnings provide users with additional meaningful financial information about the Company’s performance. Management also uses this non-GAAP financial measure when communicating with stock analysts and investors regarding its earnings outlook and results. This non-GAAP measure is also used for purposes of determining performance-based compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2025.

EPS
GAAP Reported Earnings	$5.60
Adjustments to Reported GAAP Earnings:
Impact of Net Operating Loss Carryforward on Retail Rate Making (1)	(0.49)
Severance and Pension Settlement Charges (2)	0.23
Provision for Refund - Turk Plant (1)	0.22
Federal EPA Coal Combustion Residuals Rule (2)	0.21
Mark-to-Market Impact of Commodity Hedging Activities (2)	(0.17)
Remeasurement of Excess ADIT Regulatory Liability (1)	(0.08)
SEC Matter Loss Contingency (3)	0.04
Disallowance - Dolet Hills Power Station (1)	0.02
State Tax Law Changes (1)	0.02
Sale of AEP OnSite Partners (4)	0.02
Operating Earnings (non-GAAP)	$5.62

(1) Items recorded mainly or entirely in the Vertical Integrated Utilities segment.
(2) Items recorded across multiple segments.
(3) Items recorded mainly or entirely in the Corporate and Other segments.
(4) Items recorded mainly or entirely in the G&M segment.
A-1

AMERICAN ELECTRIC POWER

VOTE

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You may vote online or by phone instead of mailing this card.

Online
Go to **envisionreports.com/AEP** or scan the QR code — login details are located in the shaded bar below.

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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bill Fehrman	☐	☐	☐	02 - Ben Fowke	☐	☐	☐	03 - Art A. Garcia	☐	☐	☐
04 - Hunter C. Gary	☐	☐	☐	05 - Sandra Beach Lin	☐	☐	☐	06 - Henry P. Linginfelter	☐	☐	☐
07 - Margaret M. McCarthy	☐	☐	☐	08 - Daryl Roberts	☐	☐	☐	09 - Joseph G. Sauvage	☐	☐	☐
10 - Daniel G. Stoddard	☐	☐	☐	11 - Sara Martinez Tucker	☐	☐	☐	12 - Lewis Von Thaer	☐	☐	☐

	For	Against	Abstain
2. Ratification of PricewaterhouseCoopers LLP as AEP's independent registered public accounting firm for 2025.	☐	☐	☐
3. Advisory vote to approve AEP's named executive officer compensation.	☐	☐	☐

Note: Any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

0444CA

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2025 Annual Meeting of American Electric Power Company, Inc. Shareholders

Tuesday, April 29, 2025 at 9:00 a.m. Eastern Time
Live Webcast at meetnow.global/AEP2025

To access and/or vote at the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form.

You may also call into the meeting by using the toll-free number to listen to the meeting live:
(855) 761-5600, Passcode 112530. Shareholders are asked to call in or log in 10 to 15 minutes before the schedule start time.

AGENDA

- Introduction and Welcome
- Election of Directors
- Ratification of Auditors
- Advisory approval of the Company's executive compensation
- Chief Executive Officer's Report
- Comments and Questions from Shareholders

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Help the environment by consenting to receive electronic delivery, sign up at envisionreports.com/AEP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

AMERICAN ELECTRIC POWER

Proxy — American Electric Power Company, Inc.

Notice of 2025 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — April 29, 2025

The shareholder signing on the reverse of this proxy card appoints Bill Fehrman and David Feinberg, and each of them, acting by a majority if more than one be present, attorneys and proxies to the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 29, 2025, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. If no direction is given, such shares will be voted in accordance with the recommendations of the Board of Directors and at the discretion of the proxy holders as to any other matters coming before the meeting.

Trustee's Authorization. The undersigned authorizes The Bank of New York Mellon to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System retirement savings plan at the annual meeting in accordance with instructions on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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